Exhibit 99.1

ADVANTAGE

NOTICE OF
ANNUAL MEETING
AND PROXY
CIRCULAR **2024**

2024 MANAGEMENT PROXY CIRCULAR TABLE OF CONTENTS

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS

To our Shareholders

You are invited to our 2024 annual meeting of shareholders if you held common shares of Canadian Pacific Kansas City Limited (CPKC) at the close of business on March 12, 2024.

When Wednesday, April 24, 2024 9:00 a.m. (Mountain Daylight Time)	Webcast Virtual meeting via webcast at: https://web.lumiagm.com/452600803	Record Date March 12, 2024

We will cover five items of business:

1.	Receive the audited consolidated financial statements for the year ended December 31, 2023;
2.	Appoint the auditor;
3.	Have a say on executive pay at CPKC;
4.	Have a say on our approach to climate change; and
5.	Elect directors.

We will also consider other business that may properly come before the meeting.

This year’s meeting will be held as a virtual meeting. The meeting will permit registered shareholders and duly appointed proxyholders to participate virtually via live webcast online at https://web.lumiagm.com/452600803. Hosting a virtual meeting will enable greater participation by our shareholders by allowing shareholders who might not otherwise be able to travel to a physical meeting to attend online. The accompanying proxy circular provides important and detailed instructions about how to participate at the meeting.

As we have done in the past few years and to continue to reduce environmental impact, we are using the “notice and access” procedures permitted under applicable Canadian securities laws for distribution of the proxy circular and other related meeting materials to shareholders. Under the notice and access procedures, instead of sending paper copies of the proxy circular and related meeting materials, shareholders who hold shares as of March 12, 2024 will be able to access and review the materials online. Shareholders will receive a package with a notice and instructions of how to access the materials electronically on a website. The notice will also explain how to obtain a paper copy of the meeting materials upon request. For additional information, see Part VI - Delivery of Meeting Materials and Voting Information on page 98 of the proxy circular. Shareholders may contact Kingsdale Advisors, the Corporation’s strategic advisor by telephone at 1-866-879-7649 (toll-free in North America) or 647-251-9709 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com.

We look forward to your participation in our meeting on April 24, 2024.

Jeffrey Ellis

Executive Vice-President,

Chief Legal Officer and Corporate Secretary

Calgary, Alberta

March 12, 2024

About the information in this proxy circular

Note regarding presentation

Our shares are listed for trading on the Toronto Stock Exchange (TSX) and the New York Stock Exchange (NYSE). We are classified as a foreign private issuer pursuant to applicable U.S. securities laws and are therefore exempt from the proxy rules under the U.S. Securities Exchange Act of 1934, as amended (Exchange Act). This document is prepared in compliance with applicable Canadian securities laws and regulations. Additionally, as a foreign private issuer, we are permitted to follow home country practice instead of certain governance requirements set out in the NYSE rules, provided that we disclose any significant differences between our governance practices and those required by NYSE rules on our website at investor.cpkcr.com/governance.

Non-GAAP measures

This proxy circular includes certain measures that do not have standardized meaning and are not defined by generally accepted accounting principles (GAAP) in the United States and, therefore, may not be comparable to similar measures used by other companies. These non-GAAP measures include core adjusted combined operating income, core adjusted combined operating ratio, core adjusted combined diluted earnings per share (EPS), core adjusted combined return on invested capital (ROIC), adjusted combined free cash, and adjusted combined net debt to adjusted combined earnings before interest, tax, depreciation and amortization (EBITDA) included in the compensation discussion and analysis beginning on page 32. You can find more information about non-GAAP measures and the definitions of these measures on page 105.

Forward-looking information

This proxy circular contains certain forward-looking information and forward-looking statements (collectively, “forward-looking information”) within the meaning of applicable securities laws relating to our compensation programs, operations, anticipated financial performance, business prospects, planned capital expenditures and strategies, and board and committee composition and roles, among other things. Any statements about our expectations, beliefs, plans, goals, targets, predictions, forecasts, objectives, assumptions, information and statements about possible future events, conditions and results of operations or performance are not historical facts and may be forward-looking. Forward-looking information in this proxy includes, but is not limited to, plans or objectives of management for future operations; information regarding sustainability-related actions we plan to take in the future, including our Climate Strategy and our goals and commitments for reducing greenhouse gas (GHG) emissions. Forward-looking information is often, but not always, made through the use of words or phrases such as “anticipates”, “aims”, “believes”, “can”, “could”, “may”, “predicts”, “potential”, “should”, “will”, “estimates”, “plans”, “targets”, “projects”, “continuing”, “ongoing”, “expects”, “intends” and similar words or phrases suggesting future outcomes.

Forward-looking information is based on current assumptions about our business and our strategy as well as economic, political, regulatory, market and environmental conditions affecting them. Although we believe the assumptions reflected in the forward-looking information presented in this proxy circular are reasonable as of the date hereof, there can be no assurance that they may prove to be correct. You should not put undue reliance on forward-looking information, as it is not a guarantee of future performance. Forward-looking information involves many inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking information. This includes risks such as: changes in business strategies, general North American and global economic, credit and business conditions, changes in the availability and price of commodities and energy; the effects of competition; industry capacity; shifts in demand; changes in laws and regulations; natural or other disasters, including severe weather, earthquakes, wildfires, pandemics or acts of terrorism affecting the markets in which we operate; geopolitical uncertainty; the adverse effects of climate change on our business, investors, customers, suppliers and counterparts; cybersecurity attacks, as well as security threats and governmental response to them; our ability to successfully execute on initiatives relating to sustainability; the quality and accuracy of information provided to us by third parties; cost increases; claims and litigation; labour disputes; liabilities arising from derailments and the pandemic created by the outbreak of the novel strain of coronavirus (and the disease known as COVID-19) and its variants; satisfaction of the conditions imposed by the U.S. Surface Transportation Board (STB) in its March 15, 2023 decision and successful integration of Kansas City Southern (KCS) into the Company, among other things. The foregoing list of risks is not exhaustive.

2 CPKC

These and other factors are detailed from time to time in reports we file with the securities regulators in Canada and with the U.S. Securities and Exchange Commission (SEC) in the United States. You should refer to Item 1A – Risk Factors and Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations and Forward-Looking Information in our 2023 annual report on Form 10-K and to our risk factor and forward-looking information disclosure in our annual and interim reports filed on SEDAR+ (www.sedarplus.ca) and EDGAR (www.sec.gov).

Forward-looking information is based on our current expectations, estimates and projections, and it is possible we will not achieve these predictions, forecasts, projections and other forms of forward-looking information. Unless indicated otherwise or the context otherwise requires, this proxy circular speaks only as of the date hereof. We undertake no obligation to update or otherwise revise any forward-looking information, unless we are required to by applicable law.

In addition, there can be no guarantee that our strategy for, or targets and commitments related to, reducing GHG emissions will be achieved. Our Climate Strategy (including our strategy, commitments and targets for reducing GHG emissions) continues to evolve as we continue to refine our analysis of and response to potential future climate risks and opportunities, and as the science, data, standards, regulations and methodology underlying our analysis and strategy continue to change over time.

Therefore, in future disclosures, we may present information (including both forward-looking and historical information) that differs from the information contained in this proxy circular. We undertake no obligation to update or otherwise revise such information, unless we are required by applicable law.

Explanatory notes

Kansas City Southern transaction

On December 14, 2021, the Company completed its acquisition of KCS pursuant to an Agreement and Plan of Merger (Merger Agreement) with KCS. On April 14, 2023 (the Control Date), following final approval granted by the U.S. Surface Transportation Board on March 15, 2023 (STB March 15 Decision), CP obtained control of KCS.

For more information regarding the KCS acquisition, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and our Notice of Special Meeting and Management Proxy Circular dated November 1, 2021 in respect of the special meeting of shareholders held on December 8, 2021 in connection with the KCS acquisition (Special Meeting). For more information regarding the STB March 15 Decision and the completion of the transactions contemplated under the Merger Agreement, see our Current Reports on Form 8-K filed with the SEC on EDGAR (www.sec.gov) and filed on SEDAR+ (www.sedarplus.ca) on March 16, 2023, March 17, 2023 and April 14, 2023 and our Material Change Reports filed on SEDAR+ on March 16, 2023, March 20, 2023 and April 14, 2023.

Unless indicated otherwise or the context otherwise requires, in this proxy circular, references to Canadian Pacific Kansas City Limited, CPKC, the Company, or the Corporation, “we”, “us” or “our” with respect to or including a time period prior to April 14, 2023 (being the Control Date) refer to or include the Company as it existed prior to (i) completion of the acquisition of control of KCS and (ii) its name change from “Canadian Pacific Railway Limited” to “Canadian Pacific Kansas City Limited”. Any references herein to “on a standalone basis” or other references to “standalone” refer to the Company either prior to the acquisition of control of KCS, or otherwise excluding KCS.

Share Split

On April 21, 2021, the Company’s shareholders approved a five-for-one share split of the Company’s issued and outstanding shares (the share split). On May 13, 2021, the Company’s shareholders of record as of May 5, 2021 received four additional shares for every share held. Ex-distribution trading in the shares on a split-adjusted basis commenced on May 14, 2021. Proportional adjustments were also made to outstanding awards under the Company’s stock-based compensation plans in order to reflect the share split. All shares and notional units have been adjusted to reflect the share split, unless noted otherwise.

2024 MANAGEMENT PROXY CIRCULAR 3

In this document, unless indicated otherwise or the context otherwise requires:

•  “Board” means the Board of Directors of CPKC

•  “Control Date” means April 14, 2023, the date on which CPKC (through an indirect wholly owned subsidiary) assumed control of KCS’s railroad operations pursuant to the final, non-appealable March 15, 2023 approval by the U.S. Surface Transportation Board of such control

•  “CP” means the Company either prior to the acquisition of control of KCS, or otherwise excluding KCS, as described in “Explanatory notes” starting on page 3

•  “KCS” means Kansas City Southern

•  “KCS transaction” and “KCS acquisition” each mean the transactions contemplated under the Merger Agreement

•  “Merger Agreement” means the Agreement and Plan of Merger dated September 25, 2021 between CPKC and KCS pursuant to which CPKC agreed to acquire KCS in a stock and cash transaction

•  “shares” means common shares of CPKC

•  “shareholders” means holders of our shares

•  “you” and “your” refer to shareholders of Canadian Pacific Kansas City Limited

•  “we”, “us”, “our”, “CPKC”, “Company” and “Corporation” refer to Canadian Pacific Kansas City Limited (known as Canadian Pacific Railway Limited until April 14, 2023 or the Control Date) and, where applicable, its subsidiaries (which excludes KCS with respect to the period prior to April 14, 2023)

•  all amounts are in Canadian dollars

•  any 2023 amounts paid in United States dollars (US$) have been converted to Canadian dollars using the Bank of Canada average exchange rate for the year ended December 31, 2023 ($1.3497 = US$1.00) unless otherwise stated

•  information in this document is as of March 12, 2024 unless otherwise indicated

For more information

You can find more information about CPKC, including our 2023 annual report, on our website (investor.cpkcr.com), on SEDAR+ (www.sedarplus.ca) and on EDGAR (www.sec.gov). You can also ask us for a free copy of the annual report by writing to:

Office of the Corporate Secretary

Canadian Pacific Kansas City Limited

7550 Ogden Dale Road S.E.

Calgary, Alberta T2C 4X9

4 CPKC

ABOUT CPKC

Founded in 1881 to connect Canada, today we deliver transportation solutions across the only rail network connecting North America including Canada, the United States and Mexico. We create long-term sustainable value for our shareholders and the broader economy by delivering safely and efficiently for our customers. We leverage our precision scheduled railroading foundations: provide service; control costs; optimize assets; operate safely; and develop people in all that we do. CPKC’s culture is guided by three core values: accountability, diversity and pride. These values drive our actions, foster respect and inspire our journey towards excellence.

Our proud railroaders are building on the legacy of the people who envisioned and built our historic railroad. Throughout its history, our railroaders have defied those who said it couldn’t be done. The accountability and drive to deliver results is ingrained in our culture. The people who power our railroad are determined to redefine expectations of a Class I railroad today, while always keeping an eye on greater things ahead.

At CPKC, we are serving today and building for the future.

Our network - connecting a continent

EDMONTON
VANCOUVER
CALGARY
REGINA
WINNIPEG
KINGSGATE
COUTTS
PORTAL
NOYES
THUNDER BAY
DULUTH
MINNEAPOLIS / ST. PAUL
QUÉBEC CITY
TROIS RIVIERES
MONTRÉAL
SAINT JOHN
SEARSPORT
JACKMAN
ROUSES POINT
RICHFORD
ALBANY
TORONTO
HAMILTON
BUFFALO
NEW YORK
(THE BRONX, FRESH POND)
MILWAUKEE
DETROIT
WINDSOR
CHICAGO
DAVENPORT
KANSAS CITY
ST. LOUIS
SHREVEPORT
DALLAS
MERIDIAN
BATON ROUGE
MOBILE
GULFPORT
BEAUMONT
HOUSTON
LAKE CHARLES
NEW ORLEANS
PORT ARTHUR
LAREDO
CORPUS CHRISTI
MONTERREY
BROWNSVILLE
SAN LUIS POTOSÍ
ALTAMIRA
TAMPICO
QUERÉTARO
MEXICO CITY
TOLUCA
VERACRUZ
LÁZARO CÁRDENAS
CPKC
CPKC trackage, haulage and leased lines
Port terminal
Border crossing

2024 MANAGEMENT PROXY CIRCULAR 5

MESSAGE FROM THE CHAIR OF THE BOARD

Fellow Shareholders,

On behalf of the Board of Directors, I am pleased to invite you to the shareholder meeting for Canadian Pacific Kansas City Limited (CPKC). CPKC’s 2024 annual meeting of shareholders will take place online on April 24, 2024 at 9 a.m. (Mountain Daylight Time) and will be streamed via live webcast over the internet at: https://web.lumiagm.com/452600803. As in past years, shareholders will be able to vote as they would in an in-person shareholder meeting. Shareholders who usually vote by proxy ahead of the meeting will be able to do so in the usual way. More details about voting can be found at page 98 of this proxy circular.

Items at the meeting

At the meeting, you will vote on several items of business, including the election of directors, the “say on pay” non-binding advisory vote on executive compensation, approval of our auditor and a non-binding advisory vote on our approach to climate change. This is our third year of asking for shareholders to vote on our approach to climate change.

A transformative year

I want to congratulate our President and CEO Keith Creel and the entire CPKC family of railroaders for delivering a transformative year. Final STB approval of our merger with Kansas City Southern was received on March 15, 2023 with the two companies combining as of April 14, 2023. I was in Kansas City on this historic day where we held a special celebration and drove a ceremonial “Final Spike” to celebrate this momentous merger. The Board has supported management with the transaction in numerous ways. We have established an Integration Committee, led by former President of the Association of American Railroads, the Hon. Ed Hamberger. The Integration Committee has focused on monitoring compliance with STB conditions, monitoring achievement of revenue and expense synergies and will continue to monitor our integration planning and offer guidance on issues that may arise. Ed and the Board have worked closely with management to measure synergies so CPKC can realize the benefits of the transaction. The Integration Committee will also work directly with the Board to monitor our customer service, our new service offerings including the Mexico Midwest Express train from Mexico to Chicago, Illinois and our overall operating performance.

Since April, our Board has been active across the vast new network and has held meetings in all three countries. In advance of the merger, we developed a comprehensive board integration plan which we executed throughout 2023. At our April Board meetings, we toured part of our legacy network between Calgary and Banff. The Board attended a meeting of our Mexico subsidiary, Kansas City Southern de México, S.A. de C.V. in Mexico City in August. We attended a Mexico employee town hall at that time and met with key management and staff in Mexico. In September, the Board met in Kansas City for our strategy meetings. Among other things, we discussed the transformative power of artificial intelligence and its impact on all industries, including rail. Our greatest opportunity is to leverage the strengths of the combined franchise with legacy CP directors learning about the legacy KCS operations and legacy KCS directors learning about legacy CP operations.

I am proud to report that CPKC was named to the S&P Global Dow Jones Sustainability World Index (DJSI World) and North American Index (DJSI North America) in 2023. Our approach to climate change has been meaningfully influenced by the discussions we have had with shareholders over the last number of years. The ongoing “say on climate” vote continues to act as a mechanism for shareholders to provide their feedback and prompt further dialogue on this important topic. Importantly, in 2023 we continued to operate as one of the safest railroads in North America and we continued to leverage the strength of our Home Safe program which has been instrumental in lowering the number of workplace injuries.

This was the 25th year of our CPKC holiday train which raised a record $1.8 million dollars for foodbanks across North America. For the first time, our CPKC holiday train went south of Kansas City and included new destinations including Pittsburg, Kansas; Joplin, Missouri; Heavener, Oklahoma; Mena, Arkansas; Texarkana, Texas; and Shreveport, Louisiana.

6 CPKC

We also continued the legacy KCS tradition of the Holiday Express visiting 20 communities and raising more than US$200,000. Our Mexican train Tren Navideño also went to communities across Mexico. We will continue to work with management to integrate our combined North American CPKC culture.

Shareholder engagement

As we have done in past years, we continue to engage with our shareholders. This year, I have been accompanied by both Gordon Trafton (Chair of the Risk and Sustainability Committee) and the Hon. Ed Hamberger (Chair of the Integration Committee). We have been particularly focused on the Board’s oversight of integration, our ongoing efforts to ensuring excellence in operating safety, our commitment to delivering synergies, our continued progress towards our climate goals, and the opportunities arising from technology and artificial intelligence. Our discussions, as they have in the past, will also focus on diversity, corporate culture and the ongoing integration, including employee retention. More information on our shareholder engagement strategy is at page 16 of this proxy circular.

Retention and Succession Planning

This year, the Board will be returning to eleven members, with ten independent directors. Jill Denham and David Garza-Santos will not be standing for election at the 2024 Annual Meeting. I want to thank Jill Denham for her remarkable eight year service on the Canadian Pacific and now CPKC Board. I also want to thank David Garza-Santos for his dedicated service to Kansas City Southern and his continued service this past year with CPKC. Being a railway that serves the populations in three countries, we are working to ensure that we are able to add another Mexico based director as soon as possible.

I thank you for your ongoing commitment to CPKC and look forward to your participation at our virtual shareholder meeting on April 24, 2024. In this proxy circular, you will find important information and instructions about how to participate at the virtual meeting. Please remember to vote your shares by proxy or online during the meeting. If you have any questions or require assistance voting, you can contact our strategic shareholder advisor, Kingsdale Advisors at 1-866-879-7649 (toll free in North America) or at 647-251-9709 (for collect calls outside of North America and for banks and brokers) in English, French or Spanish or by email at contactus@kingsdaleadvisors.com.

Sincerely,

Isabelle Courville

Board Chair

2024 MANAGEMENT PROXY CIRCULAR 7

PROXY HIGHLIGHTS

You have received this management proxy circular (proxy circular) because you owned shares of CPKC at the close of business on March 12, 2024 and are therefore entitled to participate in our 2024 annual meeting of shareholders and vote your shares.

The 2024 annual meeting will be held in a virtual format which will be conducted via live webcast online, allowing shareholders to participate regardless of where they are located. Shareholders will be able to vote on all business brought forth before the meeting and submit questions for consideration as they would at an in-person shareholders meeting. Questions that are not answered at the 2024 annual meeting will be addressed via email following the meeting. Shareholders that usually vote by proxy ahead of the meeting will be able to do so in the usual way.

Registered shareholders and duly appointed proxyholders will be able to participate in the meeting, participate in the question-and-answer session, and vote, all in real time, provided they follow the instructions in our proxy circular. Non-registered (or beneficial) shareholders that have not appointed themselves or another person as their proxyholder may attend the meeting online as guests.

In our continuing effort to reduce environmental impacts and improve sustainability, we have once again adopted the “notice and access” procedures permitted under applicable Canadian securities laws. Under the notice and access procedures, we can post electronic versions of the proxy circular and meeting materials online. Instructions for accessing these materials online will be mailed to shareholders in a notice. Shareholders can still obtain paper copies of the proxy circular and meeting materials upon request. For additional information, see Part VI - Delivery of Meeting Materials and Voting Information beginning on page 98.

Management is soliciting your proxy for the meeting, to be held virtually via live webcast as outlined below.

We are soliciting proxies by mail, in person, by phone or by electronic communications. The Corporation has retained Kingsdale Advisors to provide a broad array of strategic advisory, governance, strategic communications, digital and investor campaign services on a global retainer basis in addition to certain fees accrued during the life of the engagement upon the discretion and direction of the Corporation. Shareholders may contact Kingsdale Advisors, the Corporation’s strategic advisor by telephone at 1-866-879-7649 or 1-647-251-9709 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com.

2024 Meeting details

 When

 Wednesday, April 24, 2024

 9 a.m. (Mountain Daylight
 Time)

 Where

 Virtual meeting

 via webcast online at:

 https://web.lumiagm.com/
 452600803

 Method of Delivery

 Meeting materials are
 being delivered to
 shareholders under the
 “notice and access”
 provisions of applicable
 Canadian securities laws

Business of the meeting	Voting Recommendation	For more information

1. Receive the audited consolidated financial statements for the year ended December 31, 2023

The audited consolidated financial statements are included in our 2023 annual report, available under our corporate profile on SEDAR+ (www.sedarplus.ca), EDGAR (www.sec.gov) and on our website (investor.cpkcr.com)

page 13
2. Appoint the auditor Ernst & Young LLP was first appointed our auditor in 2022. The Board recommends you vote FOR the appointment of Ernst & Young LLP as our auditor.	FOR	page 13
3. Have a say on executive pay (advisory vote) We continue to engage with investors with respect to our compensation program. The Board recommends you vote FOR our approach to executive compensation.	FOR	page 13

4. Have a say on our approach to climate change (advisory vote)

We continue to engage stakeholders including our shareholders, on our climate objectives and actions. The Board recommends that you vote FOR our approach to climate change.

	FOR	page 14

5. Election of directors

You will be asked to elect 11 directors to serve on our Board this year. Each director nominee is qualified, experienced and committed to serving on the Board. The Board recommends you vote FOR each nominee.

	FOR	page 15

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PROXY CIRCULAR

PROXY HIGHLIGHTS

Governance highlights

We strive to maintain a well-rounded and diverse Board that balances transportation industry experience with independence. Our directors bring to our board a mix of core skills and experience across a broad range of industries. The institutional knowledge of incumbent CPKC directors will continue to complement the skills required to have an effective and dynamic CPKC Board.

Some of the key skills our director nominees possess are identified below, along with our key governance policies and practices. A full listing of CPKC’s key governance policies and practices are available at investor.cpkcr.com.

industry knowledge	accounting and financial literacy	senior executive leadership and strategic oversight

Key governance policies and practices

•   Code of ethics

•   Code of ethics for Chief Executive Officer and senior financial officers

•   Business ethics reporting policy

•   Disclosure and insider trading/reporting policy

•   By-Law No. 2 (Advance notice by-law)

•   Corporate Governance Principles and Guidelines

•   Board diversity policy

•   Dodd-Frank Clawback policy

•   Shareholder engagement program

•   Board orientation and continuing education for the Board

human resources and executive compensation experience	environmental, health and safety experience	risk management and cybersecurity

2024 MANAGEMENT PROXY CIRCULAR 9

Our 2024 director nominees

Name	Age	Director since	Position	Independent	2023 Standing committee memberships(1)	2023 meeting attendance(2)	2023 voting results (in favour)	Other public company boards

Hon. John Baird	54	May 2015	Senior Advisor Bennett Jones LLP Former Minister Transport and Infrastructure, Canada		Corporate Governance, Nominating & Social Responsibility (Chair) Risk and Sustainability	100%	97.73%	2

Isabelle Courville	61	May 2013	Chair, CPKC		Ex-officio member of all Committees	100%	97.74%	1

Keith Creel	55	May 2015	President and CEO CPKC		N/A	100%	99.91%	-

Amb. Antonio Garza (Ret.)	64	June 2023	Counsel, White & Case, LLP		Corporate Governance, Nominating & Social Responsibility Risk and Sustainability	100%	99.90%	1

Hon. Edward Hamberger	73	July 2019	Former President and CEO Association of American Railroads		Integration (Chair) Risk and Sustainability	100%	99.90%	-

Janet Kennedy	63	June 2023	Former VP, North America Regions, Google		Audit and Finance Risk and Sustainability	100%	99.93%	1

Henry Maier	70	June 2023	Former President & CEO, FedEx Ground		Management Resources and Compensation Integration	100%	93.82%	3

Matthew Paull	72	Jan 2016	Former Senior Executive Vice President and CFO McDonald’s Corporation		Management Resources and Compensation (Chair) Audit and Finance	91%	98.53%	1

Jane Peverett	65	Dec 2016	Former President and CEO BC Transmission Corporation		Audit and Finance (Chair) Corporate Governance, Nominating & Social Responsibility	100%	98.93%	3

Andrea Robertson	60	July 2019	Former President and CEO Shock Trauma Air Rescue Service (STARS)		Corporate Governance, Nominating & Social Responsibility Management Resources and Compensation Integration	100%	99.22%	-

Gordon Trafton	70	Jan 2017	Former Senior Vice President Canadian National Railway		Risk and Sustainability (Chair) Integration	100%	99.28%	-

You can read more about each nominated director in the profiles beginning on page 19 and the skills matrix on page 86.

(1)	As of December 31, 2023.
(2)	Mr. Paull missed a one hour board and audit committee meeting during July of 2023 due to a prescheduled ankle surgery.

10 CPKC

PROXY CIRCULAR

PROXY HIGHLIGHTS

Compensation highlights

Our executive compensation program is designed in a manner consistent with our commitment to align pay with performance, our business strategy and the interests of our shareholders.

performance targets align with our strategy	emphasis on financial, safety and operational measures	focus on building shareholder value

Key compensation governance policies and practices

•  Pay for performance philosophy

•  Align with shareholder interests

•  Share ownership requirements

•  Performance-based vesting

•  Caps on incentive plan payouts

•  Independent advice from external consultants for the Management Resources and Compensation Committee and management

•  Shareholder engagement program

•  Dodd-Frank Clawback Policy

direct link between pay and performance	majority of executive pay is at risk	executives are CPKC shareholders

The table below shows how we have aligned our Named Executive Officers’ (NEOs) pay to performance in 2023.

Pay for performance alignment	How we do it
At-risk compensation	91 percent of CEO target compensation is at-risk 80 percent average of other NEO target compensation is at-risk
NEO’s performance assessments and accomplishments	Comprehensive review of NEO accomplishments starting on page 52 CEO’s individual performance factor cannot exceed the corporate performance factor
Incentive program is tied directly to financial, operations and safety results as well as shareholder value creation	Explanation of how our corporate performance results and relative total shareholder return (TSR) are tied to 2023 annual incentive and 2021 PSU payouts are on pages 43 and 51
Incentive payouts are formulaically determined	Descriptions of how we determine our short-term and long-term incentive awards are provided on pages 42 and 46

You can read more about executive compensation and the decisions made by the Management Resources and Compensation Committee and the Board in the compensation discussion and analysis beginning on page 32.

2024 MANAGEMENT PROXY CIRCULAR 11

Sustainability highlights

lowest FRA train accident frequency among Class 1 railroads, building on Legacy CP’s 17 consecutive years leading the industry	the “Every Child Matters” Locomotive continued to help create awareness of the inter -generational impacts of Indian Residential Schools across our network in North America	helped raise over $41M for cardiac causes in North America since 2014, including $6.3M through CPKC Has Heart in 2023

Key sustainability developments in 2023

•  Established a validated 2030 GHG emissions reduction target for combined CPKC locomotive operations, and announced participation in the Science Based Target initiative’s (SBTi) Business Ambition for 1.5°C global campaign

•   Placed two hydrogen locomotives into service and advanced production on a third, and progressed the installation of hydrogen production and fueling facilities under our Hydrogen Locomotive Program

•   Updated our web-based Carbon Emissions Calculator to provide customers with estimates for CPKC’s combined network

•   Published our 2023 Sustainability Data Report containing 2022 sustainability data

raised $1.8M and collected over 160K pounds of food for food banks across North America	established a Diversity & Inclusion Council comprised of senior leaders to lead and champion our diversity and inclusion strategy as we integrate CPKC	conducted or participated in 82 community awareness and emergency response training events with a total of 4,320 emergency responders participating

Awards and Recognitions

During 2023, CPKC was proud to have received several awards, rankings and other notable recognitions, including the following:

Added to the Dow Jones Sustainability World and North America Indices in 2023	Recognized by the CDP with an A- Leadership score for our 2023 disclosure on climate change	Recognized as one of Canada’s Top 100 Employer’s for 2024	Recognized as one of Alberta’s Top 80 Employers for 2024

Received an MSCI ESG Rating of A in 2023	Awarded ISS Prime Status for Corporate ESG Performance in 2023	Included in the 2024 S&P Global Sustainability Yearbook	CPKC’s 2030 locomotive GHG emissions reduction target was validated by SBTi

12 CPKC

PART II – BUSINESS OF THE SHAREHOLDER MEETING

You will vote on four items of business at the Meeting (items 2 - 5 below). Except as disclosed in this proxy circular, none of the Company’s directors or officers since the beginning of the last financial year, or the nominated directors of their respective associates or affiliates, have a material interest in any of the items that are being voted on.

1. Receive the financial statements

Our audited consolidated financial statements for CPKC for the year ended December 31, 2023 and the auditor’s report thereon will be presented at the Meeting.

The audited consolidated financial statements are included in our 2023 annual report which is being distributed to shareholders using the “notice and access” procedures under applicable Canadian securities laws. The annual report is available on our website (investor.cpkcr.com/financials), on SEDAR+ (www.sedarplus.ca) and EDGAR (www.sec.gov) or you can ask our Corporate Secretary to send you a copy.

2. Appointment of auditor

You will vote on appointing Ernst & Young LLP (EY) as the Company’s independent registered public accounting firm (auditor) for the fiscal year ending December 31, 2024. EY was first appointed auditor in 2022 and the Board recommends that they be re-appointed as the Company’s auditor until the close of the next annual meeting of shareholders.

You may vote FOR or WITHHOLD your vote with respect to the appointment of EY as our independent registered accounting firm.

EY’s audit and non-audit fees are approved by the Audit and Finance Committee. You can read more about the Audit and Finance Committee on pages 29 and 79.

The table below shows the fees we paid to EY in 2023 and 2022 for audit and non-audit services. Representatives of EY will participate at the Meeting and will have an opportunity to make a statement and respond to any questions from shareholders.

For the year ended December 31	2023	2022
Audit fees for audit of our annual financial statements, reviews of quarterly reports and services relating to statutory and regulatory filings or engagements (including attestation services and audit or interim review of financial statements of certain subsidiaries and certain pension and benefits plans, and advice on accounting and/or disclosure matters)	$6,190,800	$3,404,000
Audit-related fees for services related to the audit but not included in the audit fees above, including securities filings	$153,100	$—
Tax fees for services relating to tax compliance, tax planning and tax advice	$1,389,000	$—
All other fees	$—	$—
Total	$7,732,900	$3,404,000

The Board recommends you vote FOR the appointment of EY as our auditor.

3. Have a say on executive pay

You will have an opportunity to vote on the Company’s executive pay at the Meeting. As this is an advisory vote, the results are non-binding but will give the Board important feedback on our approach to executive compensation.

Last year, at our 2023 annual meeting, we received a 95.95 percent vote FOR our non-binding advisory resolution on executive compensation. The Management Resources and Compensation Committee (Compensation Committee) continues to work hard to make sure our compensation program pays for performance, aligns with sound principles, supports long-term sustainable value, is clear and transparent and aligns with shareholder interests.

2024 MANAGEMENT PROXY CIRCULAR 13

You can vote FOR or AGAINST the following non-binding resolution on executive pay as described in this proxy circular:

“RESOLVED, on an advisory basis and not to diminish the role and responsibilities of the Board of Directors, that the shareholders accept the Company’s approach to the compensation of the named executive officers of Canadian Pacific Kansas City Limited as disclosed in the Company’s proxy circular (which includes the compensation discussion and analysis, the compensation tables and the discussion accompanying the compensation tables) delivered prior to the 2024 annual meeting of shareholders.”

The Board recommends you vote FOR the advisory resolution approving the Company’s approach to executive compensation.

The Board will consider this year’s results, other feedback it receives, as well as best practices in compensation and governance when reviewing our executive compensation in the future.

You can read about executive compensation in the compensation discussion and analysis beginning on page 32.

4. Have a say on our approach to climate change

We are asking shareholders to vote on an advisory “say on climate” resolution approving the Company’s approach to climate change, including our Climate Strategy, which we updated in June 2023 through our announcement of our Commitment to Climate Action. As this is an advisory vote, the results are non-binding. However, your vote provides the Board important feedback on our approach to climate change, including as we continue our ongoing efforts to refine our Climate Strategy and integrate KCS (as further discussed in Part V of this proxy circular).

Last year at our 2023 annual meeting, we received an 83.70 percent vote FOR our non-binding advisory resolution on the Company’s approach to climate change, including our Climate Strategy.

The Company recognizes that climate change presents both risks and opportunities to our business. We released our current Climate Strategy in July 2021(1), outlining the Company’s approach to managing climate-related impacts across its business. Following the Control Date, in June 2023, we further enhanced our Climate Strategy by releasing our Commitment to Climate Action. As part of our Commitment to Climate Action, we announced that the Company has joined SBTi’s Business Ambition for 1.5°C global campaign, which includes alignment in supporting the global economy to achieve net-zero emissions by 2050. Also as part of our Commitment to Climate Action, CPKC committed to establishing an emissions reduction target aligned with a 1.5°C future. To guide the Company’s near-term climate actions, our Commitment to Climate Action also established a new 2030 GHG emissions reduction target for CPKC’s combined locomotive operations using the Science Based Targets initiative’s (SBTi) sectoral-based approach for freight railroads and a well-below 2°C global warming scenario. This new target, which was validated by SBTi, represents a commitment to:

•	Reduce our scope 1, 2, and 3 well-to-wheel locomotive emissions by 36.9% per gross ton-mile by 2030 from a 2020 base year. Locomotive operations represent the Company’s largest source of emissions.

The combined CPKC target updated and replaced the GHG emissions reduction targets that we previously announced as part of our Climate Strategy, which were retired in 2023.

An update on the Company’s progress on our climate objectives and actions on climate change in 2023 is included in Part V of this proxy circular.

(1)

A copy of the Climate Strategy and Commitment to Climate Action are available on our website at cpkcr.com/en/sustainability. You may also ask us for a copy of the Climate Strategy by writing to: Office of the Corporate Secretary, 7550 Ogden Dale Road S.E., Calgary, Alberta, T2C 4X9. Information on our website (including the Climate Strategy and Commitment to Climate Action) is not incorporated by reference and is not a part of this proxy circular.

14 CPKC

PROXY CIRCULAR PART II – BUSINESS OF THE SHAREHOLDER MEETING

The Board is asking shareholders to vote at the Meeting on the following advisory “say on climate” resolution:

“RESOLVED, on an advisory basis and not to diminish the roles and responsibilities of the Board of Directors, that the shareholders of Canadian Pacific Kansas City Limited approve the Company’s approach to climate change as disclosed in this proxy circular.”

Although the vote is non-binding, the Risk and Sustainability Committee will review and consider the voting results when evaluating the Company’s approach to climate change in the future. CPKC expects to inform shareholders about any updates to our Climate Strategy that we adopt for the Company in 2024, including any updates made to the expectations, targets or goals set forth in our current Climate Strategy as part of our evaluation process or in response to the feedback we receive from our shareholders, in due course.

The Board recommends you vote FOR the advisory resolution approving the Company’s approach to climate change.

You can read about our approach to climate change in Part V of this proxy circular beginning on page 90.

5. Elect directors

Our governing documents require us to have between five and 20 directors on our Board. This year there are 11 nominees for election to the Board, all of whom currently serve on the Board. See “About the Director Nominees” beginning on page 17 for further information on each nominated director.

Each nominee director has expressed their willingness to serve on our Board. If before the Meeting, however, we learn that a nominee is unable to serve, the people named on your proxy or voting instruction form may be able to use their discretion to vote for another qualified nominee.

Directors who are elected at the Meeting will serve from the date of the Meeting until the close of our next annual meeting of shareholders, unless a director resigns or is otherwise removed earlier.

You can vote FOR or AGAINST each nominated director.

The Board recommends you vote FOR each nominated director.

Other Business

We will consider any other business that is properly brought before the Meeting. As of the date of this proxy circular, neither management nor the Board is aware of any other items of business that may be brought before the Meeting.

Shareholder proposals

The Company did not receive any shareholder proposals requiring disclosure in this proxy circular prior to March 12, 2024. If the Company receives any shareholder proposals after March 12, 2024 which require disclosure in the proxy circular, these proposals and the Company’s response shall be included in an appendix attached to the proxy circular.

If you want to submit a shareholder proposal for our 2025 annual meeting, it must be mailed to the Office of the Corporate Secretary, 7550 Ogden Dale Road S.E., Calgary, Alberta T2C 4X9, with a copy via email at shareholder@cpkcr.com.

Under Canadian law, shareholder proposals can only be considered for the annual meeting if they are submitted during a specific period. Shareholder proposals must be submitted between 90 and 150 days before the one-year anniversary of the previous annual meeting, being April 24, 2025. As such, the period during which our Corporate Secretary must receive shareholder proposals in order for them to be considered for inclusion in the circular for the 2025 annual meeting is from November 25, 2024 to and including January 24, 2025. Submitting a shareholder proposal does not guarantee that it will be included in the proxy materials.

2024 MANAGEMENT PROXY CIRCULAR 15

Communications and engagement

The Board believes in the importance of having regular and constructive communication with shareholders and other stakeholders to create an open, candid and productive dialogue.

The Board communicates information about the Board, individual directors, executive compensation, our sustainability initiatives and practices and our corporate governance practices through our annual proxy circular. Shareholders can also contact the Board directly with any questions or concerns. Letters or emails should be marked confidential and addressed to the Chair of the Board at the following address:

Chair of the Board

c/o Office of the Corporate Secretary

7550 Ogden Dale Road S.E., Calgary, Alberta T2C 4X9

Or by email to: shareholder@cpkcr.com or ocs@cpkcr.com

Active shareholder engagement program

Since 2016, members of the Board have actively engaged with shareholders, proxy advisors and advocacy groups throughout the year. The meetings may cover a wide range of topics including executive compensation, board composition and diversity, sustainability, executive retention and succession planning, and integration oversight.

You can communicate with the Chair of the Board anonymously, but we encourage you to identify yourself so we can acknowledge your communication.

The Board’s approach to shareholder engagement is summarized in the diagram below.

Shareholder engagement

Since 2016 the members of the Board have engaged annually with our shareholders. In the first quarter of 2024, we engaged with many of our top institutional shareholders, collectively representing approximately 30 percent of our public float, to participate in a combination of in-person and virtual meetings. The meetings were attended by the Company’s Chair of the Board, the Chair of the Risk and Sustainability Committee, the Chair of the Integration Committee and a representative from the Company’s Investor Relations department.

The objective of the meetings was to provide shareholders an update on the Company’s key topics around the KCS integration, governance, sustainability, compensation, and of particular focus was succession and retention planning. Other topics of interest raised by shareholders included safety and our hydrogen locomotive program.

16 CPKC

ABOUT THE DIRECTOR NOMINEES

The Board is elected by shareholders to oversee management and act in the best interests of the Company.

Key to proper stewardship is assembling a Board that is qualified, experienced, diverse and operates independently of management.

Independence

Ten of the 11 nominated directors, including the Chair of the Board and all committee members, are independent. Mr. Creel is not independent because he is the Company’s President and Chief Executive Officer.

Qualified and experienced

Our directors must have a mix of core skills and experience. Our director nominees have skills in the following areas:

industry knowledge	accounting and financial literacy	senior executive leadership and strategic oversight

human resources & executive compensation	environment, health & safety	risk management and cybersecurity

For our detailed list of each director’s skills and qualifications and to learn more about their individual skills, see the skills matrix on page 86.

Diversity

The Corporate Governance, Nominating and Social Responsibility Committee (Governance Committee) considers highly qualified candidates to be directors based on a balance of skills, background, experience and knowledge. The Committee also considers other factors such as age, gender, geographical representation from the regions in which we operate, cultural heritage (including Indigenous peoples and members of visible minorities) and different abilities (including persons with disabilities) of director candidates. We also consider our Board Diversity Policy.

The director nominees have an average age of 65 years and nominee directors that served on the board in 2023 have an average tenure of 5.6 years. Four of the 11 nominees (36 percent) are women(1). The Chair of the Board is a woman and two of our nominee directors self-identify as members of a visible minority group, making the majority of the Board members of designated groups as defined in the Employment Equity Act (Canada).

For more information about Board diversity, see page 75. A copy of our Board of Directors Diversity Policy can be found at investor.cpkcr.com/governance.

Serving on other boards

Canadian Pacific Railway Company (CPRC) is our principal operating entity in Canada and it directly or indirectly owns all of the voting shares of our other subsidiaries. Our directors serve as directors of both Canadian Pacific Kansas City Limited and CPRC and the two boards meet concurrently. CPRC is a reporting issuer in Canada because of its outstanding public debt securities. None of the nominated directors serve on more than three other public company boards (see page 77 for more information on serving on other boards).

Each of our nominees currently serve as a director of CPRC.

(1)	Four of our ten independent director nominees are women.

2024 MANAGEMENT PROXY CIRCULAR 17

Meeting attendance

We expect directors to attend, in person, via telephone or video conference, all board meetings and all of their committee meetings. Meeting materials are provided to directors in advance. If a director cannot attend a meeting, they can provide their comments to the Chair of the Board, committee chair or the Corporate Secretary beforehand and that person will ensure the comments and views are considered at the meeting.

2023 board and committee attendance

The attendance of directors including all nominees in 2023 is summarized below. The independent directors met in camera without management present at each Board, Audit and Finance Committee and Compensation Committee meeting. Other committees also convened in camera from time to time.

(1)	Ms. Courville is an ex-officio member of all standing Committees and may attend committee meetings at her discretion.
(2)

Amb. Garza was appointed to the Board of CPRC and appointed a member of the CPRC Corporate Governance, Nominating and Social Responsibility Committee and CPRC Risk and Sustainability Committee on April 14, 2023. Mr. Garza was subsequently elected to the Board of CPKC and appointed a member of the CPKC Corporate Governance, Nominating and Social Responsibility Committee and the CPKC Risk and Sustainability Committee on June 15, 2023.

(3)

Mr. Garza-Santos was appointed to the Board of CPRC and a committee member of the CPRC Audit and Finance Committee and the CPRC Integration Committee on April 14, 2023. Mr. Garza-Santos was subsequently elected to the Board of CPKC and appointed a member of the CPKC Audit and Finance Committee as well as the CPKC Integration Committee on June 15, 2023.

(4)	The Hon. Ed Hamberger became Chair of the Integration Committee on January 31, 2023. The Hon. Ed Hamberger ceased to be a member of the Audit and Finance Committee on June 15, 2023.
(5)

Ms. Kennedy was appointed to the Board of CPRC and appointed a member of the CPRC Audit and Finance Committee and CPRC Risk and Safety Committee on April 14, 2023. Ms. Kennedy was subsequently elected to the Board of CPKC and appointed a member of the CPKC Audit and Finance Committee and the CPKC Risk and Safety Committee on June 15, 2023.

(6)

Mr. Maier was appointed to the Board of CPRC and appointed a member of the CPRC Management Resources and Compensation Committee and the CPRC Integration Committee on April 14, 2023. Mr. Maier was subsequently elected to the Board of CPKC and appointed a member of the CPKC Management Resources and Compensation Committee and the CPKC Integration Committee on June 15, 2023.

(7)	Mr. Paull missed a one hour board and audit committee meeting during July of 2023 due to a prescheduled ankle surgery.
(8)	Mr. Trafton ceased to be a member of the Corporate Governance, Nominating and Society Responsibility Committee on June 15, 2023.
(9)

Totals in this chart reflect attendance for all formal Board and committee sessions, since the date of such director’s appointment to the Board and committee as applicable. The Board and committees also met informally from time to time during the year to discuss various matters of importance.

18 CPKC

PROXY CIRCULAR ABOUT THE DIRECTOR NOMINEES

   Director Nominee Profile Highlights

All of our nominated directors are qualified and experienced, possessing a broad range of skills that facilitate strong oversight of CPKC’s management and strategy and have agreed to serve on our Board.

Share Ownership

All directors are CPKC shareholders and must meet our director share ownership requirements within five years of joining the board. Share ownership listed here is as at March 12, 2024 and includes shares directors beneficially own or control, or hold directly or indirectly. Share ownership includes holdings under the Directors’ Deferred Share Unit (DDSU) plan.

Isabelle Courville Chair
Independent Age: 61 Director since: May 1, 2013 Residence: Mont-Tremblant, Québec, Canada 2023 voting results: 97.74% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings experience in the following areas: senior executive leadership, accounting & financial literacy, accounting & financial expertise, environment, health & safety, executive compensation/human resources, transportation industry knowledge, governance, government/regulatory affairs and legal, risk management, sales & marketing, climate expertise and strategic oversight.

CURRENT PUBLIC COMPANY BOARD EXPERIENCE

Veolia Environnement S.A. (2015 to present)

•	Chair Research, Innovation and Sustainable Development Committee
•	Member of Nominations Committee, Purpose Committee and Presidents’ Committee

OVERALL 2023 ATTENDANCE(1)		100%

Meeting Attendance

Board	7 of 7	100%
Audit and Finance	6 of 6	100%
Governance	3 of 3	100%
Compensation	6 of 6	100%
Risk and Sustainability	3 of 3	100%
Integration	3 of 3	100%

BUSINESS EXPERIENCE

•	President of Hydro-Québec Distribution and Hydro-Québec TransÉnergie (2007 to 2013)
•	20 years of experience in the Canadian telecommunications industry, including President of Bell Canada’s Enterprise Group (2003 to 2006) and President and Chief Executive Officer of Bell Nordiq Group (2002 to 2003)

PAST PUBLIC COMPANY BOARD EXPERIENCE

•	SNC-Lavalin Group Inc. (2017 to 2023)
•	Laurentian Bank of Canada (2007 to 2019) (Chair of the Board)
•	Gecina S.A. (2016 to April 2017)
•	TVA Group (2013 to 2016)

OTHER EXPERIENCE

Other Boards - Current

•	Institute for Governance of Private and Public Organizations (IGOPP) (2016 to present) (member of Human Resources Committee)

Other Boards - Past

•	Institute of Corporate Directors (ICD) (2013 to 2017)
•	Quebec Institute of Corporate Directors (IAS) (2013-2022)

EDUCATION

•	Bachelor’s degree in Engineering Physics, École Polytechnique de Montréal
•	Bachelor’s degree in Civil Law, McGill University
•	Doctorate Honoris Causa, Université de Montréal
•	Fellow of the Institute of Corporate Directors

SHARE OWNERSHIP

Shares: 4,500

DDSUs: 63,898

Meets share ownership requirements

(1)	Ms. Courville is an ex-officio member of all standing committees and may attend committee meetings at her discretion.

2024 MANAGEMENT PROXY CIRCULAR 19

Hon. John Baird, P.C.
Independent Age: 54 Director since: May 14, 2015 Residence: Toronto, Ontario, Canada 2023 voting results: 97.73% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings experience in the following areas: senior executive leadership, environment, health & safety, transportation industry knowledge, governance, government/regulatory affairs and legal, risk management, climate expertise, investment management and strategic oversight.

CURRENT PUBLIC COMPANY BOARD EXPERIENCE

Canfor/Canfor Pulp (CPPI) (2016 to present)

•	Chair of the Board

OVERALL 2023 ATTENDANCE		100%

Meeting Attendance

Board	7 of 7	100%
Governance (Chair)	3 of 3	100%
Risk and Sustainability	3 of 3	100%

BUSINESS EXPERIENCE

•	Senior Advisor at the law firm of Bennett Jones LLP (2015 to present)
•	Senior Advisor at Eurasia Group (a geopolitical risk consultancy) (2015 to present)
•	Member of the International Advisory Board, Barrick Gold Corporation (2015 to present)
•	President at Grantham Finchley Consulting Inc. (2015 to present)

PAST PUBLIC COMPANY BOARD EXPERIENCE

•	Osisko Gold Royalties Ltd. (2020 to January 31, 2024)

OTHER EXPERIENCE

Other Boards - Current

•	FWD Group Ltd./FWD Ltd. (2015 to present) (member of Risk Committee) / FWD Group Holdings Ltd. (2022 to present) (Chair of Compensation Committee, member of Nominating and Corporate Governance Committee and Risk Committee)
•	PineBridge Investments (2015 to present) (member of Audit Committee)

Other experience

•	Served as Canadian Foreign Minister, Minister of Transport and Infrastructure, Minister of Environment, and President of the Treasury Board during his three terms as a Member of the Canadian Parliament (2006 to 2015)
•	Appointed to the Privy Council in 2006
•	Former Minister of Community and Social Services and Minister of Energy in the Government of Ontario
•	Senior Advisor to Community Living Ontario, an organization that supports individuals with developmental disabilities
•	Advisory Council Member, Prince’s Trust Canada, the charitable office of His Majesty King Charles III

EDUCATION

•	Honours Bachelor of Arts (Political Studies), Queen’s University

SHARE OWNERSHIP

Shares: 0

DDSUs: 42,235

Meets share ownership requirements

Keith E. Creel
Not Independent Age: 55 Director since: May 14, 2015 Residence: Wellington, Florida, U.S.A. 2023 voting results: 99.91% for

DIRECTOR SKILLS AND QUALIFICATIONS

President and Chief Executive Officer of the Company since January 31, 2017. Brings experience in the following areas: senior executive leadership, accounting & financial literacy, environment, health & safety, executive compensation/human resources, transportation industry knowledge, governance, government/regulatory affairs and legal, risk management, sales & marketing and strategic oversight.

OVERALL 2023 ATTENDANCE		100%

Meeting Attendance

Board	7 of 7	100%

BUSINESS EXPERIENCE

•	Became the first President and Chief Executive Officer of CPKC on April 14, 2023 with the combination of Canadian Pacific and Kansas City Southern
•	President and Chief Executive Officer of CP (2017 to April 14, 2023)
•	President and Chief Operating Officer of CP (2013 to 2017)
•	Executive Vice-President and Chief Operating Officer of Canadian National Railway Company (CN) (2010 to 2013)
•	Other positions at CN included Executive Vice-President, Operations, Senior Vice-President Eastern Region, Senior Vice-President Western Region, and Vice-President of CN’s Prairie division (2002 to 2010)
•	Superintendent and general manager at Grand Trunk Western Railroad (1999 to 2002)
•	Trainmaster and director of corridor operations at Illinois Central Railway prior to its merger with CN in 1999
•	Began his railroad career in 1992 as an intermodal ramp manager at Burlington Northern Railway in Birmingham, Alabama

INDUSTRY RECOGNITIONS

•	Named “2021 CEO of the Year” and “2021 Strategist of the Year” by The Globe and Mail’s Report on Business Magazine
•	Named “Railroader of the Year” for 2022 & 2021 by Railway Age magazine
•	Named “Railroad Innovator” for 2014 by Progressive Railroading in recognition of his leadership at CP.

OTHER EXPERIENCE

Other Boards - Current

•	Representative on Association of American Railroads

Other experience

•	Commissioned officer in the U.S. Army and served in the Persian Gulf War in Saudi Arabia

EDUCATION

•	Bachelor of Science in Marketing, Jacksonville State University
•	Advanced Management Program, Harvard Business School

SHARE OWNERSHIP

Shares(1): 96,723

DSUs: 164,889

PSUs: 236,415

Options(2): 2,609,378

Meets executive share ownership requirements (see page 35)

(1)	Reflects CPKC shares in Employee Share Purchase Plan, 401(k) and personal accounts.
(2)	Reflects stock options outstanding as of Record Date.

20 CPKC

PROXY CIRCULAR ABOUT THE DIRECTOR NOMINEES

Amb. Antonio Garza (Ret.)(1)
Independent Age: 64 Director since: June 15, 2023 Residence: Mexico City, Mexico (U.S. Citizen) 2023 voting results: 99.90% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings experience in the following areas: senior executive leadership, transportation industry knowledge, governance, government/regulatory affairs and legal, risk management and strategic oversight.

CURRENT PUBLIC COMPANY BOARD EXPERIENCE

The Greenbriar Companies (2021 to present)

•	Member of the Nominating and Corporate Governance Committee

OVERALL 2023 ATTENDANCE(2)		100%

Meeting Attendance

Board	5 of 5	100%
Governance	2 of 2	100%
Risk and Sustainability	2 of 2	100%

BUSINESS EXPERIENCE

•	Counsel to the law firm of White & Case LLP, Mexico City (2009 to present)

PAST PUBLIC COMPANY BOARD EXPERIENCE

•	MoneyGram International (2012 to 2023)
•	Americas Technology Acquisition Corp (2022)
•	Kansas City Southern (2010 to April 13, 2023)
•	Basic Energy Services (2010 to 2016)

OTHER EXPERIENCE

Other Boards - Current

•	Grupo KUA, S.A. de C.V. (Independent Director)
•	Southern Methodist University (Board Trustee member)
•	Americas Council/Council of the Americas Society (Director)
•	Texas Tribune (Director)
•	American Chamber de Mexico (Honorary Director)
•	George W. Bush Foundation (Director)

Other Boards - Past

•	Tricolor Holdings, LLC (2019 to 2023)
•	Grupo ODH, Lux S.A.(2014 to 2023)
•	BBVA Compass and the U.S Companies of BBVA (2009 to 2012)
•	Saavi Energia de Mexico (2018 to 2020)

Other Experience

•	Chairman, Vianovo Ventures (2009 to present)
•	United States Ambassador to Mexico (2002 to 2009)
•	Chairman, Texas Railroad Commission (1998 to 2002)
•	Vice Chairman, Interstate Oil and Gas Compact Commission (1998-2002)
•	Partner, Bracewell Law Firm (2017)
•	Secretary of State, State of Texas (1995 to 1997)
•	Senior Policy Advisor, Governor of the State of Texas (1994 to 1997)
•	Cameron County Judge (1988 to 1994)

EDUCATION

•	JD (Doctor of Jurisprudence), Southern Methodist University School of Law
•	BBA Finance, University of Texas at Austin

RECOGNITIONS

•	Aguila Azteca/Aztec Eagle
•	Distinguished Alumni at both the University of Texas at Austin and the Southern Methodist University, Dallas, TX

SHARE OWNERSHIP

Shares: 12,828

DDSUs: 2,589

Expected to meet share ownership requirements in 2028

Hon. Edward R. Hamberger
Independent Age: 73 Director since: July 15, 2019 Residence: Delray Beach, Florida, U.S.A. 2023 voting results: 99.90% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings experience in the following areas: senior executive leadership, accounting & financial literacy, environment, health & safety, executive compensation/human resources, transportation industry knowledge, governance, government/regulatory affairs and legal, risk management and strategic oversight.

OVERALL 2023 ATTENDANCE(3)		100%

Meeting Attendance

Board	7 of 7	100%
Audit and Finance	4 of 4	100%
Integration	3 of 3	100%
Risk and Sustainability	3 of 3	100%

BUSINESS EXPERIENCE

•	President and Chief Executive Officer, Association of American Railroads (1998 to 2019)

OTHER EXPERIENCE

Other Boards - Current

•	Transportation Institute, University of Denver (2002 to present)

Other Boards - Past

•	Business Advisory Committee, Kellogg School of Management, Northwestern University (2000 to 2019)
•	TTCI (Chair of the Board) (1998 to 2019)
•	Railinc Corporation (1998 to 2019)
•	Mineta Transportation Institute, San Jose State University (2005 to 2019)
•	Baker Donelson, Management Committee (1989 to 1998)
•	Asociación Mexicana de Ferrocarriles (2005 to 2008)

Other Experience

•	Served as Assistant Secretary for governmental affairs at the U.S. Department of Transportation (1987 to 1989)

EDUCATION

•	Juris Doctor, Georgetown University
•	Master of Science, Foreign Service, Georgetown University
•	Bachelor of Science, Foreign Service, Georgetown University

SHARE OWNERSHIP

Shares: 0

DDSUs: 16,527

Expected to meet share ownership requirements in 2024

(1)	Identifies as a visible minority.
(2)

Mr. Garza was appointed to the Board of CPRC and appointed a member of the CPRC Corporate Governance, Nominating and Social Responsibility Committee and CPRC Risk and Sustainability Committee on April 14, 2023. Mr. Garza was subsequently elected to the Board of CPKC and appointed a member of the CPKC Corporate Governance, Nominating and Society Responsibility Committee and the CPKC Risk and Sustainability Committee on June 15, 2023

(3)	The Hon. Ed Hamberger became Chair of the Integration Committee on January 31, 2023. The Hon. Ed Hamberger ceased to be a member of the Audit and Finance Committee on June 15, 2023.

2024 MANAGEMENT PROXY CIRCULAR 21

Janet H. Kennedy
Independent Age: 63 Director since: June 15, 2023 Residence: Naples, Florida, U.S.A. 2023 voting results: 99.93% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings experience in the following areas: senior executive leadership, accounting & financial literacy, accounting & financial expertise, executive compensation/human resources, transportation industry knowledge, investment management, governance, risk management, sales & marketing, cybersecurity training and strategic oversight.

CURRENT PUBLIC BOARD EXPERIENCE

Duluth Holdings Inc. (2023 to present)

•	Member of the Audit Committee

OVERALL 2023 ATTENDANCE(1)		100%

Meeting Attendance

Board	5 of 5	100%
Audit and Finance	3 of 3	100%
Risk and Sustainability	2 of 2	100%

BUSINESS EXPERIENCE

•	Vice President, North America Regions of Google Cloud at Google (2019 to April, 2023)
•	Partner/Principal, Americas Advisory Digital Transformation Leader of Ernst & Young (2018 to 2019)
•	Vice President of US Digital Transformation for Microsoft Corp. (2018 to 2019)
•	President of Microsoft Canada (2013 to 2017)
•	Vice President, U.S. Enterprise of Microsoft Corp. (2009 to 2013)
•	Vice President, Central Region EPG for Microsoft Corp. (2002 to 2013)
•	Business Unit Executive for IBM (1990 to 2002)

PAST PUBLIC COMPANY BOARD EXPERIENCE

•	Kansas City Southern (2017 to 2018 and from 2019 to April 13, 2023)

OTHER EXPERIENCE

Other Boards - Past

•	Information Technology Association of Canada (2013 to 2017)
•	Business Council of Canada (2014 to 2017)

EDUCATION

•	BSIM, Industrial Mgmt/Industrial Engineering, Purdue University, Daniels School of Business
•	MBA, Queens University of Charlotte
•	Directors Consortium 2018, Stanford Graduate School of Business Executive Education
•	Diligent Cyber Risk and Strategy Certification

SHARE OWNERSHIP

Shares: 7,944

DDSUs: 2,589

Expected to meet share ownership requirements in 2028

Henry Maier
Independent Age: 70 Director since: June 15, 2023 Residence: Gallatin, Tennessee, U.S.A. 2023 voting results: 93.82% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings experience in the following areas: senior executive leadership, accounting & financial literacy, executive compensation/human resources, transportation industry knowledge, governance, risk management, sales & marketing and strategic oversight.

CURRENT PUBLIC COMPANY BOARD EXPERIENCE

CalAmp Corp. (2021 to present)

•	Chair of the Board
•	Member of the Governance and Nominating Committee and the Human Capital Committee

CarParts.com (2021 to present)

•	Member of the Nominating and Corporate Governance Committee

CH Robinson Worldwide Inc. (2022 to present)

•	Member of the Governance Committee and the Capital Allocation and Planning Committee

OVERALL 2023 ATTENDANCE(2)		100%

Meeting Attendance

Board	5 of 5	100%
Compensation	4 of 4	100%
Integration	3 of 3	100%

BUSINESS EXPERIENCE

•	President and Chief Executive Officer of FedEx Ground (2013 to 2021)
•	Executive Vice President, Strategic Planning, Communications, and Contractor Relations for FedEx Corp. (2009 to 2013)

PAST PUBLIC COMPANY BOARD EXPERIENCE

•	Kansas City Southern (2017 to April 13, 2023)

OTHER EXPERIENCE

Other Boards - Past

•	United Way of Southwestern Pennsylvania

EDUCATION

•	Bachelor of Arts in Economics, University of Michigan

SHARE OWNERSHIP

Shares: 26,206

DDSUs: 2,589

Meets share ownership requirements

(1)

Ms. Kennedy was appointed to the Board of CPRC and appointed a member of the CPRC Audit and Finance Committee and CPRC Risk and Safety Committee on April 14, 2023. Ms. Kennedy was subsequently elected to the Board of CPKC and appointed a member of the CPKC Audit and Finance Committee and the CPKC Risk and Safety Committee on June 15, 2023.

(2)

Mr. Maier was appointed to the Board of CPRC and appointed a member of the CPRC Management Resources and Compensation Committee and the CPRC Integration Committee on April 14, 2023. Mr. Maier was subsequently elected to the Board of CPKC and appointed a member of the CPKC Management Resources and Compensation Committee and the CPKC Integration Committee on June 15, 2023.

22 CPKC

PROXY CIRCULAR ABOUT THE DIRECTOR NOMINEES

Matthew H. Paull(1)
Independent Age: 72 Director since: January 26, 2016 Residence: Wilmette, Illinois, U.S.A. 2023 voting results: 98.53% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings experience in the following areas: senior executive leadership, accounting & financial literacy, accounting & financial expertise, executive compensation/human resources, investment management, governance, government/regulatory affairs and legal, risk management and strategic oversight.

CURRENT PUBLIC COMPANY BOARD EXPERIENCE

Air Products & Chemicals Corporation (2013 to Present)

•	Chair of Audit and Finance Committee
•	Member of Corporate Governance and Nominating Committee and Executive Committee

OVERALL 2023 ATTENDANCE(2)		90%

Meeting Attendance

Board	6 of 7	86%
Compensation (Chair)	6 of 6	100%
Audit and Finance	5 of 6	83%

BUSINESS EXPERIENCE

•	Senior Executive Vice-President and Chief Financial Officer of McDonald’s Corporation (2001 until his retirement in 2008)(3)
•	Before joining McDonald’s in 1993, was a partner at Ernst & Young where he managed a variety of financial practices during his 18-year career and consulted with many leading multinational corporations

PAST PUBLIC COMPANY BOARD EXPERIENCE

•	Chipotle Mexican Grill Inc. (2016 to 2020) (member of Compensation Committee)
•	Best Buy Co. (2003 to 2013) (Lead independent director and chair of Finance Committee)
•	WMS Industries Inc. (2012 to 2013)
•	KapStone Paper and Packaging Corporation (2010 to 2018)

OTHER EXPERIENCE

Other Boards - Past

•	Pershing Square Capital Management, L.P. (2008 to 2023) (member of Advisory Board)

EDUCATION

•	Master’s degree in Accounting, University of Illinois
•	Bachelor’s degree, University of Illinois

SHARE OWNERSHIP

Shares: 18,690

DDSUs: 45,791

Meets share ownership requirements

Jane L. Peverett(1)
Independent Age: 65 Director since: December 13, 2016 Residence: West Vancouver, British Columbia, Canada 2023 voting results: 98.93% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings experience in the following areas: senior executive leadership, accounting & financial literacy, accounting & financial expertise, environment, health & safety, executive compensation/human resources, governance, government/regulatory affairs and legal, risk management and strategic oversight.

CURRENT PUBLIC COMPANY BOARD EXPERIENCE

Northwest Natural Gas Company (2007 to present)

•	Chair of Audit Committee
•	Member of Governance Committee and Organization and Executive Compensation Committee

Capital Power Corporation (2019 to present)

•	Member of People, Culture and Governance Committee and the Health, Safety and Environment Committee

Suncor Energy Inc. (2023 to present)

•	Member of the Audit Committee and Governance Committee

OVERALL 2023 ATTENDANCE		100%

Meeting Attendance

Board	7 of 7	100%
Audit and Finance (Chair)	6 of 6	100%
Governance	3 of 3	100%

BUSINESS EXPERIENCE

•	President & Chief Executive Officer of BC Transmission Corporation (electrical transmission) (2005 to 2009)
•	Vice-President, Corporate Services and Chief Financial Officer of BC Transmission Corporation (2003 to 2005)(3)
•	President of Union Gas Limited (a natural gas storage, transmission and distribution company) (2002 to 2003)
•	Other positions at Union Gas Limited: President & Chief Executive Officer (2001 to 2002); Senior Vice-President Sales & Marketing (2000 to 2001) and Chief Financial Officer (1999 to 2000)(3)

PAST PUBLIC COMPANY BOARD EXPERIENCE

•	Encana Corp. (2003 to 2017)
•	Postmedia Network Canada Corp. (2013 to 2016)
•	Hydro One Limited (2015 to 2018)
•	CIBC (2009 to April 2023)

OTHER EXPERIENCE

Other Boards - Current

•	CSA Group (2019 to present) (Chair of the Board)
•	British Columbia Institute of Corporate Directors Advisory Board

EDUCATION

•	Bachelor of Commerce degree, McMaster University
•	Master of Business Administration degree, Queen’s University
•	Certified Management Accountant
•	A Fellow of the Society of Management Accountants
•	Holds the ICD.D designation from the Institute of Corporate Directors

SHARE OWNERSHIP

Shares: 0

DDSUs: 30,406

Meets share ownership requirements

(1)	Mr. Paull and Ms. Peverett meet the SEC definition of “Audit Committee Financial Expert”
(2)	Mr. Paull missed a one hour board and audit committee meeting during July of 2023 due to a prescheduled ankle surgery.
(3)

Mr. Paull is an audit financial expert by virtue of, among other things, having been the CFO of a public company. Ms. Peverett is an audit financial expert by virtue of, among other things her past CFO experience and related background.

2024 MANAGEMENT PROXY CIRCULAR 23

Andrea Robertson
Independent Age: 60 Director since: July 15, 2019 Residence: Calgary, Alberta, Canada 2023 voting results: 99.22% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings experience in the following areas: senior executive leadership, accounting & financial literacy, environment, health & safety, executive compensation/human resources, transportation industry knowledge, governance, government/regulatory affairs and legal, risk management, and strategic oversight.

OVERALL 2023 ATTENDANCE		100%

Meeting Attendance

Board	7 of 7	100%
Governance	3 of 3	100%
Compensation	6 of 6	100%
Integration	3 of 3	100%

BUSINESS EXPERIENCE

•	Chair of the Board, Calgary Airport Authority (2023 to present)
•	President & Chief Executive Officer, Shock Trauma Air Rescue Service (STARS) (2011 to 2023)
•	President & Chief Operating Officer, STARS (2011 to 2012)
•	Chief Nursing and Health Professions Officer, Alberta Health Services (2009 to 2011)
•	Vice President, Foothills Medical Centre (2008 to 2009)
•	Vice President, Alberta Children’s Hospital (2008 to 2009)
•	Vice President, South Health Campus (2005 to 2007)

OTHER EXPERIENCE

Other Boards - Current

•	The Calgary Airport Authority (2017 to present)

Other Boards - Past

•	Bow Valley College (2015 to 2018)
•	United Way (2007 to 2013)
•	University of Alberta, Faculty of Medicine & Dentistry (2021 to 2023)

EDUCATION

•	Executive Leadership, Harvard University
•	ICD.D Rotman School of Business
•	Masters in Health-Care Administration, Central Michigan University
•	Baccalaureate of Nursing, University of Calgary
•	Executive Fellowship, Wharton University

SHARE OWNERSHIP

Shares: 0

DDSUs: 16,141

Expected to meet share ownership requirements in 2024

Gordon T. Trafton(1)
Independent Age: 70 Director since: January 1, 2017 Residence: Naperville, Illinois, U.S.A. 2023 voting results: 99.28% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings experience in the following areas: senior executive leadership, accounting & financial literacy, environment, health & safety, executive compensation/human resources, transportation industry knowledge, governance, government/regulatory affairs and legal, risk management, sales & marketing and strategic oversight.

OVERALL 2023 ATTENDANCE(2)		100%

Meeting Attendance

Board	7 of 7	100%
Governance	2 of 2	100%
Risk and Sustainability (Chair)	3 of 3	100%
Integration	3 of 3	100%

BUSINESS EXPERIENCE

•	Consultant, Brigadier Consulting (2014 to 2015)
•	Consultant, CPKC (f/k/a Canadian Pacific Railway Limited) (2013)
•	Special Advisor to the Canadian National Railway (CN) leadership team (2009 to his retirement in 2010)
•	Senior Vice-President Strategic Acquisitions and Integration, CN (2009 to 2010)
•	Senior Vice-President, Southern Region, CN (2003 to 2009)
•	Vice-President, Operations Integration, CN (2001 to 2003)
•	Vice-President, Transportation and IT Services, Illinois Central Railroad (1999 to 2001)
•	Held a number of leadership positions with Illinois Central Railroad and Burlington Northern Railroad

OTHER EXPERIENCE

Other Boards - Current

•	Leeds School of Business Advisory Board, University of Colorado Boulder (2012 to present)
•	Sacred Cow Consulting, Inc., Advisory Board (2020 to present)
•	Pacific National (2023 to present)

EDUCATION

•	Bachelor of Science, Transportation Management from the Leeds School of Business, University of Colorado Boulder

SHARE OWNERSHIP

Shares: 0

DDSUs: 30,065

Meets share ownership requirements

(1)	Identifies as a visible minority.
(2)	Mr. Trafton ceased to be a member of the Corporate Governance, Nominating and Social Responsibility Committee on June 15, 2023.

24 CPKC

PROXY CIRCULAR ABOUT THE DIRECTOR NOMINEES

Other than as disclosed below, none of the nominated directors is, or has been in the last 10 years:

(a) a director, chief executive officer or chief financial officer of a company that:

• was subject to a cease trade or similar order or an order that denied the issuer access to any exemptions under securities legislation for over 30 consecutive days, that was issued while the proposed director was acting in that capacity, or

• was subject to a cease trade or similar order or an order that denied the issuer access to an exemption under securities legislation for over 30 consecutive days, that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in that capacity

(b) a director or executive officer of a company that, while that proposed director was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets,

(c) become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold their assets, or

(d) subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities commission.

Ms. Peverett was a director of Postmedia Network Canada Corp. (Postmedia) from April 2013 to January 2016. On October 5, 2016, Postmedia completed a recapitalization transaction under a court-approved plan of arrangement under the CBCA. Approximately US$268.6 million of debt was exchanged for shares that represented approximately 98 percent of the outstanding shares of Postmedia at that time. Postmedia repaid, extended and amended the terms of its outstanding debt obligations.

2024 MANAGEMENT PROXY CIRCULAR 25

2023 Director Compensation

The Governance Committee reviews director compensation every two to three years based on the directors’ responsibilities, time commitment and the compensation provided by comparable companies. Each director is paid an annual retainer of U.S.$280,000. The chairs of the Compensation Committee and the Audit and Finance Committee receive an additional U.S.$40,000 per year. All other Committee chairs receive an additional U.S.$30,000 per year and the Board Chair receives an additional U.S.$195,000 per year.

We paid directors a total of approximately $4,138,872 in 2023 as detailed in the table below. Directors receive a flat fee retainer to cover their ongoing oversight and responsibilities throughout the year, and they do not receive additional compensation for attendance at Board and committee meetings.

Directors receive 100 percent of their annual retainer in director deferred share units (DDSUs) until they have met their share ownership requirements. After that, directors are required to receive at least 50 percent of their compensation in DDSUs. The totals listed in the chart below represent (1) the approximate dollar value of DDSUs credited to each director’s DDSU account in 2023, based on the closing fair market value of our shares on the grant date plus (2) the cash portion paid if a director elected to receive a portion of their compensation in cash.

Mr. Creel does not receive compensation in respect of his role as a director because he is compensated in respect of his role as President and CEO (see pages 52 and 58 for details). He is therefore not included in the chart below.

All figures in the chart below are in Canadian dollars.

Name	Fees earned(2) (paid in cash) ($)	Share-based awards(1),(2) (DDSUs) ($)	All other compensation(2)(3)(5) ($)	Total ($)	% of Total Fees Taken in DDSUs
John Baird	0	416,069	1,000	417,069	100
Isabelle Courville	317,769	318,763	1,000	637,532	50
Jill Denham	112,390	263,063	1,000	376,453	70
Antonio Garza(4)	0	201,270	66,182	267,452	100
David Garza-Santos(4)	0	201,270	1,397	202,667	100
Edward Hamberger	0	308,758	1,350	310,108	100
Janet Kennedy(4)	0	201,270	41,888	243,158	100
Henry Maier(4)	0	201,270	41,871	243,141	100
Matthew Paull	0	321,325	1,350	322,675	100
Jane Peverett	214,076	214,745	1,000	429,821	50
Andrea Robertson	0	375,804	1,000	376,804	100
Gordon Trafton	155,000	155,642	1,350	311,992	50

(1)

The value of the share-based awards has been calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC 718) using the grant date fair value, which is prescribed by the Directors’ Deferred Share Unit Plan.

(2)

All directors fees are initially determined in U.S. dollars. The value of director share-based awards, and cash and other payments, as applicable, is paid in their local currency. Ms. Kennedy and Messrs. Garza, Garza-Santos, Hamberger, Maier, Paull and Trafton were paid in U.S. dollars and their amounts have been converted to Canadian dollars using the 2023 average exchange rate of $1.3497. Ms. Courville, Denham, Peverett and Robertson and the Mr. Baird were paid in Canadian dollars based on the exchange rate on the grant date.

(3)

Each director was provided with a $1,000 donation in local currency (with exception of Mr. Garza-Santos whose payment was made in U.S. dollars) to the charity of their choice in December 2023 in gratitude for their year of service. This amount appears under All other compensation.

(4)	Messrs. Garza, Garza-Santos and Maier and, Ms. Kennedy each joined the Board on June 15, 2023.

26 CPKC

PROXY CIRCULAR ABOUT THE DIRECTOR NOMINEES

(5)

Prior to the Control Date, KCS paid group term life and accidental death and dismemberment premiums (AD&D) for Messrs. Garza, Garza-Santos and Maier, and Ms. Kennedy. In addition, they were provided a two-for-one match of eligible charitable contributions made (up to a maximum of U.S.$30,000). In addition, Mr. Garza was paid annual director fees of U.S.$36,000 by KCS’s wholly owned subsidiary, Kansas City Southern de Mexico, S.A. de C.V. (KCSM), for serving as Chairman of its board of directors. These amounts are detailed in the table below and have been converted to Canadian dollars using the 2023 average exchange rate of $1.3497.

Name	Group Term Life Premiums	AD&D Premiums	Charitable Matching Gifts	KCSM Director Fees
Antonio Garza	40	7	16,196	48,589
David Garza-Santos	40	7	0	0
Janet Kennedy	40	7	40,491	0
Henry Maier	26	4	40,491	0

You can read more about our director compensation program beginning on page 80.

Incentive plan awards

Outstanding share-based awards and option-based awards

The table below shows all vested and unvested equity incentive awards held by directors, that are outstanding as of December 31, 2023.

On July 21, 2003, the Board suspended any additional grants of options under the director stock option plan. There are no outstanding options under that plan.

Non-employee directors are not granted stock options under the Management Stock Option Incentive Plan.

	Share-based awards
Name	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($)	Market or payout value of vested share-based awards not paid out or distributed ($)(1)
John Baird	-	-	4,420,107
Isabelle Courville	-	-	6,687,077
Jill Denham	-	-	3,148,525
Antonio Garza	-	-	270,403
David Garza-Santos	-	-	270,403
Edward Hamberger	-	-	1,725,194
Janet Kennedy	-	-	270,403
Henry Maier	-	-	270,403
Matthew Paull	-	-	4,779,462
Jane Peverett	-	-	3,182,145
Andrea Robertson	-	-	1,689,338
Gordon Trafton	-	-	3,138,060

(1)

Calculated based on the closing price of our shares on December 29, 2023 (the last trading day of the year) on the TSX ($104.84), in the case of directors resident in Canada, and on the NYSE (U.S.$79.06) which was converted to Canadian dollars using the year-end exchange rate of $1.3226, in the case of the directors resident in the U.S. and Mexico.

2024 MANAGEMENT PROXY CIRCULAR 27

2023 Board and Committee reports overview

In 2023, the Board had five standing committees to assist it in fulfilling its duties and responsibilities:

•  Audit and Finance Committee

•  Corporate Governance, Nominating and Social Responsibility Committee (Governance Committee)

•  Management Resources and Compensation Committee (Compensation Committee)

•  Risk and Sustainability Committee

•  Integration Committee

Each committee has terms of reference approved by the Board that set out the committee’s responsibilities. Each committee has fulfilled all of its responsibilities in 2023. All committee memberships are as of December 31, 2023 unless otherwise noted.

Independence

Each committee is made up solely of independent directors, according to the independence criteria of the NYSE corporate governance rules and applicable Canadian securities laws.

Meeting in camera

Each committee has the opportunity to meet in camera, without management present. In camera sessions are required at the end of each meeting of the Audit and Finance Committee, the Compensation Committee and the Board. You can read about each director in the profiles beginning on page 19. Copies of the terms of reference for the Board and committees are available on our website (investor.cpkcr.com/governance).

Integration Committee

Responsible for overseeing the integration of KCS following the Company’s acquisition of control of KCS. The Integration Committee also provides advice to management regarding the integration of KCS and evaluates, approves and monitors the integration plan. The members as of December 31, 2023 were as follows:

MEMBERS

Hon. Edward Hamberger (Chair)

Isabelle Courville

David Garza-Santos

Henry Maier

Andrea Robertson

Gordon Trafton

2023 HIGHLIGHTS

Since April 14, 2023, the Committee held three formal meetings and a number of informal meetings. The Committee met informally in December to address integration synergies. Prior to April 14, 2023, meetings of the Integration Committee were conducted during the Board meetings.

Strategic Risk

•  Reviewed steps required for post control plans, and monitored the integration plan

Safety and environmental processes and systems

•  Received updates on the safety integration plan and environmental matters

Culture

•  Reviewed the development of an integrated future CPKC culture

•  Reviewed updates on Mexican integration matters.

Synergies

•  Monitored achievement of revenue and cost synergies following the Company’s control of KCS

Corporate Governance, Nominating and Social Responsibility Committee

Responsible for monitoring and assessing the functioning of the Board and committees and for developing and implementing good corporate governance practices, identifying qualified director candidates and recommending director nominees for election to the Board. Also has oversight responsibility in respect of major issues of public policy relevant to our business and reviews and assesses initiatives of the Corporation related to social responsibility and diversity and inclusion.

MEMBERS

Hon. John Baird (Chair)

Isabelle Courville

Amb. Antonio Garza (Ret.)

Jane Peverett

Andrea Robertson

2023 HIGHLIGHTS

Three formal meetings in 2023 in addition to a number of informal meetings to discuss the matters before the committee.

Corporate governance

•	Reviewed and updated our corporate governance principles and guidelines
•	Reviewed and confirmed the terms of reference for the Board and committees
•	Reviewed and confirmed the position descriptions for the Board Chair, CEO and committee chairs
•	Reviewed Board age and term limits
•	Received and approved management proxy circular and related disclosures
•	Reviewed the Code of Business Ethics and approved updates aligning legacy CP and legacy KCS code of business ethics
•	Reviewed shareholder engagement feedback
•	Reviewed and approved Terms of Reference for the Integration Committee
•	Reviewed and updated committee terms of reference

Board performance

•	Set Board goals for 2023 relating to strategic planning, Board succession, shareholder engagement, director education and mentorship
•	Engaged in a peer review process as part of the director evaluation process
•	Evaluated the performance of the Board, committees, Board Chair, committee chairs and individual directors for 2023

Board composition for 2023

•	Reviewed the director skills matrix to ensure that the current directors have the skills and experience to meet the Board’s needs

Director development

•	Continuing education provided through board and committee meetings as well as participation in industry conferences.
•	Reviewed our director orientation and onboarding process and developed plan for onboarding of KCS directors
•	Onboarded Amb. Antonio Garza (Ret.), Mr. David Garza-Santos, Ms. Janet Kennedy and Mr. Henry Maier as directors

28 CPKC

PROXY CIRCULAR ABOUT THE DIRECTOR NOMINEES

Audit and Finance Committee

Responsible for fulfilling all public company audit committee legal obligations and assists the Board in fulfilling its oversight responsibilities in relation to the disclosure of financial statements and information derived from them, including the review and integrity of the financial statements, the integrity and quality of our financial reporting and internal controls, our compliance with applicable legal and regulatory requirements, the qualifications, independence, engagement, compensation and performance of the external auditor, and the performance of our internal audit function. The Audit and Finance Committee is also responsible for assisting the Board with oversight of additional matters including financing plans and programs, financial risks and contingent exposures, and the pension plans sponsored by the Company. The Audit and Finance Committee has in camera meetings with the external auditor, internal audit and the Chief Financial Officer at each meeting. In addition, the Audit and Finance Committee holds in camera sessions at each meeting.

The Audit and Finance Committee has been established in accordance with the Exchange Act, NYSE standards and National Instrument 52-110 Audit Committees.

MEMBERS

Jane Peverett (Chair)

Isabelle Courville

Jill Denham

David Garza-Santos

Janet Kennedy

Matthew Paull

2023 HIGHLIGHTS

Six formal meetings in 2023 in addition to a number of informal meetings to discuss the matters before the Committee.

External auditor

•	Oversaw the pre-approval of audit and non-audit services provided by the external auditor, including a discussion on which non-audit services the external auditor is prohibited from providing
•	Reviewed the performance of the external auditor and recommended to the Board the re-appointment of the Company’s external auditor for fiscal year 2023
•	Reviewed the non-audit review reports of the auditor of our interim financial statements each quarter
•	Received assurance from the external auditor that the annual audit was performed in a manner consistent with accepted standards
•	Met with the external auditor to discuss independence and other required matters under the Public Company Accounting Oversight Board (PCAOB) standards governing communications with audit committees
•	Received the external auditor’s written disclosure required by the PCAOB about its communication regarding independence
•	Reviewed the formal statement from the external auditor confirming its independence and the policies regarding hiring of the external auditor’s employees or former employees
•	Reviewed the external auditor’s annual audit plan
•	Approved the external auditor’s annual compensation
•	Reviewed accounting and disclosure impacts specific to the KCS acquisition

Risk oversight

•	Reviewed and monitored our material financial disclosure
•	Confirmed our Audit and Finance Committee financial experts
•	Received report from the Chief Legal Officer to review all legal and regulatory matters and claims that could have a material impact on our financial position

Financial disclosure review and internal controls

•	Met with management, internal auditor and the external auditor to review the adequacy and effectiveness of the financial reporting process, the internal control procedures and the disclosure controls
•	Reviewed our procedures for receiving and addressing complaints on accounting, internal accounting controls or auditing matters
•	Reviewed and recommended for Board approval the interim financial reports on Form 10-Q and quarterly earnings releases
•	Reviewed management methodologies for critical accounting estimates
•	Reviewed management progress on adoption of future accounting standards
•	Met with management and external auditor to review our annual audited consolidated financial statements and then recommended them to the Board for approval and to be included in our annual report on Form 10-K
•	Reviewed the Company’s Delegation of Monetary Authority and recommended changes to the Board for approval

Treasury

•	Reviewed and approved changes to the Company’s Delegation of Monetary Banking Authorities
•	Reviewed and approved the exchange of KCS notes for new CPRC notes on substantially the same terms and conditions.

Internal audit

•	Reviewed and approved the internal auditor’s annual audit plan
•	Reviewed reports and recommendations on internal audit issues, and monitored how management responded to any issues identified by the internal auditor
•	Received updates from the internal auditor quarterly
•	Reviewed process for receiving, retaining and resolving complaints received on the Company’s alert line
•	Reviewed the effectiveness of select cybersecurity controls
•	Directly oversaw the internal audit function, its performance, activities, organizational structure, leadership and the skills and experience of the group

Pension plans

•	Reviewed and approved asset allocation changes and plan de-risking strategy
•	Reviewed and approved changes to the Statement of Investment Policies and Procedures
•	Reviewed and approved changes to the Terms of Reference of the Management Pension Committee
•	Reviewed pension plan financial statements and external auditor’s reports
•	Reviewed pension plan performance for the Canadian defined benefit pension plans
•	Reviewed and approved pension plan amendments

2023 Audit Committee Financial Experts

All members of the Audit and Finance Committee are “financially literate” as required by the NYSE and applicable Canadian securities laws. As of December 31, 2023, the following Audit and Finance Committee members have been determined to be “audit committee financial experts” as defined by the SEC:

•   Isabelle Courville

•   Janet Kennedy

•   Matthew Paull

•   Jane Peverett

2024 MANAGEMENT PROXY CIRCULAR 29

Management Resources and Compensation Committee

Responsible for fulfilling public company compensation committee legal obligations and assisting the Board with the appointment and compensation of executive officers, overseeing our compensation philosophy and programs including incentive and retirement plans, establishing performance objectives and evaluating performance of certain senior officers and the succession plans for senior officers.

MEMBERS

Matthew Paull (Chair)

Isabelle Courville

Jill Denham

Henry Maier

Andrea Robertson

2023 HIGHLIGHTS

Five formal meetings in 2023 in addition to a number of informal meetings to discuss the matters before the Committee.

CEO performance and compensation

•	Reviewed the assessment process and established performance objectives for the year
•	Evaluated the CEO’s performance and recommended his compensation to the Board

Executive compensation

•	Reviewed and approved 2023 special synergy grants
•	Assessed CEO and other management retention risks
•	Reviewed CEO and NEO 2023 performance objectives and goals
•	Reviewed the CEO’s assessment of the NEOs and other direct reports of the CEO and recommended their 2023 compensation to the Board
•	Reviewed and approved the 2023 combined CPKC short-term incentive metrics
•	Reviewed executive share ownership guidelines and monitored compliance
•	Reviewed and approved officer appointments
•	Reviewed and approved amendments to the clawback policy including adoption of the Dodd-Frank Clawback Policy

Succession planning and Organizational Health

•	Reviewed the succession plans for the CEO and other management roles, including the process for identifying, developing and retaining executive talent
•	Reviewed results of inaugural CPKC employee engagement survey

Risk oversight

•	Continued oversight of comprehensive compensation risk with the review of the executive compensation program, incentive plan design and policies to reward performance and align management interests with shareholders’ interests

You can read about compensation governance on page 36 and executive compensation generally beginning on page 31.

Risk and Sustainability Committee

Responsible for assisting the Board in its oversight responsibilities with respect to our strategic and integrated risk practices, the robustness of our safety and environmental processes and systems and the long-term sustainability model for the conduct of our business.

MEMBERS

Gordon Trafton (Chair)

Hon. John Baird

Isabelle Courville

Amb. Antonio Garza (Ret.)

Hon. Edward Hamberger

Janet Kennedy

2023 HIGHLIGHTS

Three formal meetings in 2023 and a number of informal meetings to discuss the matters before the Committee.

Oversight of risk and safety

•	Reviewed management’s approach on safety matters, including safety management systems, disability management, technical training and operating practices and rules
•	Reviewed management’s risk structure and its ability to manage and respond to risk
•	Reviewed risk mitigation matters including risk management, casualty management, security and damage prevention
•	Reviewed the Company’s insurance strategy to mitigate and transfer risks
•	Reviewed emergency response processes
•	Reviewed rail technology and innovations and their role in managing risk and enhancing safety
•	Received updates from management on transportation of hazardous materials
•	Reviewed summary of Safety Management Systems (SMS)/Risk Reduction Program in Canada and the U.S.
•	Received updates from management on cybersecurity
•	Received updates from management on security (including Canada, U.S. and Mexico)

Oversight of sustainability

•	Committee Chair engaged top shareholders in discussions, including on sustainability matters
•	Supported the Company’s participation in SBTi’s Business Ambition for 1.5ºC global campaign, which includes alignment in supporting of the global economy to achieve net-zero emissions by 2050
•	Supported management’s prioritization of a 2030 GHG emissions reduction target for the Company’s combined locomotive operations, which was validated by SBTi
•	Engagement with management on the Company’s key carbon reduction efforts, including management’s analysis of potential decarbonization opportunities and important ongoing climate initiatives
•	Received updates from management on the hydrogen locomotive program
•	Received regular sustainability updates from management, including on sustainability governance matters
•	Provided oversight with respect to sustainability disclosures and engagement with third-party ESG information providers and ratings organizations

30 CPKC

PART III – EXECUTIVE COMPENSATION

MESSAGE FROM THE CHAIR OF THE MANAGEMENT RESOURCES AND COMPENSATION COMMITTEE

Fellow Shareholders,

On April 14, 2023, two iconic railroads were brought together led by CPKC’s CEO, Keith Creel, an industry veteran. Since the transaction was announced in 2021, I have met with many of our institutional shareholders to discuss the Company’s approach to executive compensation during this critical time. You’ve shared your excitement for the Company’s future while also making it clear that delivering on our stated merger synergies would be critical to creating long-term shareholder value.

You also recognize CPKC has an industry leading management team. This sentiment has been reinforced through the annual Institutional Investor rankings where CPKC once again was the top scoring company in all of Canada, across all sectors. The Company ranked first in its sector in nearly every category including best CEO, CFO, IR program, ESG program, and company board. I am incredibly proud of the CPKC team on this prestigious recognition from the investment community.

Incentive Plan Performance

This was a transformational year for the Company. In 2023, CPKC produced the lowest FRA-reportable train accident frequency among Class 1 railroads, building on CP’s legacy of 17 consecutive years as a safety leader. CPKC also delivered volume growth and best-in-class earnings growth. The team’s commitment to delivering growth at a low incremental cost while ensuring the safety of its employees and neighboring communities resulted in a short-term incentive plan (STIP) corporate performance factor of 140 percent for our CEO and other named executive officers (NEOs). The 2021 performance share unit (PSU) plan had an overall payout of 135 percent based on CP standalone performance.

Focus on Synergies

Through our engagement efforts, we have heard from our investors about the importance of incentivizing management to deliver on the synergy commitments we made to shareholders and regulators as part of the merger. Following closure of the merger, the Board approved a one-time synergy performance grant for 28 key senior leaders (excluding the CEO). The grant was in the form of PSUs and will only pay out if a threshold level of synergies and TSR are achieved. It also serves as a valuable retention tool for in-demand Class 1 railroad talent with Precision Scheduled Railroading experience. More details about this grant can be found on page 46.

To ensure alignment with our multi-year plan and keep efforts focused during the integration period, a synergy-related EBITDA target was added to CPKC’s long-term incentive plan (LTIP) PSU design for the 2024 granting cycle. This design change will ensure all LTIP eligible employees across CPKC, including our CEO, are aligned and focused on delivering what we said we would do.

We know our shareholders like Return on Invested Capital (ROIC) as a PSU measure and we do too. It remains our intent to return to it as a key performance measure once we reach the appropriate stage of the CPKC integration.

Governance Updates

Recognizing that we are a much larger company with an expanded North American reach, we benchmarked our key compensation practices and made some notable updates for 2024. As outlined on page 34, we updated our compensation peer group. Our peer group will continue to feature Class 1 Railroads and will be expanded to include North American capital-intensive companies of similar geography, size and business complexity. The Company also increased share ownership requirements by one times salary for executives at the senior vice-president level and above. Share ownership requirements are discussed further on page 35.

Annual “say on pay” vote

On behalf of the Management Resources and Compensation Committee, I encourage you to take time to read the compensation discussion and analysis, which starts on page 32, and invite you to vote on our approach to executive compensation at this year’s annual meeting. If you have any questions about our compensation programs, please contact me through the office of the Corporate Secretary at CPKC, or by sending an email to ocs@cpkcr.com. Your comments and feedback are welcome at any time.

Sincerely,

Matthew H. Paull

Chair, Management Resources and Compensation Committee

2024 MANAGEMENT PROXY CIRCULAR 31

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy circular.

Our executive compensation program is designed to pay for performance, to align management interests with our business strategy and the interests of our shareholders, and to engage and retain our executives. This section of our proxy circular provides shareholders with descriptions of our compensation programs and 2023 compensation decisions for our Named Executive Officers (NEOs), listed below.

2023 NAMED EXECUTIVE OFFICERS
Keith E. Creel President and Chief Executive Officer
Nadeem S. Velani Executive Vice-President and Chief Financial Officer
John K. Brooks Executive Vice-President and Chief Marketing Officer
Mark A. Redd(1) Executive Vice-President and Chief Operating Officer
John F. Orr(2) Executive Vice-President and Chief Transformation Officer

(1)	Until April 13, 2023, Mr. Redd held the role of Executive Vice-President Operations at CP. He was appointed Executive Vice-President and Chief Operating Officer of CPKC effective April 14, 2023.
(2)	Until April 13, 2023, Mr. Orr held the role of Executive Vice-President Operations at KCS. He was appointed Executive Vice-President and Chief Transformation Officer of CPKC effective April 14, 2023.

Where to find it

Compensation Discussion and Analysis	32
Our Approach to Executive Compensation	33
Compensation Governance	36
Compensation Programs	41
2023 Executive Compensation	42
Named Executive Officer Profiles	52
Share Performance	57

Executive Compensation Details	58
Summary Compensation Table	58
Incentive Plan Awards	61
Retirement Plans	65
Termination and Change in Control	68
CEO Pay Ratio	70

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PROXY CIRCULAR PART III – EXECUTIVE COMPENSATION

Our approach to executive compensation

Our executive compensation program supports our operations-focused culture, is linked to the critical metrics that drive the achievement of our strategic plan without taking on undue risk, and is designed to create long-term sustainable value for our shareholders. The key elements of our approach to executive compensation include:

•	competitive market pay practices to attract and retain talent
•	a compensation mix that is incentive-driven with a large portion of total direct compensation that is variable or “at-risk” to support our pay for performance culture
•	compensation components paying out over multiple performance periods to link to our short- and long-term business strategy
•	alignment of management’s interests with those of our shareholders through equity-based compensation and share ownership requirements

We have five key foundations designed to focus us on our goal of being the best railroad company in North America:

Compensation mix

Attracting and retaining high performing executives is key to our long-term sustainable growth and success. Built into our compensation pay mix is a significant emphasis on incentive-driven pay where the proportion of at-risk pay increases by level. Executives earn more if we perform well, and less when performance is not as strong. A significant component of executive at-risk pay is equity-based compensation, which links directly to the value of our shares, ensuring alignment with the interest of our shareholders. We also require our executives to own CPKC equity and our share ownership guidelines increase by executive level (see page 35).

Target total direct compensation mix for our NEOs is shown in the graph. 91 percent of our CEO’s and an average of 80 percent of our other NEOs’ target total direct compensation is at risk.

2024 MANAGEMENT PROXY CIRCULAR 33

Benchmarking

The peer group used in 2023 was unchanged from the prior year and consisted of our Class 1 peers plus 11 capital-intensive Canadian companies.

As a larger, more complex North American entity, the Compensation Committee reviewed and approved updates to our peer group to better reflect the market we compete with for talent. The group continues to include our Class 1 railroad peers plus, effective for 2024, 14 capital-intensive North American companies. For certain positions within the organization, we apply a heavier weighting to Class 1 railroad peers.

Our revised compensation peer group is comprised of 11 Canadian companies and eight (8) U.S. companies that are similar in geography, size, industry and business complexity. Size criteria considers metrics such as EBITDA, market capitalization, enterprise value and total assets.

Class 1 Railroads	North American Capital-Intensive Companies

BNSF Railway Company	Air Canada	Enbridge Inc.	Suncor Energy Inc.

Canadian National Railway Company	Barrick Gold Corporation	FedEx Corporation	TC Energy Corporation

CSX Corporation	BCE Inc.	Nutrien Ltd.	TELUS Corporation

Norfolk Southern Corporation	Canadian Natural Resources Ltd.	Old Dominion Freight Line Inc.	United Parcel Services Inc.

Union Pacific Corporation	Cenovus Energy Inc.	Republic Services Inc.

Compensation pays out over time

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PROXY CIRCULAR PART III – EXECUTIVE COMPENSATION

Executives are CPKC shareholders

We require executives and senior management employees to own equity in the Company so they have a stake in our future success. Share ownership requirements are set as a multiple of base salary and increase by level. The ownership requirement must be achieved within five years of the employee being appointed to their position and can be met by holding common shares or deferred share units (DSUs). Notional shares in the form of PSUs, restricted share units (RSUs), and stock options do not count towards ownership requirements. Once executives have met their initial shareholding requirements, they are required to maintain compliance, which is reported annually to the Compensation Committee. Starting in 2024, the CEO must maintain the ownership level of seven times his base salary for one year after the cessation of employment.

Executives have the opportunity to participate in the Senior Executive’s DSU Plan (see page 66 for further plan details). DSUs must be held for a minimum of six months after the executive leaves the Company. The units are redeemed for cash, with (i) Canadian-resident executives being entitled to elect a date of payment between the date that is six months following their departure from the Company and December 15th of the following calendar year, in compliance with Canadian tax rules; and (ii) U.S. resident executives being paid six months after their departure from the Company, in compliance with U.S. tax regulations.

The table below shows the share ownership requirement by executive level, applicable to 143 executives and senior management employees in 2023.

Executive Level	2023 Ownership requirement (as a multiple of base salary)

Starting in 2024, the Board approved increased share ownership requirement for the CEO (7x), Executive Vice-President (5x) and Senior Vice-President (3x) levels, consistent with our commitment to align executive compensation with shareholder interests and market competitive practices.

CEO	6x
Executive Vice-President	4x
Senior Vice-President	2x
Vice-President	1.5 to 2x
Senior management	1x

Equity ownership (as at December 31, 2023)

Executive	2023 Requirement (as a multiple of salary)	Minimum ownership value ($)(1)	Shares ($)(2)	Deferred share units ($)(2)	Total ownership value ($)(2)	Total ownership (as a multiple of salary)

Keith Creel	6x	10,713,060	10,075,117	17,210,372	27,285,489	15.28x

Nadeem Velani	4x	3,805,920	438,429	7,805,207	8,243,636	8.66x

John Brooks	4x	3,650,376	1,385,313	1,775,437	3,160,750	3.46x

Mark Redd(3)	4x	3,623,924	2,528,836	2,278,986	4,807,822	5.31x

John Orr	4x	2,777,460	3,435	2,163,251	2,166,686	3.12x

(1)	Minimum ownership values for Messrs. Creel, Brooks, Redd and Orr have been converted to Canadian dollars using a year-end exchange rate of $1.3226
(2)

Values for Messrs. Creel, Brooks, Redd and Orr are based on US$79.06, the closing NYSE share price on December 29, 2023 (the last trading day of the year), converted to Canadian dollars using a year-end exchange rate of $1.3226. Values for Mr. Velani are based on $104.84, the closing TSX share price on December 29, 2023.

2024 MANAGEMENT PROXY CIRCULAR 35

Compensation governance

Disciplined decision-making process

Executive compensation decisions involve management, the Compensation Committee and the Board. The Board has final approval for setting, amending and adopting any equity compensation plans or awards, subject to applicable shareholder approval requirements. The Compensation Committee also receives advice and support from external consultants from time to time and since June 2020, has retained Frederic W. Cook & Co., Inc. (FW Cook) as an independent compensation consultant to provide objective analysis and assessment of the Company’s executive compensation program. In 2023, management received advice and support from Willis Towers Watson plc (WTW), and other external consultants to the Company, but not FW Cook.

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PROXY CIRCULAR PART III – EXECUTIVE COMPENSATION

Qualified and experienced Compensation Committee

The Compensation Committee is responsible for our compensation philosophy, strategy and program design. The Compensation Committee consists of five independent directors. The Compensation Committee has the relevant skills, background and experience to carry out its duties. The table below shows the key skills and experience of each member:

Compensation Committee members also have specific human resources and compensation-related experience, including:

•	direct responsibility for executive compensation matters
•	membership on human resources committees
•	compensation plan design, administration, compensation decision-making, risk management and understanding the Board’s role in the oversight of these practices
•	understanding the principles and practices related to leadership development, talent management, succession planning and employment contracts
•	engagement with investors on compensation issues
•	financial literacy, oversight of financial analysis related to compensation plan design and practices
•	pension benefit oversight, investment management
•	recruitment of senior executives

The Compensation Committee has no interlocks or insider participation. None of the members were employed by or had any relationship with CPKC during 2023 requiring disclosure under Item 404 or Item 407(e)(4) of Regulation S-K of the Exchange Act. You can read about the background and experience of each nominee in the director profiles beginning on page 19.

Our Compensation Committee members also serve on other standing committees. Mr. Paull and Ms. Denham are members of the Audit and Finance Committee, Mr. Maier is a member of the Integration Committee and Ms. Robertson is a member of the Governance Committee. Ms. Courville, in her capacity as Chair of the Board, is an ex-officio member of all standing committees and may attend committee meetings at her discretion. This cross-membership provides directors with a broader perspective of risk oversight and a deeper understanding of our enterprise risks, ultimately strengthening overall risk management.

2024 MANAGEMENT PROXY CIRCULAR 37

Independent advice

The Compensation Committee and management retain separate independent executive compensation advisors to provide advice on compensation-related matters and to avoid any conflicts of interest.

Compensation Committee advisor FW Cook	Management Compensation advisor WTW

•  Compensation Committee retains FW Cook to act as an independent compensation advisor, attending committee meetings (unless otherwise requested by the Committee Chair)

•  Compensation Committee approves all compensation-related fees and work performed by FW Cook

• Management engages WTW to provide market survey data, analysis and advice to management related to compensation matters

The table below shows the fees paid to FW Cook and WTW in 2022 and 2023 for compensation advisory services.

	2023		2022

	Committee advisor	Management advisor	Committee advisor	Management advisor

Fees	FW Cook (1)	WTW	FW Cook (1)	WTW

Executive compensation-related fees	$125,378	$74,667	$119,864	$57,808

Other fees(2)	$0	$947,315	$0	$1,161,580

Total fees	$125,378	$1,021,982	$119,864	$1,219,388

(1)	FW Cook fees have been converted to Canadian dollars using the average exchange rate for 2023 of $1.3497.
(2)	In addition to the amounts shown in the table, a one-time fee of $13,500 for Committee advice from an independent consultant was paid in 2022. No such fees were incurred in 2023.

Fees paid

In 2023, $74,667 was paid to WTW for compensation advisory services provided to management. Fees paid to WTW for all services provided to management, including actuarial and pension consulting, were $1,021,982. The total executive compensation fees represent 7.3 percent of the total fees in 2023.

Compensation risk

Effective risk management is integral to achieving our business strategies and to our long-term success. The Board believes that our executive compensation program should not increase our risk profile. The Compensation Committee is responsible for overseeing compensation risk. It reviews the executive compensation program, incentive plan design and our policies and practices to ensure they encourage the right decisions and actions to reward performance and align management interests with shareholder interests.

Incentive plan targets are linked to our corporate objectives and our corporate risk profile. The Compensation Committee believes that our approach to goal setting, establishing performance measures and targets and evaluating performance results helps mitigate risk-taking that could reward poor judgment by executives or have a negative effect on shareholder value.

Risk review

The Compensation Committee conducts a comprehensive compensation risk review periodically to ensure that we have identified any compensation risks and have appropriate measures in place to mitigate those risks. An independent consultant assists the Compensation Committee with the review, which includes oversight of:

•	the targets for STIP and the PSU plan, anticipated payout levels and the risks associated with achieving targeted performance
•	the design of the long-term incentive awards, which reward sustainable financial and operating performance
•	the compensation program, policies and practices to ensure alignment with our enterprise risk management practices

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PROXY CIRCULAR PART III – EXECUTIVE COMPENSATION

WTW completed their risk assessment in 2023 and concluded that there were no risks identified as arising from the Company’s compensation programs that were reasonably likely to have a material adverse effect on the Company.

Managing compensation risk

Our commitment to risk mitigation of the Company’s executive compensation program is reflected in the following practices and policies:

Key policies

In addition to the code of business ethics and the business ethics reporting policy for the Company, a number of other policies act to mitigate compensation risk. You can read more about our code of business ethics and other policies beginning on page 83.

Clawbacks

In compliance with the U.S. Securities and Exchange Commission (SEC) mandatory clawback rule and the New York Security Exchange (NYSE) listing standards, the Company adopted and implemented a Dodd-Frank clawback policy for certain executive officers, effective December 1, 2023 (Dodd-Frank Clawback Policy). The Dodd-Frank Clawback Policy mandates the recovery of erroneously awarded incentive-based compensation received by covered executives during the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement. Recovery of incentive-based compensation pursuant to our Dodd-Frank policy is on a “no-fault” basis, meaning that misconduct, fault or responsibility by the covered executive officer is not required to trigger recovery. The Dodd-Frank Clawback Policy applies to each current and former “executive officer” of the Company as defined under Item 401(b) of Regulation S-K, including our NEOs. See Item 8, Financial Statements and Supplementary Data, Note 24: Stock-based compensation in our Annual Report on form 10-K filed with the SEC and securities regulatory authorities in Canada on February 27, 2024 for more details.

For the Company’s senior executives not subject to the Dodd-Frank Clawback Policy, we amended our pre-existing clawback policy (the Senior Executive Clawback Policy) to align the restatement requirement with the Dodd-Frank Clawback Policy, effective December 1, 2023. The Senior Executive Clawback Policy allows the Board to recoup short- and long-term incentive compensation paid to a current or former senior executive not subject to the Dodd-Frank Clawback Policy if:

•

the incentive-based compensation received would have been lower based on an accounting restatement that corrects an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period; and

•

the senior executive engaged in gross negligence, fraud or intentional misconduct that caused or contributed to the need for the restatement or correction, as admitted by the senior executive or as reasonably determined by the Board.

2024 MANAGEMENT PROXY CIRCULAR 39

Under the Senior Executive Clawback Policy, the Board has sole discretion to determine whether it is in our best interests to pursue reimbursement of all or part of the incentive compensation and these actions would be separate from any actions by law enforcement agencies, regulators or other authorities.

The adoption of the Dodd-Frank Clawback Policy and the amendment to the Senior Executive Clawback Policy reflect the Board’s continued commitment to the stewardship of good governance and accountability of corporate executives to our shareholders. We expect to amend our clawback policy going forward as may be required by changes in applicable laws and listing requirements.

Anti-hedging

Our disclosure and insider trading and reporting policy prohibits directors, executive officers and employees from buying financial instruments that are designed to hedge or offset a decrease in the market value of equity awards or shares they hold directly or indirectly.

Anti-pledging

Our anti-pledging policy prohibits directors and executive officers from holding any CPKC securities in a margin account or otherwise pledging the securities as collateral for a loan.

Non-compete and Non-solicitation

We are mindful of the demand for experienced and talented railroaders, particularly those with backgrounds in precision scheduled railroading. To manage near-term retention risk, our long-term incentive award agreements contain non-compete, non-solicitation and other restrictive clauses, including non-disclosure restrictions.

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PROXY CIRCULAR PART III – EXECUTIVE COMPENSATION

Compensation program

Total direct compensation consists of salary, short-term incentive and a long-term incentive award. Executives also receive pension benefits and perquisites as part of their overall compensation.

Element	Purpose	Risk mitigating features	Why it is important

Salary Fixed cash (see page 42)	• competitive level of fixed pay to reflect scope of responsibilities and market data • reviewed annually	• benchmarked against our comparator group to ensure market competitiveness	• attract and retain talent • no automatic or guaranteed increases to promote a performance culture

Short-term incentive Variable cash bonus (see page 42)	• performance-based incentive to reward achievement of annual corporate and individual objectives to attract and retain highly qualified leaders • established target awards based on level of employee

•  year-end performance is measured against predetermined, approved targets

•  actual payouts are based on the achievement of corporate and individual objectives

•  payouts range from 0 percent to a maximum of 200 percent of target awards

•  motivate high corporate and individual performance

•  performance metrics are aligned to the Company’s strategic plan and approved annually

•  align personal objectives with area of responsibility and role in achieving financial, safety and operating results

Deferred compensation Deferred share units (see page 66)

•  encourages share ownership while aligning management interests with growth in shareholder value

•  executives and senior management can elect to receive their short-term incentive and their annual PSU grant in DSUs if they have not yet met their share ownership requirement

•  company provides a 25 percent match of the deferral amount in DSUs, subject to a cap

•  deferral limited to the amount required to meet the executive’s share ownership guidelines

•  helps retain key executive talent

•  matching DSUs vest after three years and matching PDSUs vest immediately

•  sustained alignment of executive and shareholder interests because the value of DSUs is tied directly to our share price

•  cannot be redeemed for cash until a minimum of six months after the executive leaves the Company

Long-term incentive Performance share units (see page 45)	• equity-based incentive to align with shareholder interests and focuses on three-year performance • accounts for 60 percent of an executive’s long-term incentive award • vest after three years	• use predefined return and financial metrics • the number of units that vest is based on a performance factor that is capped • no guarantee of a minimum payout	• focuses the leadership team on achieving challenging medium-term performance goals • payout based on share price and company performance • attract and retain highly qualified leaders

Long-term incentive Stock options (see page 45)

•  equity-based incentive to align with long-term performance and growth in share price

•  accounts for 40 percent of an executive’s long-term incentive award

•  vests over four years, term is seven years

		• focuses on appreciation in our share price, aligning with shareholder interests • only granted to senior management and executives	• focuses the leadership team on creating sustainable long-term value

Pension Defined contribution and defined benefit pension plans (see page 65)	• pension benefit based on pay, age and service and is competitive with the market • supplemental plan for senior management and executives	• balances risk management of pay packages that have a high percentage of variable pay	• attract and retain highly qualified leaders

Perquisites Flexible spending account (see page 59)	• market competitive benefit to support health and well-being	• capped perquisites for the CEO and executives	• attract and retain highly qualified leaders

2024 MANAGEMENT PROXY CIRCULAR 41

2023 Executive compensation

Salary

We review salaries every year based on the executive’s performance, leadership abilities, responsibilities and experience as well as succession and retention considerations. The Compensation Committee also considers the economic outlook and competitive pay practices of the comparator group before recommending the salary increases for Board approval. For 2023, we reviewed salaries for NEOs and other executives and made adjustments as needed for increased responsibilities of the new CPKC entity. The table below outlines the base salaries of all NEOs, which are set in U.S. dollars consistent with industry practice.

Executive	2023 (in USD)	percent change from 2022	2022 (in USD)

Keith Creel	1,350,000	12.5%	1,200,000

Nadeem Velani	720,000	9.1%	660,000

John Brooks	690,000	13.1%	610,000

Mark Redd	685,000	16.1%	590,000

John Orr	525,000	n/a	n/a

Short-term incentive plan (STIP)

The short-term incentive award focuses executives on achieving strong annual financial, safety, and operational results. The table below summarizes the terms of our current STIP.

Purpose	• performance-based incentive to achieve predefined annual corporate and individual performance goals that are tied directly to our strategy and operational objectives
Term	• measure performance over a one-year period
Payout

•  corporate performance is assessed against financial, safety and operational measures

•  individual performance is assessed based on individual performance objectives

•  awards are pro-rated for eligibility in calendar performance year and can range from 0 to 200 percent of base salary

•  cash awards are paid out in February following the performance year

Restrictions

•  must meet minimum level of corporate and individual performance

•  performance modifier for each metric and actual award is capped at 200 percent of target for exceptional performance to limit payout and excessive risk-taking

We calculate each STIP award by multiplying the executive base salary by their short-term incentive target as well as the corporate and individual performance factors as shown below:

Our STIP target is based on a percentage of base salary and the payout opportunity ranges from 0 percent to 200 percent of the executive’s target. For executives, the STIP target is weighted at 75 percent for corporate results and 25 percent for individual performance, whereas most other employees have greater emphasis placed on individual and departmental goals with their corporate and individual performance weighted at 50 percent each. This is based on our view that the annual bonus should be tied to overall corporate performance and the areas of our business that each employee can influence directly.

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The corporate performance factor consists of financial, operating and safety measures of varying weights that total 100 percent. The year end result of each measure is assessed against predetermined targets that are set at the beginning of the year (see page 44 for a complete review of the targets and results for the 2023 STIP). The individual performance factor is based on the executive’s performance against annual objectives and additional predetermined quantitative and qualitative goals that reflect the strategic and operational priorities critical to each executive’s role.

2023 STIP awards

The table below shows the calculation of the STIP awarded to each NEO based on the 2023 corporate and individual performance factors. The salaries of Messrs. Creel, Brooks, Redd and Orr have been converted to Canadian dollars using an average exchange rate of $1.3497 for 2023.

Assessing individual performance

Individual performance objectives are set at the start of every financial year. The Compensation Committee sets the individual performance factor for the CEO. The CEO reviews the performance of his direct reports against their objectives, and recommends their individual performance factors to the Compensation Committee. The individual performance factor ranges from 0 to 200 percent. The individual performance factor for the CEO cannot exceed the STIP corporate performance factor and accordingly Mr. Creel’s performance factor was capped at 140 percent. This ensures the payout factor for the CEO aligns with the Company’s overall performance.

See the profiles beginning on page 52 to read about each executive’s individual performance highlights in 2023.

Assessing corporate performance

2023 was a transformative year for the Company. Since the close of the KCS acquisition in April 2023, our combined CPKC team has steadily built momentum, bringing new competition to supply chains and creating more value for our customers, while remaining steadfast on the integration of our operations, service and safety. In 2023, CPKC led the industry with the lowest FRA-reportable train accident frequency among Class 1 railroads, building on CP’s legacy of 17 consecutive years leading the industry. This resulted in a 32 percent improvement in FRA-reportable train accident frequency and a 12 percent improvement in FRA-reportable personal injury rate when comparing to 2022 on a combined full year basis(1). From a financial perspective, we delivered an operating ratio (OR) of 65 percent and a core adjusted combined OR(2) of 62 percent, reported diluted earnings per share (EPS) of $4.21 and core adjusted combined diluted EPS(2) of $3.84, an increase of two percent. CPKC delivered volume growth and best-in-class earnings growth in 2023. The hard work and dedication of the CPKC family in 2023 resulted in a STIP corporate performance payout of 140 percent for the NEOs.

(1)	The FRA metrics have been determined through combining operations performance data of CP and KCS and aligning KCS operations metrics to CPKC’s performance measure definitions where applicable.
(2)

Core adjusted combined operating ratio and core adjusted combined diluted EPS are non-GAAP measures. These measures are defined and reconciled on pages 76 – 81 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

2024 MANAGEMENT PROXY CIRCULAR 43

2023 STIP scorecard results

The table below shows the 2023 scorecard and results. The targets were set with stretch goals to motivate strong performance and create shareholder value as we continue to focus on our multi-year plan and remain a leader in safety. For the 2023 performance year and our first year as a combined entity, the Board approved consolidated CPKC financial targets and bifurcated safety targets for Canada/U.S. and Mexico. The 2024 scorecard will measure safety on a consolidated basis reflecting the commitment to safety and the expansion of industry-leading practices throughout the network. There is no payout on a measure if corporate performance is below threshold and if all corporate measures are below threshold, then only the individual performance factor is used to calculate the award payment. Corporate results between 50 and 200 percent of target are interpolated.

Consistent with our plan design, STIP results are routinely adjusted (favourably and unfavourably) for certain planning assumptions and other one-time items outside of normal business. As a result, STIP results will differ from reported GAAP results. In 2023, results were adjusted for differences between actual and budgeted foreign exchange rates and land sales as well as the impact of regulatory changes not fully quantifiable at the time of target setting.

Performance measure (Weighting)	Why the measure is important		Threshold (50%)	Target (100%)	Maximum (200%)	2023 STIP Result	Score

Financial measures

STIP Operating ratio (35%)(1) Operating expenses divided by total revenues	Focuses the Company on growth at a low incremental cost		61.5%	61.0%	60.2%	60.7%	142%

STIP Operating income (35%)(2) ($ millions) Total revenues less total operating expenses	Highlights the importance of revenue growth to our corporate strategy		5,325	5,474	5,692	5,497	111%

Safety measures(3)

FRA Train Accident Frequency (15%) Number of FRA-reportable train accidents per million train miles	The Company has long been an industry leader in rail safety and we are more focused on it than ever to protect our people, our communities, the environment and our customers’ goods	Canada and U.S.	1.25	1.19	1.13	0.91	200%
		Mexico	2.37	2.26	2.14	1.34	200%

FRA Personal Injury Frequency (15%) Number of FRA-reportable injuries per 200,000 employee hours	We make the safety of our employees our top priority	Canada and U.S.	1.20	1.14	1.08	1.05	200%
		Mexico	1.51	1.43	1.35	1.46	81%

Corporate performance factor for NEOs							140%

(1)

STIP operating ratio is derived from CPKC’s Core adjusted combined operating ratio which is a non-GAAP measure. This measure is defined and reconciled on pages 76 - 81 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

(2)

STIP operating income is derived from CPKC’s Core adjusted combined operating income, which is a non-GAAP measure. This measure is further defined and discussed in Part VII – Other Information About Non-GAAP measures.

(3)

Certain safety actuals can continue to settle over time. The Company’s 2023 achievements demonstrated in this table reflect actuals as of the time the Compensation Committee approved the overall payout.

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PROXY CIRCULAR PART III – EXECUTIVE COMPENSATION

Long-term incentive plan (LTIP)

Our long-term incentive awards focus executives on medium- and longer-term performance to create sustainable shareholder value.

The table below summarizes the terms of our current long-term incentive plans.

	Performance share units (60% weighting)	Stock options (40% weighting)

Purpose	• notional share units to align compensation with medium-term financial and market objectives	• equity-based compensation to align executives with long-term performance of our shares and business

Term	• three years	• seven years

Vesting	• the number of units that vest is based on performance over a three-year period • cliff vest at the end of three years to the extent performance vesting conditions are met and Board approves	• vest 25 percent annually over four years beginning on the first anniversary of the grant date

Payout

•  paid out in cash based on units vested and the average closing share price for the 30-trading days prior to the end of the performance period on the TSX or NYSE

•  may be paid out in shares at the discretion of the CEO

•  accumulates quarterly dividends

•  no guarantee of a minimum payout

•  if performance is exceptional on all measures the Board may approve a payout of up to 250 percent

• right to buy Company shares at a specified price after vesting • does not attract dividends • only have value if our share price increases above the exercise price

Restrictions	• must achieve threshold performance level on a measure otherwise the payout factor for that measure is zero and a portion of the award is not paid out	• no exercises can be made during a blackout period • financial assistance is not provided to facilitate the purchase of shares under the stock option plan

Assignment	• not permitted other than by operation of law

•  options will continue to vest and expire on the scheduled expiry date if the holder’s employment ends due to permanent disability. If an option holder dies, the options will expire 12 months following the date of death and may be exercised by the holder’s estate.

•  can only be assigned to the holder’s family trust, holding corporation or retirement trust, or a legal representative of a holder’s estate or a person who acquires the holder’s rights by bequest or inheritance

Termination Provisions

Resignation	• all units forfeited	• 30 days to exercise any vested options; unvested options are forfeited

Retirement	• units continue to vest provided the unit holder meets the retirement age and service requirements and has a minimum participation period of six months during the performance period	• options continue to vest provided the option holder meets the retirement age and service requirements, and expire on the earlier of five years from retirement or the original expiry date

Termination without Cause	• pro-rated to termination date with payout based on actual performance as long as unit holder has a minimum of six months of service in the performance period	• six months to exercise vested options; unvested options continue to vest for six months following termination date

Termination with Cause	• all units forfeited	• all options forfeited

Change of Control

•  if a PSU unit holder is terminated without cause following a change of control, PSUs granted prior to the change of control vest as of the termination date, and PSUs granted after the change of control are forfeited

• if the optionholder is terminated without cause following a change of control, then all options vest immediately(1)

(1)	Stock options have a double trigger clause requiring a change of control and the option holder to be terminated without cause.

2024 MANAGEMENT PROXY CIRCULAR 45

Stock options and PSUs are approved and granted to NEOs and eligible employees annually after the fourth quarter financial statement blackout period, and after the Compensation Committee has reviewed the year-end financial results.

Grants are also made during the year for special situations such as retention or new hires. Special grants can include PSUs, stock options, RSUs or DSUs. These grants to employees, excluding the executives reporting to the CEO, are made following CEO approval on the first Tuesday of the month, when there is no blackout in effect. If the Company is in a blackout period, the grant is made after the blackout has been lifted.

In addition, the CEO, the Chair of the Board and the Chair of the Compensation Committee have authority to grant options to certain employees based on defined parameters, such as the position of the employee and the expected value of the option award. The CEO and the Chair of the Compensation Committee did not grant any options to executive officers in 2023.

2023 Long-term incentive awards

To determine the appropriate value of annual long-term incentive grants provided to the NEOs, the Compensation Committee considers the practices of our comparator group and internal factors, including executive retention, dilutive impact and long-term value creation. Long-term incentive awards are typically granted annually to NEOs and eligible employees.

Synergy performance award

2023 was a transformative year for CPKC with the completion of the KCS acquisition and the delivery of EBITDA synergies is a key component of the merger value proposition supported by shareholders and regulators. In recognition of this critical long-term value driver, and mindful of the high demand for Class 1 railroad talent with Precision Scheduled Railroading experience, the Compensation Committee approved a one-time synergy performance award for a small group of key senior leaders (excluding the CEO) on May 17, 2023.

The synergy performance award consists of PSUs with vesting conditions directly linked to the achievement of EBITDA synergies with a relative TSR modifier. The synergy performance award will only payout if a threshold level of synergies and relative TSR are achieved, with an opportunity for up to a 250 percent payout if exceptional synergy results are achieved in combination with the top TSR performance amongst the Class 1 railroads. Payout is capped at 100 percent if CPKC’s TSR is negative. The performance period covers April 28, 2023 to December 1, 2026 and requires the participant to be actively employed at the end of the performance period, offering an important retention benefit in addition to performance incentive. Messrs. Velani, Brooks, Redd and Orr were granted synergy performance awards with target grant values equal to 1.25x their 2023 LTIP target.

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PROXY CIRCULAR PART III – EXECUTIVE COMPENSATION

2023 Long-term incentives awards summary

Executive	Grant Date	Share Price on Date of Grant ($)	Award Type	Units (#)	Grant Date Award Value ($)(1)
Keith Creel(2)	February 2, 2023	US$79.29 (NYSE)	PSUs	77,203	$8,262,088
		US$79.29 (NYSE)	Options	176,323	$5,506,930
Nadeem Velani(3),(4)	February 2, 2023	$105.58 (TSX)	PSUs	6,317	$ 666,896
		$105.58 (TSX)	Options	54,188	$1,512,387
		$105.58 (TSX)	DSUs	20,498	$2,164,143
	May 17, 2023	$110.79 (TSX)	PSUs	44,839	$4,967,713
John Brooks(4),(5)	February 2, 2023	US$79.29 (NYSE)	PSUs	17,882	$1,913,691
		US$79.29 (NYSE)	Options	41,926	$1,309,435
	May 2, 2023	US$78.16 (NYSE)	PSUs	1,112	$ 117,308
		US$78.16 (NYSE)	Options	2,607	$ 81,281
	May 17, 2023	US$82.40 (NYSE)	PSUs	39,337	$4,374,875
Mark Redd(4),(6)	February 2, 2023	US$79.29 (NYSE)	PSUs	15,854	$1,696,659
		US$79.29 (NYSE)	Options	37,172	$1,160,958
		US$79.29 (NYSE)	DSUs	1,843	$ 197,272
	May 2, 2023	US$78.16 (NYSE)	PSUs	2,451	$ 258,562
		US$78.16 (NYSE)	Options	5,746	$ 179,149
	May 17, 2023	US$82.40 (NYSE)	PSUs	39,052	$4,343,179
John Orr(4),(7)	April 28, 2023	US$78.84 (NYSE)	PSUs	13,462	$1,432,496
		US$78.84 (NYSE)	Options	31,562	$ 987,876
		US$78.84 (NYSE)	DSUs	20,611	$2,193,263
	May 17, 2023	US$82.40 (NYSE)	PSUs	27,436	$3,051,302

(1)

See the Summary compensation table on page 58 for details on how we calculate the grant date fair values of the PSUs, stock options and DSUs. They were calculated in accordance with FASB ASC Topic 718. The grant value of the awards based on the NYSE trading price has been converted to Canadian dollars using a 2023 average exchange rate of $1.3497.

(2)

As per the terms of the employment agreement amendment dated March 21, 2021, Mr. Creel’s 2023 LTIP target grant value was reduced by US$2.1 million (C$2.8 million) in consideration for the special upfront stock option grant Mr. Creel received on March 27, 2021. This is the second of four planned reductions to Mr. Creel’s annual LTIP award in each year of 2022, 2023, 2024 and 2025 for a total aggregate reduction of US$8.4 million. See Employment agreements on page 60 for more details.

(3)	Mr. Velani elected to defer a portion of his 2023 annual PSU grant to DSUs.
(4)	Messrs. Velani, Brooks, Redd and Orr received the one-time, synergy performance awards (discussed above) on May 17, 2023
(5)	Mr. Brooks received additional PSUs and stock options on May 2, 2023 to reflect his new compensation level following the completion of the KCS transaction.
(6)

Mr. Redd received additional PSUs and stock options on May 2, 2023 to reflect his appointment as Executive Vice-President and Chief Operating Officer of the combined company and new compensation level.

(7)

In connection with Mr. Orr’s commencement of employment as CPKC’s Executive Vice-President and Chief Transformation Officer on April 14, 2023, he received an annual grant of PSUs and stock options as well as a one-time award on April 28, 2023 of DSU’s in lieu of a cash payment owing under the merger agreement.

2024 MANAGEMENT PROXY CIRCULAR 47

Performance share units (PSUs)

PSUs focus executives on achieving medium-term goals within a three-year performance period. The Board sets performance measures, thresholds and targets at the beginning of the performance period.

2023 PSU awards

After thoughtful consideration, with our shareholders in mind, the Board approved modest changes for the 2023 PSU plan design to further strengthen the link between pay and performance for CPKC executives and employees. We have continued to challenge the Company with a maximum target for the remaining Free cash flow (FCF)(1) and relative TSR performance measures to payout up to 250 percent. In addition, we have increased the total weighting of relative TSR from 30 percent to 40 percent to place greater emphasis on shareholder value return as we continue to integrate the combined Company. The table below summarizes the resulting 2023 PSU plan design.

2023 PSU performance measures	Why the measure is important	Weighting	Threshold	Target	Stretch	Maximum
			50%	100%	200%	250%
Three-year cumulative Free Cash Flow (FCF)(1) FCF calculated as cash from operating activities less cash used in investing activities, adjusted for changes in cash and cash equivalents balances	Incents strong cash flow generation and disciplined capital reinvestment to support the Company’s growth strategy and in turn generate shareholder value	60%	$8,750	$9,150	$9,950	$10,350
Total shareholder return (TSR) Measured over three years. The percentile ranking of the Company’s TSX Compound Annual Growth Rate (CAGR) relative to the companies that make up the S&P/TSX 60 index	Compares our TSR on the TSX to the broader S&P/TSX 60 to reflect our performance relative to the Canadian market Aligns long-term incentive compensation with long-term shareholder interests	20%	25th percentile	50th percentile	75th percentile	85th percentile
Total shareholder return (TSR) Measured over three years. The percentile ranking of the Company’s NYSE CAGR relative to the companies that make up the S&P 500 Industrials Index	Compares our TSR on the NYSE relative to a group of large U.S. industrial companies with similar macroeconomic exposure Aligns long-term incentive compensation with long-term shareholder interests	20%	25th percentile	50th percentile	75th percentile	85th percentile

Potential maximum payout						250%
(1)	Free Cash Flow is derived from CPKC’s Adjusted combined free cash, which is a non-GAAP measure. This measure is further defined and discussed in Part VII – Other Information About Non-GAAP measures.

At the end of the three-year performance period, the starting point for determining relative TSR will be the 10-day average closing share price on the appropriate index prior to January 1, 2023 and the ending point will be the 10-day average closing share price on the appropriate index prior to January 1, 2026. TSR is adjusted over the period to reflect dividends paid. Awards will be interpolated if results fall between threshold and exceptional. If results are below the threshold level for any of the performance measures, units for that specific measure will not vest.

2024 PSU awards

For 2024, the PSU plan design will include a synergy-related EBITDA target with a relative Class 1 Railroad TSR modifier. This design change will focus and incentivize all LTIP-eligible employees, including the CEO (who did not receive a Synergy Performance Award on May 17, 2023) on this important measure for the performance period covering January 1, 2024 to December 31, 2026. The synergy EBITDA target with relative TSR modifier will have a 40 percent weighting and FCF remains in the plan design with a 20 percent weighting. Recognizing the capital-intensive nature of our business and shareholder’s appreciation for ROIC as a PSU financial measure, we intend to re-introduce it as a measure once we reach the appropriate stage of the CPKC integration. No changes have been made to our two relative TSR measures (40 percent combined weighting) for the 2024 PSU design.

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PROXY CIRCULAR PART III – EXECUTIVE COMPENSATION

Stock options

Stock options focus executives on long-term performance. The Management Stock Option Incentive plan was introduced in October 2001. Stock options granted before 2017 expire 10 years from the date of grant and generally vest 25 percent each year over four years, beginning on the first anniversary of the grant date. Options awarded on or after January 1, 2017 have a seven-year term and vest 25 percent each year over four years beginning on the first anniversary date of the grant. The grant price is the closing price of our shares on the TSX, if the option is granted in Canadian dollars or the NYSE, if the option is granted in United States dollars, on the applicable grant date. Options only have value for the holder if our current share price increases above the grant price before the expiry of the option.

For all grants, if the expiry date falls within a blackout period, the expiry date will be extended to 10 business days following the last date of the blackout period. If a further blackout period is imposed before the end of the extension, the term will be extended another 10 days after the end of the additional blackout period.

Options may be granted by the Board, the Compensation Committee, the Chief Executive Officer, the Chair of the Board or the Chair of the Compensation Committee, as the case may be, as administrator of the option plan, as determined from time to time (the Administrator), to any officer, employee or consultant of the Company or any subsidiary, including a family trust, personal holding corporation and retirement trust (together, Eligible Persons).

The exercise price of shares subject to an option will be determined or ratified by the Administrator and will not be less than the market price of the shares at the date on which an option is granted, calculated as the closing price of a board lot of the shares on the TSX (if the option is granted in Canadian dollars) or on the NYSE (if the option is granted in United States dollars) on (i) the last trading day preceding the grant date, if the option is granted before the close of trading on the grant date or (ii) the grant date, if the option is granted after the close of trading on the grant date. The exercise price may also be as permitted or required by the TSX or NYSE, as applicable.

CPKC is also entitled to issue share appreciation rights (SARs) pursuant to the terms of the option plan to Eligible Persons at the same time as the grant of an option.

SARs, if granted, will have the following terms (or such other terms as are consistent with the related options):

a.	the number of SARs to be granted shall, in the sole discretion of the Administrator, be:

i.	one SAR for every two optioned shares, or

ii.	one SAR for each optioned share;

b.	the reference price for a SAR will be same as the exercise price of the related option;

c.	SARs may be exercise from time to time by an optionholder as follows:

i.	on and after the second anniversary of the grant date, as to 50% of the SARs or any part thereof;

ii.	on and after the third anniversary of the grant date, as to the remaining 50% of the SARs or any part thereof;

d.	exercise of SARs will result in a reduction in the number of option shares on the basis of one optioned share for each exercised SAR; and

e.	exercise of an option will result in a reduction in the number of SARs on the basis of:

i.	one SAR for each optioned share purchased in excess of 50% of the number of optioned shares, where one SAR was granted for every two optioned shares; and

ii.	one SAR for each optioned share purchased, where one SAR was granted for each optioned share.

f.	The expiry date of a SAR will be ten years after the grant date.

CPKC did not grant any SARs in 2023 and as of December 31, 2023, CPKC does not have any SARs outstanding.

2024 MANAGEMENT PROXY CIRCULAR 49

About the stock option plan

The table below sets out the limits for issuing options under the plan:

As a percent of the number of shares outstanding
Maximum number of shares that, together with any other share compensation arrangement, may be reserved for issuance to insiders as options	10%
Maximum number of shares that may be issued under the option plan and any other share compensation arrangements to insiders in a one-year period	10%
Maximum number of shares that may be issued under the option plan and any other share compensation arrangements to any insider in a one-year period	5%
As a percent of the number of shares outstanding at the time the shares were reserved
Maximum number of shares that may be reserved for issuance to any person as options	5%

We measure dilution by determining the number of options available for issuance and the number of options outstanding as a percentage of outstanding shares. Our dilution at the end of 2023 was 3.0 percent. Notwithstanding the limits noted above, the dilution level, measured by the number of options available for issuance as a percentage of outstanding shares continues to be capped, at the discretion of the Board, at 7 percent.

The table below shows the burn rate for the last three fiscal years, calculated by dividing the number of stock options granted in the fiscal year by the weighted average number of outstanding shares for the year.

as at December 31	2021	2022	2023
Number of options granted	1,346,358	839,108	856,332
Weighted number of shares outstanding	679,709,375	929,976,385	931,320,259
Burn rate	0.20%	0.09%	0.09%

The table below shows the options outstanding and available for grant from the Stock Option Plan as at December 31, 2023.

as at December 31, 2023	Number of options/shares	Percent of outstanding shares
Options outstanding	6,471,932	0.69%
Options available to grant	21,758,323	2.33%
Shares issued on exercise of options	1,634,195	0.18%
Options granted	856,332	0.09%

Since the launch of the stock option plan in October 2001, a total of 110,393,210 shares have been available for issuance under the plan and 82,162,955 shares have been issued through the exercise of options as at December 31, 2023. The last share pool increase to the Management Stock Option Incentive Plan was an increase of 20,000,000 shares reserved for issuance thereunder, approved at the annual meeting of shareholders of the Company held on April 27, 2022.

Making changes to the stock option plan

The Board can make the following changes to the stock option plan without shareholder approval:

•	changes to clarify information or to correct an error or omission
•	changes of an administrative or a housekeeping nature
•	changes to eligibility to participate in the stock option plan
•	terms, conditions and mechanics of granting stock option awards
•	changes to vesting, exercise, early expiry or cancellation
•	amendments that are designed to comply with the law or regulatory requirements

The Board must receive shareholder approval to make other changes, including the following, among other things:

•	an increase to the maximum number of shares that may be issued under the plan
•	a decrease in the exercise price
•	a grant of options in exchange for, or related to, options being cancelled or surrendered

50 CPKC

PROXY CIRCULAR PART III – EXECUTIVE COMPENSATION

The Board has made two amendments to the stock option plan since it was introduced in 2001:

•

on February 28, 2012, the stock option plan was amended so that a change of control would not trigger accelerated vesting of options held by a participant, unless the person is terminated without cause or constructively dismissed; and

•

on November 19, 2015, the stock option plan was amended to provide net stock settlement as a method of exercise, which allows an option holder to exercise options without the need for us to sell the securities on the open market, resulting in less dilution.

Payout of 2021 PSU award

The 2021 PSU grant for the performance period of January 1, 2021 to December 31, 2023 vested on December 31, 2023 and was paid out on February 15, 2024. The NEOs and all other eligible employees received an overall performance payout factor of 135 percent on the award. The table below shows the difference between the actual payout value and the target grant value for each NEO. The 2021 PSU grant was a CP standalone award and Mr. Orr was not a CP employee at the time of grant.

(1)

The grant value for Messrs. Creel, Brooks and Redd was converted to Canadian dollars using an exchange rate of $1.2535 for 2021. The target grant value represents PSUs only. For Mr. Redd, the target grant values excludes the value of the PSUs deferred to PDSUs.

(2)	Reflects the 30-day average closing share price prior to December 31, 2023 on the TSX ($100.37) and NYSE (US$74.30) when both markets were open.
(3)	The PSU payout value for Messrs. Creel, Brooks and Redd was converted using a 2023 year-end exchange rate of $1.3226.
(4)

Mr. Redd elected to defer a portion of his 2021 PSU award to PDSUs. The PSU value reflects the cash payout for the PSUs that were not deferred. Mr. Redd received an additional 533 PDSUs as a result of the 2021 PSU performance factor, and a further 511 matching PDSUs, respectively, on February 6, 2024. See About deferred compensation section on page 66 for more details.

How we calculated the 2021 PSU performance factor

The payout value has been calculated in accordance with the terms of the PSU plan and 2021 award agreement. This includes provisions for adjusting ROIC results for items such as the impact of the KCS acquisition, fuel price assumptions, pension assumptions and regulatory changes implemented during the plan period that were not quantifiable at the time of target setting and outside of management’s direct control.

PSU performance measures	Threshold (50%)	Target (100%)	Stretch (200%)	Maximum (250%)	PSU result	Weighting	PSU performance factor

3-Year Average Adjusted ROIC(1)	15.6%	16.4%	16.8%	17.2%	16.66%	70%	164%

TSR to S&P/TSX 60 Index(2)	25th percentile	50th percentile	75th percentile	n/a	42nd percentile	15%	84%

TSR to Class I railroads(2)	4th	3rd	1st	n/a	4th	15%	50%

PSU performance factor							135%

(1)

Adjusted ROIC is derived for CP standalone in a manner consistent with Core adjusted combined ROIC, except that impacts of the KCS acquisition and KCS results are removed from CP’s results, and further adjusted as described above. Core adjusted combined ROIC is a Non-GAAP measure, which is further defined and discussed in Part VII – Other Information About Non-GAAP measures.

(2)	TSR performance was rated against companies in the respective indices at the beginning and end of performance periods in accordance with the terms of the PSU plan and the 2021 award agreement.

2024 MANAGEMENT PROXY CIRCULAR 51

NEO profiles

Keith E. Creel	President and Chief Executive Officer

Mr. Creel became the first President and Chief Executive Officer of CPKC on April 14, 2023 with the combination of Canadian Pacific and Kansas City Southern.

Prior to the merger, he served as President and Chief Executive Officer of CP, a position he assumed in January 2017. Mr. Creel joined the Company in February 2013 as President and Chief Operating Officer. He began his railroad career at Burlington Northern Railway in 1992 and has held progressively more senior operating positions throughout his career at Illinois Central and later at Canadian National (CN) where he held the position of Executive Vice President and Chief Operating Officer.

Mr. Creel holds a Bachelor of Science in marketing from Jacksonville State University and completed the Advanced Management Program at Harvard Business School. He served as a commissioned officer in the U.S. Army and is a Persian Gulf War veteran.

Recognized for his leadership, he was named by Progressive Railroading as Railroad Innovator for 2014 and by Railway Age as Railroader of the Year in 2021. He was also recognized by The Globe and Mail’s Report on Business as their CEO of the Year and Strategist of the Year in 2021.

Accomplishments in 2023

Under Mr. Creel’s leadership, Canadian Pacific and Kansas City Southern combined on April 14, 2023, to create CPKC, the only single-line rail network connecting Canada, the U.S. and Mexico. Integration activities across the combined network during the period since control have been successful, with no service interruptions or negative impacts on customers, communities, connecting railroads or safety. CPKC has continued to execute to plan while ensuring compliance with all conditions imposed by the STB.

Combined total revenues(1) increased five percent to $13.9 billion from $13.2 billion in 2022 and combined volume increased by one percent. Core adjusted combined diluted earnings per share(2) increased two percent to $3.84 from $3.77 in 2022.

CPKC led the industry with the lowest FRA-reportable train accident frequency among Class 1 railroads on a combined basis, building on CP’s legacy of 17 consecutive years of industry leadership. This resulted in a 32 percent improvement in FRA-reportable train accident frequency and a 12 percent improvement in FRA-reportable personal injury rate when comparing to 2022 on a combined full year basis.(3)

Our Home Safe program was extended across the KCS territory contributing to outstanding safety results, along with continued investment in technology solutions including wayside detector systems, washout prevention and broken rail detection technology. Use of innovative data analytics and machine learning warns of impending failures, allowing for proactive actions to be taken.

Recognizing people as our most important asset, 2023 focused on cultural integration of 20,000 employees across three countries. This has included employee engagement surveys, regular employee townhalls across the network and enhanced focus on leadership development and diversity and inclusion. CPKC was recognized as one of Canada’s Top 100 Employers for the second consecutive year, Alberta’s Top 75 Employers for the fourth consecutive year, and achieved the Military Friendly Employer designation.

CPKC continues to build a more sustainable future for our people, business, society, and the environment. As a newly combined company, CPKC established a consolidated greenhouse gas (GHG) emissions reduction target and announced its commitment to develop a future target aligned with a 1.5°C future and supporting the global economy to achieve net-zero emissions by 2050. In recognition of its continued commitment to continuous improvement and transparent disclosure, CPKC was named to the Dow Jones Sustainability World Index (DJSI World) and to the North America Index (DJSI North America).

CPKC continues to be an industry leader with our innovative hydrogen locomotive strategy. In addition to two low-horsepower locomotives regularly deployed in-service, a high horsepower AC locomotive achieved first movement on its own power with plans to deploy the AC beginning with testing in 2024. CPKC and CSX recently announced a planned collaboration to develop additional low-horsepower hydrogen locomotives, positively impacting industry-wide long-term sustainability.

(1)

Combined Total Revenues for the year ended December 31, 2023 and year ended December 31, 2022 represent combined operating information and are determined by translating KCS’s historical U.S. dollar denominated revenues to Canadian dollars at the Bank of Canada daily exchange rate, aligning KCS’s revenues into Freight and Non-freight revenues consistent with CPKC’s financial statement captions, and eliminating intercompany transactions between CP and KCS in a consistent manner with Article 11. In 2023, CPKC reported total revenues of $12.6 billion, an increase of 42 percent from $8.8 billion in 2022.

(2)	Core adjusted combined diluted EPS is a non-GAAP measure. This measure is defined and reconciled on pages 76 – 81 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
(3)	Refer to Footnote 1 FRA metrics on page 43.

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PROXY CIRCULAR PART III – EXECUTIVE COMPENSATION

CPKC held its inaugural investor day where the executive team outlined the strategic plan and provided multi-year financial guidance. To support these targets, a number of strategic initiatives were launched with promising early progress:

•	Flagship Mexico Midwest Express service launched May 11, the first and only single-line rail connection between Mexico and the U.S. Midwest bringing customers a truck-competitive service.
•	Secured new multi-year agreements with Schneider and Knight-Swift for intermodal transportation services along the single-line north-south corridor.
•

New agreement signed with Americold, creating an innovative cold storage ecosystem between the U.S. and Mexico. CPKC added 1,000 new refrigerated intermodal containers (reefers) more than doubling the existing fleet.

•	Launched a cross border international intermodal service from Lazaro Cardenas into the continental United States, offering a unique west coast option for shippers.
•

Reached agreement with CSX and G&W (operating as “MNBR” or Meridian & Bigbee Railroad LLC in Mississippi and Alabama) to establish a new freight corridor(1) for shippers that connects Mexico, Texas and the U.S Southeast. Furthermore, G&W committed to expanding service to Alberta and the Alberta Industrial Heartland in conjunction with CPKC.

2023 Compensation

At CPKC, the STIP individual performance factor for the CEO cannot exceed the corporate performance factor. This ensures the payout factor for the CEO aligns with the Company’s overall performance.

Consistent with our pay for performance philosophy for Mr. Creel, his STIP award for 2023 is directly linked to CPKC’s corporate performance factor of 140 percent.

2024 Compensation

The Compensation Committee, with guidance and advice from FW Cook, conducted a comprehensive review of Mr. Creel’s compensation in conjunction with competitive market information as well as corporate and individual performance. Based on the findings of this review, the Committee adjusted Mr. Creel’s long-term incentive target for a total target direct compensation increase of US$975,000 (C$1.29 million). As per the terms of Mr. Creel’s employment agreement amendment dated March 21, 2021, the 2024 LTIP target grant value will be reduced by US$2.1 million (C$2.8 million) in consideration for the special upfront stock option grant Mr. Creel received on March 27, 2021. See Employment agreements on page 60 for more details.

(1)	Subject to regulatory approval by the U.S. Surface Transportation Board.

2024 MANAGEMENT PROXY CIRCULAR 53

Realized and realizable pay

The value of Mr. Creel’s incentive compensation is based on our performance over the period and, for the long-term incentive, our share price when the awards vest. The graph below shows the three-year average of Mr. Creel’s granted and realized and realizable pay from 2021 to 2023.

Summary compensation table. Reflects average of salary earned, actual cash bonus and long-term incentives granted as disclosed in the Summary compensation table on page 58

Realized and realizable. Reflects average of salary earned, actual cash bonus, the value of long-term incentive awards that have vested or been exercised and the estimated current value of unvested long-term incentive awards granted from 2021to 2023

•  the value of vested 2021 PSUs paid in February 2024 was calculated using the 30-day average trading price of our shares prior to December 31, 2023 of US$74.30 on the NYSE with a performance multiplier of 135 percent and includes reinvested dividends up to the payment date

•  the value of unvested 2022 and 2023 PSUs are based on the closing price of our shares on December 29, 2023 of US$79.06 on the NYSE with a performance multiplier of 100 percent and includes reinvested dividends

•  the value of unvested/unexercised stock options is based on the closing price of our shares on December 29, 2023 of US$79.06 on the NYSE

•  the values for salary earned and actual cash bonus are as disclosed in the Summary compensation table on page 58

•  the value of any realized and realizable PSUs and stock options have been converted into Canadian dollars using the 2023 year-end exchange rate of $1.3226

Pay linked to shareholder value

The table below shows Mr. Creel’s total direct compensation in Canadian dollars in each of the last three years, compared to its realized and realizable value as at December 31, 2023. We also compare the realized and realizable value of $100 awarded in total direct compensation to Mr. Creel in each year to the value of $100 invested in shares on the first trading day of the period, assuming reinvestment of dividends, to show a meaningful comparison of shareholder value.

Year	Compensation awarded ($)	Realized and realizable value of compensation as at December 31, 2023 ($)	Period	Value of $100
				Keith Creel	Shareholder
				($)	($)
2021(1)	25,883,203	24,121,282	Jan 1, 2021 to Dec 31, 2023	93	122
2022(2)	13,743,780	12,157,552	Jan 1, 2022 to Dec 31, 2023	88	117
2023	19,417,513	13,749,251	Jan 1, 2023 to Dec 31, 2023	71	105
(1)	Compensation awarded in 2021 is higher than 2022 and 2023 as a result of the special upfront grant of stock options in March 2021 and has normalized in 2022 and 2023.
(2)

As per the terms of Mr. Creel’s employment agreement amendment dated March 21, 2021, Mr. Creel’s 2022 and 2023 LTIP target grant values were reduced by US$2.1 million (C$2.8 million) in consideration for the special upfront stock option grant Mr. Creel received on March 27, 2021. There are four planned reductions to Mr. Creel’s annual LTIP award in each year of 2022, 2023, 2024 and 2025 for a total aggregate reduction of US$8.4 million. See Employment agreements on page 60 for more details.

Mr. Creel’s compensation awarded values are as disclosed in the Summary compensation table. Mr. Creel’s realized and realizable value for salary earned and actual bonus received have been converted to Canadian dollars using the following average exchange rates: $1.2535 for 2021, $1.3013 for 2022 and $1.3497 for 2023. The value of any realized and realizable long-term incentive is converted into Canadian dollars using the 2023 year-end exchange rate of $1.3226.

54 CPKC

PROXY CIRCULAR PART III – EXECUTIVE COMPENSATION

Nadeem S. Velani	Executive Vice-President and Chief Financial Officer

Mr. Velani serves as a key member of the CPKC executive leadership team with duties including long-term strategic planning, financial planning, investor relations, reporting and accounting systems, as well as procurement, treasury, and tax.

Prior to the merger, Mr. Velani served as Executive Vice-President and Chief Financial Officer at CP since October 2017, initially appointed VP and CFO in October 2016. Before joining CP in 2013, Mr. Velani spent 15 years at CN where he worked in a variety of leadership positions in Strategic and Financial Planning, Investor Relations, Sales and Marketing and the Office of the President and CEO.

Mr. Velani holds a Bachelor of Economics degree from Western University, an MBA in Finance/International Business from McGill and completed the Advanced Management Program at Harvard Business School. Mr. Velani is a well-respected CFO having been named Canada’s CFO Of The Year in 2020, and recognized as one of the Top 50 Best Executives by the Globe and Mail’s Report on Business in the same year.

2023 Performance highlights:	2023 Compensation:

 •   Combined total revenues(1) increased by five percent to $13.9 billion from $13.2 billion in 2022. Core adjusted combined diluted EPS(1) was $3.84, up two percent from last year.

 •   Provided strong oversight of the Company’s capital structure including the repayment of $2.4 billion in debt, an important step in ensuring the Company returns to its target leverage of 2.5x adjusted combined net debt to adjusted combined EBITDA(1).

 •   Led the update of the strategic multi-year plan presented at CPKC’s inaugural investor day.

 •   Progressed execution of integration objectives including successful go-live Day 1 financial reporting for a consolidated CPKC as well as integration of controls, external auditors, and accounting policies; completed $3.0 billion debt exchange of seven series KCS notes for new CPRC notes, with 97% acceptance.

 •   Ensured the disciplined deployment of $2.7 billion in capital investment supporting integration and enabling synergies.

 •   Co-chaired Company’s Diversity and Leadership Development Steering Committee, championing company-wide leadership programs and diversity initiatives.

 •   Named to Institutional Investor’s All-Canada Executive Team as Top CFO in capital goods/industrial sector in 2023.

 •   Qualified as a railroad conductor.

John K. Brooks	Executive Vice-President and Chief Marketing Officer

Mr. Brooks is responsible for CPKC’s commercial business units and leads sales and marketing professionals across North America. Mr. Brooks is also responsible for strengthening partnerships with existing customers, generating new opportunities for growth, enhancing the value of the company’s service offerings and developing strategies to optimize CPKC’s book of business.

Prior to the merger, Mr. Brooks served as Executive Vice-President and Chief Marketing Officer at CP since February 14, 2019. He began his railroading career with Union Pacific and later helped start I&M Rail Link, LLC, which was purchased by the Dakota, Minnesota and Eastern Railroad (DM&E) in 2002. Mr. Brooks was Vice-President of Marketing at the DM&E prior to it being acquired by CP in 2007.

Mr. Brooks holds a Bachelor of Arts in Finance from the University of Northern Iowa.

2023 Performance highlights:	2023 Compensation:

 •   Delivered record combined total revenues(1) of $13.9 billion, up five percent from 2022. Record revenue year in Bulk, Forest Products, Metals & Minerals and Automotive businesses.

 •   Successfully executed Day 1 control of KCS with customers and interline partners including alignment and roll out of tariff applications.

 •   Launched CPKC’s flagship Mexico Midwest Express service, the first and only single-line rail connection between Mexico and the U.S. Midwest. Active engagement with Schneider National to become the anchor customer.

 •   Established a new partnership with Americold, creating an innovative cold storage ecosystem between the United States and Mexico.

 •   Developed new automotive service solution through creation of a closed loop system linking auto manufacturing plants in Mexico and Canada with U.S. end-markets.

 •   Launched a cross border international intermodal service from Lazaro Cardenas into the continental United States, offering a unique west coast option for shippers.

 •   Strengthened commercial relationships with customers through key contract renewals.

 •   Supported the development of land assets and industrial projects throughout the network to foster future growth.

(1)

Refer to Footnote 1 Combined Total Revenues on page 52. Refer to Footnote 2 Core adjusted combined diluted EPS on page 52. Adjusted combined net debt to adjusted combined EBITDA is a non-GAAP measure. This measure is further defined and discussed in Part VII - Other Information About Non-GAAP measures.

2024 MANAGEMENT PROXY CIRCULAR 55

Mark A. Redd	Executive Vice-President and Chief Operating Officer

Mr. Redd oversees the 24/7 operations of CPKC’s network, north of Beaumont TX, including network transportation, operations, mechanical, engineering, training and safety.

Prior to the merger, Mr. Redd served as Executive Vice-President Operations at CP since September 2019, having first joined the company in 2013. He also spent more than 20 years at KCS, holding a variety of leadership positions in network and field operations, including Vice-President Transportation where he oversaw key operating functions in the U.S. and Mexico.

Mr. Redd holds Bachelor’s and Master’s degrees of Science in Management from the University of Phoenix and an Executive MBA from the University of Missouri – Kansas City.

2023 Performance highlights:	2023 Compensation:

 •   Oversaw the successful integration of CP and KCS operations during the first several months of control with no service interruptions or negative impacts on customers, communities or connecting railroads while delivering significant operating improvements.

 •   Operationalized CPKC’s flagship Mexico Midwest Express service connecting San Luis Potosi to Chicago with unmatched velocity, performance, and reliability.

 •   Expanded our Home Safe program, safety walkabouts and safety integration plan across the KCS territory, resulting in the FRA-reportable train accident frequency declining 32 percent on a combined basis(1) and the FRA-reportable personal injury frequency declining 12 percent for the combined CPKC network(1).

 •   Championed the development and deployment of innovative solutions to improve safety and service including wayside detector systems, washout prevention technology, and rollout of cost-effective broken rail detection technology.

 •   Advanced low horsepower hydrogen strategy which included moving two hydrogen units into service in Q4. Also, the first high horsepower hydrogen powered unit conducted a successful movement test.

 •   Co-chaired the Company’s Diversity and Leadership Development Steering Committee, championing company-wide leadership programs and diversity initiatives. Also actively championed leadership development and succession planning across the Operations function.

John F. Orr	Executive Vice-President and Chief Transformation Officer

Mr. Orr joined CPKC as Executive Vice-President and Chief Transformation Officer on April 14, 2023 and is responsible for network operations planning and design, labour relations and regulatory affairs as well as fully accountable for Mexico Operations.

Previously, Mr. Orr served as Executive Vice-President Operations for Kansas City Southern from 2021 to 2023 overseeing Transportation, Engineering, Mechanical, Network operations, Health-Safety-Environmental and Labour Relations. A fourth-generation railroader, Mr. Orr began his railroad career at CN in 1985 building his career and holding various leadership positions including Senior Vice-President and Chief Transportation Officer.

Mr. Orr holds a Bachelor of Arts in Environmental Studies from University of Waterloo and has most recently completed the Advanced Management Program at Harvard University. He has also completed additional business coursework and professional development in leadership from University of Waterloo, University of Guelph, University of Western Ontario and Niagara Leadership Institute.

2023 Performance highlights:	2023 Compensation:

 •   Key contributor to obtaining STB approval including hearing testimony and final arguments; also developed and led the post-merger STB-mandated control process including reporting and oversight.

 •   Led Mexico operational task force, driving significant improvement in key operating metrics such as dwell, velocity, car miles per car day; delivered best-ever peak volumes in Q4 contributing to the success of the flagship Mexico Midwest Express.

 •   Adapted automotive operations to enable best in class service and asset cycles to the Mexico industrial heartland.

 •   Reinvigorated the Mexico safety program including rules and knowledge testing across 100% of the operational management team, resulting in a 50 percent reduction in train accident frequency.

 •   Improved consistency of service out of Lazaro Cardenas and laid the foundation to deliver on strategic initiatives such as the new Laredo International Bridge and Celaya Bypass.

 •   Developed the labour strategy for CPKC and helped attain labour agreements that will be foundational for long-term productivity improvements and stability.

 •   Continued to develop regulatory relationships in Canada, U.S. and Mexico.

Excludes long-term non-equity incentive (refer to Summary compensation table on page 58 for more details)

(1)	Refer to Footnote 1 FRA metrics on page 43.

56 CPKC

PROXY CIRCULAR PART III – EXECUTIVE COMPENSATION

Share performance

The graph below shows the total shareholder return of $100 invested in CPKC shares compared to the two major market indices over the last five years ending December 31, 2023, assuming reinvestment of dividends. The graph also shows the total compensation awarded to our NEOs for each of the past five years. CPKC shares have outperformed the S&P/TSX Composite index and the S&P 500 index since 2019 while our NEOs’ total compensation has directly aligned with the increasing value provided to our shareholders in recent years. We have delivered significant shareholder value as our cumulative total return for the five-year period ending December 31, 2023 was 126 percent on the TSX and 132 percent on the NYSE. With our unparalleled network access and service offerings, we will continue to create long-term value for our shareholders.

The total compensation value for NEOs as disclosed in the Summary compensation table is 0.4 percent of our Combined total revenues(1) of $13.9 billion for 2023.

as at December 31	2019	2020	2021	2022	2023
CPKC TSR (C$)	138	186	193	216	226
CPKC TSR (US$)	145	199	208	218	232
S&P/TSX Composite Index (C$)	123	130	162	153	171
S&P 500 Index (US$)	131	156	200	164	207
TDC ($ thousands)(1)	27,352	31,855	41,754	28,917	62,384
(1)

Total direct compensation (TDC) is the total compensation of the NEOs (excluding pension), as reported in the Summary compensation table in prior years. Compensation awarded in 2023 is higher than prior years as a results of the Synergy Awards granted to NEOs (excluding the CEO) in May 2023 and is expected to normalize in 2024.

•	We used the following NEOs to calculate total direct compensation in the table above:
•	2023: Keith Creel, Nadeem Velani, John Brooks, Mark Redd and John Orr
•	2022, 2021 and 2020: Keith Creel, Nadeem Velani, John Brooks, Mark Redd and Jeffrey Ellis
•	2019: Keith Creel, Nadeem Velani, John Brooks, Laird Pitz and Mark Redd
•

Messrs. Creel, Brooks, Pitz, Redd and Orr were paid in U.S. dollars and their amounts have been converted using the following average exchange rates: $1.3497 for 2023, $1.3013 for 2022, $1.2535 for 2021, $1.3415 for 2020 and $1.3269 for 2019.

(1)	Refer to Footnote 1 Combined Total Revenues on page 52.

2024 MANAGEMENT PROXY CIRCULAR 57

EXECUTIVE COMPENSATION DETAILS

Summary compensation table

The table below shows annual compensation in Canadian dollars for our five NEOs for the three fiscal years ended December 31, 2023, 2022 and 2021. Messrs. Creel, Brooks, Redd and Orr are paid in U.S. dollars and their compensation has been converted to Canadian dollars using the average exchange rates for the year: $1.3497 for 2023, $1.3013 for 2022 and $1.2535 for 2021. Mr. Velani is paid in Canadian dollars.

					Non-equity incentive plan compensation
Executive and principal position	Year	Salary ($)(1)	Share-based awards ($)(2)	Option-based awards ($)(3)	Annual incentive plan ($)(4)	Long-term incentive plan (S)(5)	Pension Values ($)(6)	All other compensation ($)(7)	Total ($)

Keith E. Creel	2023	1,822,095	8,262,088	5,506,930	3,826,400	-	302,762	359,277	20,079,552
President and Chief	2022	1,561,560	6,960,936	4,655,218	566,066	-	499,916	279,850	14,523,546
Executive Officer	2021	1,496,068	7,138,547	14,910,982	2,337,606	-	608,541	237,237	26,728,981

Nadeem S. Velani	2023	937,694	7,798,752	1,512,387	1,415,327	-	173,485	87,520	11,925,165
Executive Vice-President	2022	833,193	1,878,184	1,315,942	399,325	-	232,289	69,608	4,728,541
and Chief Financial Officer	2021	806,821	1,684,658	997,455	1,102,552	-	248,433	53,715	4,893,634

John K. Brooks	2023	902,475	6,405,874	1,390,716	1,385,298	-	449,531	108,024	10,641,918
Executive Vice-President	2022	788,913	1,712,572	1,169,671	371,098	-	289,889	96,199	4,428,342
and Chief Marketing Officer	2021	722,525	1,566,074	920,156	999,666	-	534,527	90,248	4,833,196

Mark A. Redd	2023	888,842	6,495,673	1,340,107	1,375,261	-	151,421	108,583	10,359,887
Executive Vice-President	2022	757,194	1,513,731	1,037,043	358,931	-	137,801	100,518	3,905,218
and Chief Operating Officer	2021	645,748	1,444,831	1,010,560	814,384	-	104,262	89,381	4,109,166

John Orr(8)	2023	471,973	6,677,061	987,876	1,045,174	1,214,730	-	57,600	10,454,414
Executive Vice-President
and Chief Transformation Officer

(1)	Salary. Represents salary earned in the year. Mr. Velani’s salary is set in U.S. dollars and was paid in Canadian dollars based on an average exchange rate of 1.3412 in 2023.
(2)

Share-based awards. Includes PSUs and DSUs awards, where applicable. All award values reflects the grant date accounting fair value calculated in accordance with FASB ASC Topic 718: Compensation - Stock Compensation. See Item 8, Financial Statements and Supplementary Data, Note 24: Stock-based compensation in our Annual Report on form 10-K filed with the SEC and securities regulatory authorities in Canada on February 27, 2024 for more details. See 2023 Long-term incentive awards on page 47 for the grant date accounting fair value of the share-based awards granted to each NEO.

To calculate the number of PSUs our NEOs receive, we use the WTW binomial lattice model and the 30-day average closing share price on the TSX or the NYSE prior to the grant date. The WTW binomial lattice model valuation is based on a set of assumptions for the terms of an award, including a performance period of three years, three-year cliff vesting schedule, payout range percentage from threshold to maximum depending on the grant and the risk of forfeiture of five percent. The resulting valuation as a percent of the market price of a CPKC share on the grant date and the grant date fair values of our 2023 PSU awards on both a binomial and accounting valuation basis are shown in the table below.

	WTW Expected Life Binomial Methodology		Accounting Valuation Methodology
2023 PSU awards	Valuation %	Grant date fair value (TSX / NYSE)	Valuation %	Grant date fair value (TSX / NYSE)

February 2, 2023	83%	$87.63 / US$65.81	100%	$105.58 / US$79.29

April 28, 2023	83%	$88.64 / US$65.44	100%	$106.80 / US$78.84

May 2, 2023	83%	$88.34 / US$64.87	100%	$106.43 / US$78.16

May 17, 2023	83%	$91.96 / US$68.39	100%	$110.79 / US$82.40

For 2023, Mr. Velani and Mr. Redd amounts include the 16,969 PDSUs and 3,277 PDSUs credited to Mr. Velani and Mr. Redd, respectively, on February 2, 2023, as a result of the 2020 PSU performance factor, and the additional 5,759 and 1,843 matching PDSUs credited to Mr. Velani and Mr. Redd, respectively, under the terms of the Senior Executive Deferred Share Plan. See the About deferred compensation section on page 66 for more details.

In connection with Mr. Orr’s commencement of employment as CPKC’s Executive Vice-President and Chief Transformation Officer on April 14, 2023, he received an annual grant of PSUs and stock options as well as a one-time award on April 28, 2023 of DSU’s in lieu of a cash payment owing under the merger agreement.

58 CPKC

PROXY CIRCULAR EXECUTIVE COMPENSATION

Mr. Redd’s 2023 amount exclude the 533 PDSUs credited to Mr. Redd on February 6, 2024, as a result of the 2021 PSU performance factor, and the additional 511 matching PDSUs credited to Mr. Redd, under the terms of the Senior Executive Deferred Share Plan. See the About deferred compensation section on page 66 for more details.

(3)

Option-based awards. The grant date fair value of stock option awards granted to each NEO has been calculated in accordance with FASB ASC Topic 718: Compensation - Stock Compensation. See Item 8, Financial Statements and Supplementary Data, Note 24: Stock-based compensation in our Annual Report on Form 10-K filed with the SEC and securities regulatory authorities in Canada on February 27, 2024 for more details.

To calculate the number of stock options our NEOs receive, we use the WTW binomial lattice model and the 30-day average closing share price on the TSX or the NYSE prior to the grant date. The WTW binomial lattice model valuation is based on a set of assumptions for the terms of an award, including the option term, four-year pro-rated vesting schedule, expected life of an award, the one-year historical dividend yield, three-year daily volatility, risk-free rate and risk of forfeiture of five percent. The resulting valuation as a percent of the market price of a CPKC share on the grant date and the grant date fair values of our 2023 stock options awards on both a binomial and accounting valuation basis are shown in the table below.

	WTW Expected Life Binomial Methodology		Accounting Valuation Methodology
2023 Stock option awards	Valuation % (TSX / NYSE)	Grant date fair value (TSX / NYSE)	Valuation % (TSX /NYSE)	Grant date fair value (TSX / NYSE)

February 2, 2023	21.5% / 23.6%	$22.70 / US$18.71	26.4% / 29.2%	$27.91 / US$23.14

April 28, 2023	23.6%	US$18.61	29.4%	US$23.19

May 2, 2023	23.6%	US$18.45	29.6%	US$23.10

Mr. Creel’s 2021 amount includes a special upfront grant on March 27, 2021 in relation to amendments to his executive employment agreement made on March 21, 2021 to retain him until at least year 2026. The grant date fair value of this grant is US$16.24 on the NYSE and is calculated in accordance with FASB ASC Topic 718: Compensation - Stock Compensation. In consideration of this special upfront grant, the Company and Mr. Creel agreed to amend his current employment agreement to reduce the value of the annual long-term incentive plan award Mr. Creel is entitled to receive by US$2.1 million in each year of 2022, 2023, 2024 and 2025 (an aggregate of US$8.4 million). See Employment agreements on page 60 for more details.

Mr. Redd’s 2021 amount also includes the incremental fair value of $247,071 (US$197,105) to reflect the discretion approved by Board for his July 20, 2018 PSOs granted when he was not an NEO. The incremental fair value is calculated in accordance with FASB ASC Topic 718: Compensation - Stock Compensation and reflects the fair value of incremental options allowed to vest due to exercise of positive discretion as calculated using the Black-Scholes option-pricing model at the modification date.

(4)	Non-equity annual incentive. Cash bonus earned under our short-term incentive plan for 2023 and paid in February 2024.
(5)

Non-equity long-term incentive. Reflects amounts for Mr. Orr under the terms and conditions of his employment with KCS prior to the CPKC Control Date of April 14, 2023. Mr. Orr’s 2023 amount reflects his KCS cash-based retention award of US$1.2 million granted on May 21, 2021 to promote retention and incentivize the completion of the merger with CP. Twenty-five percent of the retention award (US$300,000) was paid out in December 2021 in connection with the closing of the merger, and the remaining 75 percent of the retention award (US$900,000) was paid on June 1, 2023.

(6)

Pension. Messrs. Creel and Velani participate in the Canadian defined contribution plan (DC plan) and in the defined contribution supplemental plan (DC SERP). Messrs. Creel and Redd participate in the U.S. defined contribution plan and the U.S. supplemental executive retirement plan. Mr. Brooks participates in the Company’s Pension Plan for U.S. Management Employees. See Retirement plans on page 65 for more details.

(7)

All other compensation. The NEOs receive certain benefits and perquisites which are competitive with our comparator group. The table below shows the breakdown of all other compensation for 2023. The values in the table have been converted to Canadian dollars using the 2023 average exchange rate of $1.3497.

	Perquisites						Other compensation

Executive	Personal use of company aircraft ($)(a)	Auto benefits ($)(b)	Housing allowance ($) (c)	Financial and tax planning ($)(d)	Additional medical ($)(e)	Club benefits ($)(f)	401(k) match ($)(g)	Employer share purchase plan match ($)(h)	Total ($)

Keith Creel	222,559	31,291	1,492	26,994	-	33,743	7,288	35,910	359,277

Nadeem Velani	-	57,754	-	-	-	11,200	-	18,566	87,520

John Brooks	-	43,163	-	13,629	6,654	15,117	11,592	17,869	108,024

Mark Redd	-	48,876	-	13,629	-	15,117	13,362	17,599	108,583

John Orr	-	28,850	-	-	-	15,117	6,618	7,015	57,600

2024 MANAGEMENT PROXY CIRCULAR 59

(a)

Calculated by multiplying the variable cost per air hour by the number of hours used for travel and includes costs for fuel, maintenance, landing fees and other miscellaneous costs. The year over year increase to this amount is primarily due to higher fuel prices in 2023. As Mr. Creel is required to travel frequently for business, the Company prefers he uses our corporate aircraft within North America to ensure his safety, security and ability to immediately travel across the Company’s network. As an executive of a Calgary-based company, enabling the CEO to visit his family in the United States is an important retention tool. Non-corporate use of the corporate aircraft has been limited to family visits.

(b)

Reflects the cost of a company-leased vehicle and reimbursement of related operating costs and where applicable, a car allowance. A taxable reimbursement of auto benefits is provided for executives with vehicles that meets a CFCR (Combined Fuel Consumption Ratio from the Canadian federal government) of 11.8L per 100KM or less. Effective March 31, 2023, the Company began to phase out company-leased vehicles and provide a car allowance program instead.

(c)	Reflects total costs pro-rated for the days Mr. Creel is in Calgary to provide reasonable accommodation.
(d)	Reflects the cost of executive financial counselling provided for Messrs. Creel, Brooks, and Redd. Messrs. Velani and Orr did not use the company provided service.
(e)

Under the U.S. medical benefits plan, available to all U.S. employees, the majority of the cost of a medical examination is covered by the plan. Only incremental costs for the executive medical are paid for by the Company. In Canada, executive medicals are not covered under the group benefit plan.

(f)

Included in the perquisites program available to all senior executives is a value of $11,200 in their respective home currency. Value of CEO’s club membership of $33,743 reflects the Canadian dollar conversion of US$25,000.

(g)	Reflects matching company contributions to the 401(k) plan for Messrs. Creel, Brooks, Redd and Orr.
(h)

Company contributions to the Employee Share Purchase Plan (ESPP). Our NEOs participate in the ESPP on the same terms and using the same formulas as other participants. See page 64 to read more about the ESPP.

(8)	Mr. Orr’s amounts for 2023 reflects CPKC compensation including equity and non-equity awards from April 14 (Control Date) to December 31.

Employment agreements

Except for Mr. Creel, employment agreements for executive officers are set out in a standard offer letter template. The letters contain the standard terms, including an annual salary, participation in the short and long-term incentive plans as approved annually by the Compensation Committee, participation in the benefit plans or programs generally available to management employees and perquisites. As of the date of this proxy circular, all of our NEOs have a two-year non-compete and non-solicitation agreement tied to their Company employment.

Mr. Creel’s employment agreement includes:

•	reasonable living accommodation in Calgary
•	use of the corporate aircraft for business commuting and family visits within North America
•	non-disclosure, non-solicitation and confidentiality covenants
•	severance provisions as described on page 68
•	reimbursement for club memberships of up to US$25,000 annually
•	reimbursement for financial services of up to US$20,000 annually

On March 21, 2021, in connection with the announcement of the merger with KCS, the Company entered into a stock option agreement and amendment to Mr. Creel’s executive employment agreement with the intent to retain him until at least year 2026. If Mr. Creel voluntarily resigns or retires prior to January 31, 2026 any PSUs granted after March 1, 2021 will not be deemed retirement-eligible as previously provided in the PSU plan and his prior employment agreement. The 517,385 options granted to Mr. Creel in connection with these amendments to his executive employment agreement will expire on March 27, 2028 and will be subject to the terms and conditions of the Plan. In consideration of the Award, the Company and Mr. Creel agreed to amend his current employment agreement to reduce the value of the annual long-term incentive plan award Mr. Creel is entitled to receive by US$2.1 million in each year of 2022, 2023, 2024 and 2025 (an aggregate of US$8.4 million).

60 CPKC

PROXY CIRCULAR EXECUTIVE COMPENSATION

Incentive plan awards

Outstanding share-based awards and option-based awards

The table below shows all vested and unvested equity incentive awards that were outstanding as of December 31, 2023. See Long-term incentive plan beginning on page 45 for more information about our stock option and share-based awards.

		Option-based awards(1)					Share-based awards(2)

Executive	Grant date	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the-money options ($)(1)	Grant type	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($)	Market or payout value of vested share-based awards not paid out or distributed ($)

Keith Creel(3)	31-Jan-14	49,875	33.77	31-Jan-24	3,544,616
	24-Jul-14	239,700	42.06	24-Jul-24	15,048,366
	22-Jan-16	276,250	23.36	22-Jan-26	20,351,012
	20-Jan-17	3,258	30.20	20-Jan-24	210,539
	1-Feb-17	7,216	30.23	1-Feb-24	466,028
	1-Feb-17	68,162	30.23	1-Feb-24	4,402,076
	22-Jan-18	215,740	37.17	22-Jan-25	11,952,797
	25-Jan-19	271,010	41.06	25-Jan-26	13,620,637
	31-Jan-20	287,160	53.16	31-Jan-27	9,836,763
	29-Jan-21	237,145	67.24	29-Jan-28	3,707,319
	27-Mar-21	517,385	71.64	27-Mar-28	5,077,457
	31-Jan-22	208,107	71.40	31-Jan-29	2,108,356
	2-Feb-23	176,323	79.29	2-Feb-30	-
	6-Feb-13					DSU			17,210,372
	29-Jan-21					PSU			11,502,832
	31-Jan-22					PSU	75,907	7,937,243
	2-Feb-23					PSU	77,624	8,116,783
Total		2,557,331			90,325,966		153,531	16,054,026	28,713,204
Nadeem Velani	23-Jan-15	1,000	43.76	23-Jan-25	61,080
	22-Jan-16	14,635	33.15	22-Jan-26	1,049,183
	22-Jan-18	66,300	46.33	22-Jan-25	3,879,213
	25-Jan-19	81,565	54.30	25-Jan-26	4,122,295
	31-Jan-20	87,275	70.31	31-Jan-27	3,013,606
	29-Jan-21	57,790	85.93	29-Jan-28	1,092,809
	31-Jan-22	64,255	90.94	31-Jan-29	893,145
	2-Feb-23	54,188	105.58	2-Feb-30	-
	26-Feb-14					DSU			366,288
	19-Feb-15					DSU			185,320
	24-Feb-17					DSU			336,227
	22-Feb-19					DSU			731,675
	31-Jan-20					DSU			4,025,071
	2-Feb-23					DSU	14,818	1,553,562	607,064
	29-Jan-21					PSU			2,719,598
	31-Jan-22					PSU	20,925	2,193,769
	2-Feb-23					PSU	6,351	665,812
	17-May-23					PSU	45,004	4,718,264
Total		427,008			14,111,331		87,098	9,131,407	8,971,243

John Brooks	23-Jan-15	6,530	35.18	23-Jan-25	378,973
	22-Jan-16	21,700	23.36	22-Jan-26	1,598,613
	22-Jan-18	20,975	37.17	22-Jan-25	1,162,093
	25-Jan-19	37,420	41.06	25-Jan-26	1,880,684
	14-Feb-19	14,845	40.40	14-Feb-26	759,050
	31-Jan-20	65,130	53.16	31-Jan-27	2,231,050
	29-Jan-21	49,835	67.24	29-Jan-28	779,077
	31-Jan-22	52,289	71.40	31-Jan-29	529,746
	2-Feb-23	41,926	79.29	2-Feb-30	-
	2-May-23	2,607	78.16	2-May-30	3,103
	6-Sep-12					DSU			545,178
	22-Feb-19					DSU			447,277
	29-Jan-21					DSU	797	83,386	333,545
	31-Jan-22					DSU	700	73,210	292,841
	29-Jan-21					PSU			2,417,449
	31-Jan-22					PSU	17,975	1,879,558
	2-Feb-23					PSU	17,980	1,880,035
	2-May-23					PSU	1,116	116,709
	17-May-23					PSU	39,484	4,128,589
Total		313,257			9,322,389		78,052	8,161,487	4,036,290

2024 MANAGEMENT PROXY CIRCULAR 61

		Option-based awards(1)					Share-based awards(2)

Executive	Grant date	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the-money options ($)(1)	Grant type	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($)	Market or payout value of vested share-based awards not paid out or distributed ($)
Mark Redd	25-Jan-19	19,980	41.06	25-Jan-26	1,004,171
	3-Sep-19	6,485	46.95	3-Sep-26	275,409
	31-Jan-20	47,935	53.16	31-Jan-27	1,642,030
	29-Jan-21	41,350	67.24	31-Jan-28	646,430
	31-Jan-22	46,360	71.40	31-Jan-29	469,679
	2-Feb-23	37,172	79.29	2-Feb-30	-
	2-May-23	5,746	78.16	2-May-30	6,840
	19-Feb-15					DSU			236,438
	22-Feb-19					DSU			379,415
	31-Jan-20					DSU			893,344
	29-Jan-21					DSU	230	24,001	96,005
	31-Jan-22					DSU	570	59,641	238,565
	2-Feb-23					DSU			193,803
	29-Jan-21					PSU			1,805,874
	31-Jan-22					PSU	15,937	1,666,398
	2-Feb-23					PSU	15,941	1,666,820
	2-May-23					PSU	2,460	257,243
	17-May-23					PSU	39,198	4,098,677
Total		205,028			4,044,559		74,336	7,772,780	3,843,444
John Orr	28-Apr-23	31,562	78.84	28-Apr-30	9,184
	28-Apr-23					DSU	4,138	432,650	1,730,602
	28-Apr-23					PSU	13,512	1,412,895
	17-May-23					PSU	27,538	2,879,527
Total		31,562			9,184		45,188	4,725,072	1,730,602

(1)

Option-based awards. Regular options granted before 2017 vest 25 percent each year for four years beginning on the first anniversary of the grant date and expire 10 years from the grant date. Grants made in 2017 and onwards have the same vesting schedule and expire seven years from the grant date. All exercise prices for grants received prior to 2015 are in Canadian dollars. With respect to Messrs. Creel Brooks, Redd and Orr, exercise prices for option awards that were granted in 2015 and later are in U.S. dollars. All of Mr. Velani’s exercise prices are in Canadian dollars.

Value of unexercised in-the-money options. For stock options granted in Canadian dollars, the value of unexercised in-the-money options at 2023 year-end is based on $104.84, the closing share price on the TSX on December 29, 2023. For U.S. dollar stock option grants, the value of unexercised in-the-money options at 2023 year-end is based on US$79.06, the closing share price on the NYSE on December 29, 2023.

(2)

Share-based awards. Values include reinvested dividends. The unvested 2022 and 2023 PSU values are based on an assumed payout at target (100 percent). For Mr. Velani, the value of unvested PSUs and DSUs is based on $104.84, the closing share price on the TSX on December 29, 2023. For Messrs. Creel,. Brooks, Redd and Orr, the value of unvested PSUs and DSUs is based on US$79.06 our closing share price on the NYSE on December 29, 2023, converted to Canadian dollars using a year-end exchange rate of $1.3226.

The vested 2021 PSU values are based on an overall performance factor of 135 percent and a payout price of $100.37 and US$74.30 on the TSX and NYSE, respectively (see Payout of 2021 PSU award on page 51 for more details). Mr. Redd elected to defer a portion of his January 29, 2021 PSU award to PDSUs and received an additional 533 PDSUs, on February 6, 2024, respectively as a result of the overall 2021 PSU performance factor of 135 percent and a further 511 matching PDSUs, respectively, under the terms of the Senior Executive Deferred Share Plan on February 6, 2024. Value of the vested 2021 PDSUs are included in the table above. See the About deferred compensation section on page 66 for more details.

Vested and unvested DSU awards are deferred and cannot be redeemed until the NEO leaves the Company.

Messrs. Velani, Brooks, Redd and Orr were awarded a one-time, special PSU grant on May 17, 2023 to incentivize the delivery of synergies to our shareholders. See Synergy performance award on page 46 for more details.

(3)

Mr. Creel was awarded an upfront performance stock option grant on February 1, 2017 when he became CEO on January 31, 2017. These prefromance stock options vested on February 1, 2022 based on our five-year TSR relative to two equally weighted measures: the S&P/TSX Capped Industrial Index and the S&P 1500 Road and Rail Index. The threshold for vesting is for CPKC’s TSR being at or above the 60th percentile relative to each index at the end of the performance period on January 31, 2022. The Company’s TSR performance relative to the S&P/TSX Capped Industrial and S&P 1500 Road and Rail indices both exceeded the 60th percentile, vesting 100 percent of the grant.

On March 27, 2021, Mr. Creel was awarded a special stock option grant in conjunction with amendments to his executive employment agreement made on March 21, 2021. See Employment agreements on page 60 for more details.

62 CPKC

PROXY CIRCULAR EXECUTIVE COMPENSATION

Incentive plan awards – value vested or earned during the year

The table below shows the amount of incentive compensation that vested or was earned in 2023.

Executive	Option-based awards - value vested during the year ($)(1)	Share-based awards - value vested during the year ($)(2)	Non-equity incentive plan compensation - value earned during the year ($)

Keith Creel	7,777,721	11,502,832	3,826,400

Nadeem Velani	2,230,484	2,719,598	1,415,327

John Brooks	1,489,124	2,417,449	1,385,298

Mark Redd	967,872	2,096,310	1,375,261

John Orr	-	1,782,728	1,045,174

(1)

Option-based awards—value vested during the year. Includes the aggregate dollar value that would have been realized if the options were exercised on the date of vest. It is calculated as the difference between the closing price (on each of the stock option vest dates in 2023) and the exercise price, converted to Canadian dollars where applicable using the exchange rate on the vest date.

(2)

Share-based awards—value vested during the year. Includes DSUs that have vested during the year and are valued as of the vest date and converted to Canadian dollars where applicable. Also includes, the payout value of the 2021 PSUs and the value of 2021 PDSUs (including the 533 PDSUs credited to Mr. Redd, respectively, on February 6, 2024 as a result of the 2021 PSU performance factor, and a further 511 matching PDSUs credited to Mr. Redd, respectively, on February 6, 2024, under the terms of the Senior Executive Deferred Share Unit Plan), which vested at 135 percent on December 31, 2021. The 2021 PSU value for Messrs. Creel, Brooks and Redd have been converted to Canadian dollars using the year-end exchange rate of $1.3226. See Payout of 2021 PSU award on page 51 and the Outstanding share-based awards and option-based awards on page 61 for more details.

Option exercises and vested stock awards

The table below shows the options exercised and sold by the NEOs in 2023.

Executive	Number of options exercised and sold	Option exercise price ($)		Value realized ($)(1)
Keith Creel(2)	32,580	US$	30.20	2,056,104
	753,795	US$	30.23	47,627,878
	149,625		33.77	9,715,955

(1)	Based on the market price of shares less the option exercise price on the date of exercise; converted to Canadian dollars using the exchange rate on the exercise date for exercises on the NYSE.
(2)

Mr. Creel’s exercises are for options, which are scheduled to expire in January, February and July of 2024, and are being exercised and sold in accordance with the automatic securities disposition plans he established on August 2, 2022.

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Equity compensation plan information

The table below shows the securities authorized for issuance under equity compensation plans at December 31, 2023. These include the issuance of securities upon exercise of options outstanding under the stock option plan and the director stock option plan.

The table also shows the remaining number of shares available for issuance and includes 1,700,000 shares under the director stock option plan. On July 21, 2003, the Board suspended any additional grants of options under the director stock option plan and there are no outstanding options under that plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)

Equity compensation plans approved by security holders	6,471,932	71.03	21,758,323

Equity compensation plans not approved by security holders	-	-	-

Total	6,471,932	71.03	21,758,323

See page 49 to read more about the stock option plan. You can also read about the two equity compensation plans in our audited consolidated financial statements for the year ended December 31, 2023, available on our website (investor.cpkcr.com/financials), and on SEDAR (www.sedar.com) and EDGAR (www.sec.gov).

Employee Share Purchase Plan (ESPP)

The Company’s ESPP is available to all employees and provides the opportunity to purchase shares on the open market through payroll deductions which aligns employees’ interests with those of shareholders. Employees may contribute between one percent and ten percent of their base salary to the ESPP every pay period. CPKC provides a 33 percent match on the first six percent of non-unionized and specified unionized employees’ contributions which vest at the end of the four consecutive quarters. Employees must remain participants of the ESPP at the time of vesting in order to receive the CPKC match.

In 2023, approximately 51 percent of our employees participated in the ESPP.

64 CPKC

PROXY CIRCULAR EXECUTIVE COMPENSATION

Retirement plans

Canadian pension plans

Messrs. Creel and Velani participated in our DC plan in 2023.

Participants contribute between 4 and 6 percent of their base salary depending on their age and years of service, and the Company contributes between 4 and 8 percent of a participant’s base salary and annual bonus. For eligible executives, CPKC contributes an additional 6 percent of base salary and annual bonus. Total contributions are limited to the maximum allowed under the Income Tax Act (Canada) ($31,560 for 2023).

Defined contribution plan

Executive	Accumulated value at start of year ($)	Compensatory ($)	Accumulated value at year end ($)
Keith Creel	3,679,510	279,682	4,345,477
Nadeem Velani	1,677,790	173,485	2,167,936

Messrs. Creel and Velani also participate in the DC SERP, a non-registered plan that provides notional contributions in excess of the Income Tax Act (Canada) limits at the same Company contribution rate as in the DC Plan. Company contributions vest after two years of employment. Employees do not contribute to the DC SERP.

U.S. retirement plans

Our U.S. retirement program has five elements:

•	a qualified defined benefit pension plan (closed plan) which provides annual benefit accruals funded by employer contributions determined from U.S. Internal Revenue Service (IRS) rules;
•	a non-qualified defined benefit pension plan (closed plan) for certain employees whose compensation exceeds the U.S. Internal Revenue Code limit (US$330,000 for 2023);
•	a voluntary qualified 401(k) plan with employer match;
•	a qualified defined contribution plan which provides automatic employer contributions; and
•	a non-qualified defined contribution plan for certain employees whose compensation exceeds the U.S. Internal Revenue Code limit (US$330,000 for 2023).

CPKC pension plan for U.S. management employees (closed plan)

CPKC sponsors a defined benefit pension plan comprised of a Basic Defined Benefit Pension Plan (Basic DB Plan) and a Supplemental Pension Plan, which provides retirement benefits in excess of the Basic DB Plan. The benefit is based on age, service and a percentage of final average compensation.

The pension formula uses the final average monthly earnings and calculates a benefit of 0.5 percent up to the Tier 1 Railroad Retirement Board limit and 1.25 percent in excess of that limit, and multiplies that by the years of service to a maximum of 30 years. An unreduced pension is available for all employees under the Basic DB Plan and the Supplemental Pension Plan as early as age 62 with 30 years of service with the normal retirement benefit payable at age 65.

The table below summarizes Mr. Brooks’ participation in the Basic DB Plan and Supplemental Pension Plan in 2023. The values in the table have been converted to Canadian dollars using the 2023 average exchange rate of $1.3497.

	Years of credited service		Annual benefits payable		Opening present value of defined benefit obligation ($)	Compensatory change ($)	Non-compensatory change ($)	Closing present value of defined benefit obligation ($)
Executive	At December 31, 2023	At age 65	At year end ($)	At age 65 ($)
John Brooks	15.17	27.25	296,631	608,189	2,333,925	449,531	264,339	3,047,795

The present value of the defined benefit obligation is based on the assumptions and methods used for financial statement reporting. In previous years, it was assumed that Mr. Brooks’ accrued benefit would be paid at age 65. The present value was determined using a discount rate of 5.23 percent and mortality adjusted actuarial assumptions.

2024 MANAGEMENT PROXY CIRCULAR 65

401(k) plan

Individuals can make pre-tax or post-tax (Roth) contributions to the 401(k) plan subject to limits imposed by the IRS. The Company provides a matching contribution of 50 percent on the first six percent of eligible earnings. All contributions vest immediately.

U.S. salaried retirement income plan

The U.S. Salaried Retirement Income Plan is employer-funded with an annual contribution equal to 3.5 percent of eligible earnings, which include base salary and annual bonus. These earnings are subject to compensation limits imposed by the IRS.

Supplemental defined contribution plan (U.S. DC SERP)

The U.S. DC SERP is an unfunded, non-qualified defined contribution plan that provides an additional company contribution equal to six percent of eligible earnings without regard to the limits imposed by the IRS. Eligible earnings include base salary and annual bonus. In addition, for earnings in excess of the limits imposed by the U.S. Internal Revenue Code, an additional 3.5 percent contribution is made. Company contributions vest at the end of three years.

Messrs. Creel and Redd participated in the U.S. DC SERP in 2023. The table below shows the U.S. Salaried Retirement Income Plan and U.S. DC SERP account information as at December 31, 2023 with values converted to Canadian dollars using the 2023 average exchange rate of $1.3497.

Executive	Accumulated value at start of year ($)	Compensatory ($)	Accumulated value at year end ($)
Keith Creel	1,149,826	23,080	1,394,356
Mark Redd	600,082	151,421	894,794

About deferred compensation

Executive officers and members of senior management who have not met their share ownership requirement can choose to defer all or a portion of their short-term incentive or PSU grant as DSUs.

The short-term incentive DSUs are granted in the year the bonus is actually paid and may receive a 25 percent match. The deferred amount, including the match, cannot exceed the amount needed to meet the ownership requirement. The amount is converted to bonus DSUs using the average market price of a CPKC common share for the 10 trading days immediately before December 31 of the applicable performance year. The matching units vest after three years.

Eligible executives can elect to defer a portion of their PSU grant prior to start of the performance period. These Performance DSUs are subject to the same performance and vesting conditions as the corresponding PSU grant. To align with the granting practice of the PSU plan, the elected amount converted to Performance DSUs is based on the market closing price of a CPKC common share for the 30 trading days prior to the grant date. The performance DSUs may receive a 25 percent match upon vesting (subject to a matching DSU cap), three years from the grant date.

To defer any compensation, elections must be made by June 30th of the calendar year prior to the new fiscal year. Matching DSUs cannot exceed 20 percent of the executives’ total ownership requirement.

The table below shows the number and value of DSUs outstanding as at December 31, 2023.

Executive	Unvested DSUs (#)	Vested DSUs (#)	Total Units (#)	Value as at December 31, 2023 ($)(1)
Keith Creel	0	164,591	164,591	17,210,372
Nadeem Velani	14,818	59,630	74,448	7,805,208
John Brooks	1,497	15,482	16,979	1,775,438
Mark Redd(2)	800	20,995	21,795	2,278,986
John Orr	4,138	16,551	20,689	2,163,252

(1)

We valued the outstanding DSUs using $104.84, our closing share price on the TSX on December 29, 2023 for Mr. Velani and US$79.06, our closing share price on the NYSE and converted to Canadian dollars using a year-end exchange rate of $1.3226 for Messrs. Creel, Brooks, Redd and Orr.

(2)

Mr. Redd’s vested DSU amount includes 533 PDSUs resulting from the overall 2021 PSU performance factor of 135 percent that was applied to the 2021 PDSU grant and the associated 511 matching PDSUs credited on February 6, 2024.

66 CPKC

PROXY CIRCULAR EXECUTIVE COMPENSATION

DSUs are redeemed for cash after the executive retires or leaves the Company, with: (i) Canadian-resident executives being entitled to elect a date of payment between the date that is six months following their departure from the Company and December 15th of the following calendar year, in compliance with Canadian tax rules; and (ii) U.S. resident executives being paid six months after their departure from the Company, in compliance with U.S. tax regulations. We used the average market price of a share for the 10 trading days immediately before the payment date to calculate the amount, which the participant receives in a lump sum less withholding taxes.

2024 MANAGEMENT PROXY CIRCULAR 67

Termination and change in control

Termination of employment

We have policies to cover different kinds of termination of employment.

Mr. Creel is covered under the terms of his employment agreement effective January 31, 2017, as amended December 18, 2018 and March 21, 2021, that includes non-competition, non-solicitation and confidentiality restrictions. Messrs. Velani, Brooks, Redd and Orr are subject to the same terms as all other employees for resignation, retirement, termination with cause, termination without cause and change in control. Messrs. Velani, Brooks, Redd and Orr have signed non-competition, non-solicitation agreements in each year of their employment with the Company that also have confidentiality restrictions.

	Resignation	Retirement	Termination with cause	Termination without cause	Change in control
Severance	None	None	None	Mr. Creel: 24 months of base salary Other NEOs: pursuant to applicable law	None
Short-term incentive	Forfeited	Award is pro-rated to retirement date	Forfeited	Mr. Creel: equal to the target award for severance period Other NEOs: award for current year is pro-rated to termination date as per plan	None
DSUs	Unvested DSUs are forfeited	Unvested DSUs are forfeited	Unvested DSUs are forfeited	Unvested DSUs are forfeited	Unvested units vest early if the holder is terminated following change in control
Performance share units	Forfeited

Award continues to vest based on performance factors and executive is entitled to receive the full value as long as they have worked for six months of the performance period, otherwise the award is forfeited

			Forfeited	Mr. Creel: subject to retirement provisions Other NEOs: pro-rated based on active service within the performance period and based on actual performance at the end of the performance period	Only vest if the executive is terminated following a change in control PSUs vest at target, pro-rated based on active service within the performance period
Stock options	Vested options are exercisable for 30 days or until the expiry date, whichever comes first Unvested options are forfeited Performance stock options are forfeited	Options continue to vest Award expires five years after the retirement date or the normal expiry date, whichever is earlier Performance stock options are forfeited	Forfeited

Mr. Creel: subject to retirement provisions

Other NEOs: vested options are exercisable for six months following termination as well as any options that vest during the six-month period

Performance stock options are forfeited

Options only vest early if the option holder is terminated following the change in control Performance stock options are forfeited
Pension	No additional value	No additional value	No additional value	No additional value	No additional value
ESPP shares	Unvested shares are forfeited	Unvested shares vest	Unvested shares are forfeited	Unvested shares vest	Unvested shares vest
Benefits	End on last day worked	Post-retirement life insurance of $50,000 and a health spending account based on years of service (same for all employees)	End on termination date	End on last day worked	None
Perquisites	Any unused flex perquisite dollars are forfeited	Any unused flex perquisite dollars are forfeited	Any unused flex perquisite dollars are forfeited	Any unused flex perquisite dollars are forfeited	Any unused flex perquisite dollars are forfeited

68 CPKC

PROXY CIRCULAR EXECUTIVE COMPENSATION

The table below shows the estimated incremental amounts that would be paid to Mr. Creel, if his employment had been terminated without cause on December 31, 2023. There is no extra tax gross-up provision for any termination benefit.

Name	Severance period (# of months)	Base pay ($)	Short-term incentive ($)	Additional retirement benefits ($)	Other benefits(1) ($)	Value of vesting of options and equity-based awards(2) ($)	Payable on termination without cause ($)
Keith Creel	24	3,571,020	5,356,530	-	39,651	41,697,254	50,664,455

(1)	Reflects the value of accelerated vesting of shares purchased under the ESPP for Mr. Creel.
(2)

Reflects the value of stock options and equity-based awards vesting per the retirement provisions in accordance with our stock option and PSU plans. Mr. Creel’s calculation is based on US$79.06, our closing share price on the NYSE on December 29, 2023, converted to Canadian dollars using a year-end exchange rate of $1.3226.

2024 MANAGEMENT PROXY CIRCULAR 69

CEO pay ratio

CPKC is proactively providing transparency and public disclosure related to CEO pay as compared to the median employee. As our proxy is governed under Canadian Securities Administrators (CSA) regulations; we are not required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) and Item 402(u) of Regulation S-K to disclose information about the ratio of the annual total compensation of our median employee and the annual total compensation (pay ratio) of Mr. Creel, our President and CEO. In support of the Board’s commitment to progressive disclosure practices we have determined and are disclosing the CEO pay ratio for 2023 in the table below.

For December 31	2023
CEO pay ratio	159:1
Excluding employees located in Mexico	149:1

To identify our median employee, we conducted an analysis of the total compensation of our employee population in Canada, U.S. and Mexico, other than our CEO, who were employed by the Company on December 31, 2023. We have determined that using the taxable income reported on the T4 box 14 employment income and W-2 box 1 income for employees in Canada and the U.S., provides a reasonable and consistent estimate for evaluating annual total compensation. We used aggregate payroll data to provide a reasonable estimate of the annual total compensation in Mexico. The median employee annual total compensation for 2023 of employees located in Canada, U.S. and Mexico is $126,086 while the median annual total compensation of employees located in Canada and the U.S. is $134,435. In accordance with applicable U.S. disclosure rules, we calculated 2023 annual total compensation for our median employees using the same methodology that we use to determine our NEOs’ annual total compensation in the Summary compensation table on page 58.

The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

70 CPKC

PART IV – CORPORATE GOVERNANCE

We are one of Canada’s oldest and most recognizable companies. CP was founded in 1881 to connect Canada. In 1887, Arthur Stilwell founded the company later known as Kansas City Southern. We take pride in the historic legacy, both of Canadian Pacific and Kansas City Southern. CPKC takes on a legacy as a business leader, with a reputation for honesty, integrity and the faithful performance of our undertakings and obligations.

On April 14, 2023, CPKC, headquartered in Calgary, Alberta, Canada, became the first single-line railway connecting the United States, Canada and Mexico. The combined company has a much larger and more competitive network, operating approximately 20,000 miles of rail, employing close to 20,000 people.

Our ability to maintain this reputation depends on our actions and the choices we make every day. We believe that good corporate governance practices are essential to effective management and the protection of our investors, employees and other stakeholders.

Where to find it

Serving as a Director	83
Integrity	83
Share Ownership	84
Attendance	86
Skills and Development	86
Director Development	87
Director Engagement by Management	88

2024 MANAGEMENT PROXY CIRCULAR 71

GOVERNANCE AT CPKC

CPKC has a strong governance culture and we have adopted many leading policies and practices. As a U.S. and Canadian listed company, our corporate governance practices comply with or exceed the practices outlined by the Canadian Securities Administrators (CSA) in National Policy 58-201 — Corporate Governance Guidelines and the TSX, the SEC and the NYSE.

We regularly review our policies and practices and make changes as appropriate, so we stay at the forefront of good governance as standards and guidelines continue to evolve in Canada and the United States. The Board and the Governance Committee are responsible for developing our approach to corporate governance. This includes periodic reviews of the corporate governance principles and guidelines which were established by the Board, as well as the terms of reference for the Board and each of the Board’s standing committees. Our corporate governance principles and guidelines are available on our website at investor.cpkcr.com/governance.

About the Board

The Board has ultimate authority to make decisions about the Company, other than on matters that are specifically reserved for shareholders.

The Board is responsible for overseeing our business, providing overall guidance and direction to management, our long-term strategic direction, succession plans for senior officers, risk oversight and ensuring that the long-term interests of shareholders are served.

Shareholders elect directors for a term of one year at our annual meeting. The Board may also appoint directors between shareholder meetings if an increase in board size is warranted (subject to certain restrictions under the CBCA) or to fill a vacancy.

Key governance documents

The Board has approved its terms of reference as well as those for each committee and the written position descriptions for the independent Board Chair, the committee chairs and CEO, and reviews them annually. These documents are available on our website at investor.cpkcr.com/governance.

The Board is dedicated to maintaining the highest standards of corporate governance and nurturing a culture of strong business ethics and governance throughout the organization. It operates independently to ensure proper stewardship and sound decision-making. The Board is qualified with the right mix of relevant skills and experience, including transportation industry knowledge, cybersecurity, financial and accounting literacy, strategic planning, human resources, executive compensation and risk management – all of which are critical to understanding and addressing the business challenges facing the Company. The Board is also diverse by gender, age, cultural heritage and ethnicity and geography to generate different perspectives and opinions for healthy discussion and debate.

The Board has terms of reference to assist it in exercising its powers and fulfilling its duties. Each Board committee also has terms of reference to assist it in carrying out its duties and responsibilities. The Board’s terms of reference are included at part VIII to this proxy circular. The committees’ terms of reference can be found on our website at investor.cpkcr.com/governance.

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Structure

The Board represents the interests of the Company, shareholders and other stakeholders and has five standing committees to assist it in fulfilling its duties and responsibilities.

Each committee is made up of only independent directors.

Committee membership is reviewed annually after directors are elected at the annual shareholder meeting and on an as-needed basis through the year. For additional information on what our committees did in 2023, see the 2023 Board and committee reports and overview beginning on page 28.

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The table below sets out committee membership as at December 31, 2023:

Committee Memberships

*	Chair of the Board is an ex-officio member of all committees

Mr. Creel is not a member of any Board committees because he is President and CEO and therefore not independent.

During the course of regularly scheduled board meetings, directors will usually participate in the meetings of the other committees on which they do not sit. Regularly scheduled committee meetings take place sequentially during the same days as Board meetings. Meetings are scheduled in this way to allow for attendance by all directors, including those who are not committee members. In addition to regularly scheduled meetings, the Board and the Board’s committees hold additional meetings as may be required to fulfill their mandates.

In 2023, the Board held meetings in January, February, April, June, July, September and October. The Board also held a number of informal discussions throughout the year.

Independence

The Board has adopted standards for director independence based on the criteria of the NYSE, SEC and CSA.

The Board reviews director independence continually and annually using director questionnaires as well as by reviewing updated biographical information, meeting with directors individually, and conducting a comprehensive assessment of all business and other relationships and interests of each director with respect to the Company and our subsidiaries. In 2023, the Board confirmed that each director, except for Mr. Creel, is independent in accordance with the standards for independence established by the NYSE and the CSA. Mr. Creel is not independent because of his position as President and CEO.

The Board has also confirmed that each member of the Audit and Finance Committee meets the additional independence standards for audit committee members under Section 10A(m)(3) and Rule 10A-3(b)(1) of the Exchange Act, and Section 1.5 of National Instrument 52-110 Audit Committees. All members of the Audit and Finance Committee are financially literate. In addition, four of the six members of the currently constituted Audit and Finance Committee meet the definition of audit committee financial expert, as defined by the SEC.

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Independent Board Chair

The Board Chair and President and Chief Executive Officer are separate roles at CPKC. Our current Chair of the Board, Isabelle Courville, is an independent director and has served as Chair of the Company since May 7, 2019. Ms. Courville has served on the board of directors since May 1, 2013.

The Chair of the Board presides at Board meetings and our shareholder meetings. The Chair also serves as an advisor to the CEO and other members of senior management.

We have a formal written mandate that sets out the key responsibilities of the Chair of the Board, which includes, among other things:

A copy of the position description is available on our website at investor.cpkcr.com/governance.

In camera and executive sessions

The independent members of the Board meet in camera, in executive sessions without management and non-independent members of the Board present. The in camera sessions were generally held with each Board meeting, and the Board had a total of six such meetings in 2023. Additionally, at each regularly scheduled meeting, the Board holds two in camera executive sessions - one that includes the President and CEO and one with only independent directors. The Audit and Finance Committee and the Compensation Committee include at least one in camera executive session of independent directors at the beginning and/or end of each meeting. The Governance Committee and the Integration Committee also meet in camera in executive sessions from time to time. At each in camera executive session, the Chair of the Board or the Chair of the applicable committee presides over the session.

Independent advice

According to their terms of reference, the Board and each committee can each retain additional independent financial, legal, compensation and other advisors. In 2023, the Board and its various standing committees retained independent advisors on matters related to Board assessment and director compensation.

Diversity and Inclusion

Diversity is one of our core values and we are committed to increasing diversity throughout the Company. The Company continues to evaluate its diversity practices on a continuous basis. This includes striving to maintain and increase diversity at the Board level through to our executives, senior management and employees. We understand that an equitable work environment provides the Company with a broader range of experience and perspectives that, in turn, creates a stronger and more successful railway.

In 2020, we published the Company’s Diversity Commitment and adopted an Employee Diversity Policy. Our commitment continues to include a focus on attracting and developing employees who are minorities, women, and Indigenous people at all levels and in all professions through targeted outreach and partnerships. We continue to evaluate and review our diversity and inclusion strategy and are continually working on programs and opportunities to ensure we are attracting, retaining and developing the best people and skills for the Company. We are doing this by working collaboratively with our employees, communities along our rail network and with partner organizations.

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Board diversity

The Company recognizes Board member diversity as a critical component of objective oversight and continuous improvement. The Board of Directors has adopted a written Board diversity policy in 2020. You can find a copy of our Board diversity policy on our website at investor.cpkcr.com/governance.

Under our Board diversity policy, recommendations of directors for nomination or appointment to the Board will be made based on balance of skills, background, experience and knowledge, taking into account diversity considerations, such as gender, age, geographical representation from the regions in which we operate, cultural heritage (including Indigenous peoples and members of visible minorities) and different abilities (including persons with disabilities). We will strive to use, to their fullest potential, CPKC’s network of relationships in addition to third-party organizations that help identify diverse candidates for membership on the Board. We will periodically review recruitment and selection protocols to ensure diversity remains an important component of our Board recruitment process. This year, as part of the combination with KCS, the Board added directors who bring both cultural, geographic and gender diversity.

We will, through the Governance Committee, periodically review the Board’s diversity policy and selection protocols to ensure diversity remains an important component of our Board, assess the effectiveness of the Board diversity policy and the Company’s progress against policy objectives.

The Board diversity policy does not establish fixed targets regarding the representation of members of designated groups, as we believe the Governance Committee and the Board are successfully addressing diversity at the Board level. As of December 31, 2023, our Board composition included five women (including the Chair of the Board) and three self-identified members of visible minority groups, being Mr. Trafton, Amb. Garza (Ret.) and Mr. Garza-Santos(1). Geographically, five of our directors were Canadians, six were American and two were resident in Mexico. In addition, one of our directors, the President and CEO, is a military veteran. The representation of designated groups on the Board as of December 31, 2023 is shown below:

Director Representation as of December 31, 2023	Number	Percentage (%)

Women	5	38

Indigenous peoples	0	0

Visible minorities	3	23

Persons with disabilities	0	0

For information on the representation of designated groups for the current director nominees, refer to pages 9 and 17.

Leadership diversity

Our diversity and employment equity initiatives encourage the advancement of women, Indigenous peoples, visible minorities and others with diverse backgrounds throughout the organization. This program is designed to remove barriers at all levels of the workplace that can impede or prevent the inclusion of qualified individuals from designated groups from being considered for positions. These initiatives are comprehensive and meet the requirements under the Employment Equity Act (Canada) and the Equal Employment Opportunity Commission (U.S.).

Our employee diversity and inclusion policy does not establish any specific quotas or targets regarding the representation of designated groups in senior management positions, including executive officers (as that term is defined in applicable Canadian and U.S. securities laws) because we are making significant progress on our various diversity and inclusion initiatives described herein.

As of December 31, 2023, two of our twelve executive officers are women and two identify as members of a visible minority group. We do not have any executive officers who identify as Indigenous or Native American or, as a person with a disability. As of December 31, 2023, of our 31 company officers (which includes all Vice-Presidents and higher), five are members of a visible minority group, one identifies as Native American, and three are women.

(1)	The term “member of a visible minority” is part of the definition of ‘designated groups’ in the Employment Equity Act (Canada).

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The Company continues to work collaboratively with our employees, communities, and partner organizations along our network to progress and support the Company’s commitment toward a more representative and inclusive workplace. Some of our initiatives include:

•	Establishment of a Diversity & Inclusion Council, comprised of senior leaders within the Company who will lead in supporting and championing our diversity and inclusion strategy as we integrate CPKC;
•

Continuing our existing partnerships with associations and organizations that attract, recruit, and support skilled immigrants, transitioning veterans, visible minorities, persons with disabilities, and women;

•

Working with Indigenous groups to develop relationships that are more meaningful, create targeted outreach programs and employment opportunities, and better understand Indigenous history, culture, and opportunities for collaboration;

•	Supporting the development and advancement of women at the Company; and
•	Increasing employee awareness regarding the Company’s workplace diversity and inclusion practices throughout communications, education, and training.

You can read more about leadership development and succession planning on page 81 and our diversity initiatives on our website at sustainability.cpkcr.com.

Indigenous and Tribal Relations

The CPKC network traverses over 180 Indigenous and Tribal communities across North America. We initiated engagement to more than 80 Native American Tribes following the historic combination of CP and KCS. We are honoured to introduce the CPKC brand to Indigenous and Tribal communities across the expanded network.

The Company’s Indigenous and Tribal relations stand on five pillars: strengthening relationships, developing job and procurement opportunities, operating safely, providing cross-cultural awareness training, and engaging where appropriate in legislative initiatives. CPKC engages regularly with Indigenous and Tribal communities and organizations. We continually strive to develop deeper relationships, improve our awareness of Indigenous and Tribal history and culture, and act on opportunities for collaboration.

We undertake programs to foster enhanced Indigenous and Tribal cultural awareness among our employees. This year, employees in Canada, the United States and Mexico heard directly from Orange Shirt Society founder Phyllis Webstad in a Town Hall meeting broadcast from our corporate headquarters.

Our Indigenous and Tribal community investments support meaningful relationships, opportunities for collaboration and increased trust that come from direct engagement. In partnership with the Orange Shirt Society, CPKC’s “Every Child Matters” locomotive creates awareness of the inter-generational impacts of Indian Residential Schools as the locomotive operates in revenue service across North America. We have also supported community emergency response training, equipment and mutual aid through our $1 million Wildfire Recovery Fund.

Serving on other boards

Members of our Board must be able to commit the necessary time and energy to fulfill their duties and responsibilities to the Board and the committees on which they serve.

When we recruit new director candidates, we make sure potential candidates understand the scope of responsibilities and the time commitment required, and we review the other boards they sit on as part of the vetting process.

We consider an outside board to be any board of directors of a public company other than the Company or Canadian Pacific Railway Company, our wholly owned subsidiary.

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Overboarding

The Board considers a director to be “overboarded” if the time commitments required by sitting on other company boards affect their ability to meet their commitments to our Board. It also considers the guidelines of proxy advisory firms in Canada and the United States. The Company’s current policy is that chief executive officers or other senior executives of public companies sit on no more than two public company boards. For non-executive directors, the Board requires directors to hold no more than five public company directorships in total (including CPKC).

The Board considers overboarding on a case-by-case basis:

•	the Chair of the Board and chair of the Governance Committee review potential overboarding before a director can accept another public company directorship; and
•

the Governance Committee reviews the public company directorships of all potential directors, and reviews every director’s Board memberships as part of the nomination process every year. None of our nominated directors are considered to be overboarded.

Audit and Finance Committee members

A member of the Audit and Finance Committee cannot serve on the audit committees of more than three public companies (including CPKC), unless the Board determines it will not affect the director’s ability to be an effective member of the Company’s Audit and Finance Committee. None of the members of our Audit and Finance Committee currently serve on more than three public company audit committees.

Interlocks

Several of the director nominees are also directors of other public companies. Information regarding the other public company directorships of the Director Nominees can be found under each of their biographies under the heading ”Director Nominee Profile Highlights” beginning on page 19. The Governance Committee considers it to be good governance to avoid interlocking relationships. No Board nominees sit on the same board of directors of any outside public company.

Key responsibilities

Strategic planning

The Board oversees the development, execution and fulfillment of our strategic goals, which are set out in a multi-year strategic plan.

The Board sets aside one meeting each year, typically in the fall, for a strategic planning session with management. The strategic planning meeting also includes, in many cases, site visits or engaging with industry speakers. Management develops the strategic plan, which includes their proposed strategy, plans and objectives to support continuous improvement in our operating performance.

The Board reviews the strategic plan and discusses various aspects of the strategy, plans and objectives, including key issues, assumptions, risks and opportunities. The Board also considers our key priorities and the overall risk impact of the strategic plan, and reviews and approves the financial objectives including significant allocations of capital, before approving the strategic plan.

The Board oversees the implementation of the strategic plan and monitors our performance against our objectives and receives updates from management at each regular meeting of the Board.

Leadership development and succession planning

The Compensation Committee and the Board are involved in the succession planning process.

This involves reviewing the depth and diversity of succession pools for the CEO, CFO, senior operations executive and other key leadership roles, including contingency plans in case there is an unexpected turn of events. It also includes reviewing leadership and development strategies, succession plans and development programs for senior talent.

The Board provides opportunities for directors to get to know employees who have been identified as succession candidates. These employees make presentations to the Board and are invited to functions where they can interact with the directors more informally.

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The Compensation Committee reviews, reports on and, where appropriate, provides recommendations to the Board on incentive compensation plans, performance objectives for senior officers and succession planning.

Risk oversight

The Board, with the assistance of the Risk and Sustainability Committee and its other committees, has overall responsibility for risk oversight.

This includes overseeing risks specifically related to our business operations, health, safety, security and the environment, including those risks relating to the implementation of business plans and opportunities, rail plans and disaster planning. This also includes reviewing and discussing key issues, assumptions, risks, opportunities and strategies related to the development and implementation of our operations.

All five standing committees have a role in risk oversight, as set out below:

Committee	Risk oversight responsibility	Specific risk oversight

Audit and Finance	Oversees financial risks and contingent exposure that may have a material impact on the Company.	Monitors risks that may have a material effect on financial reporting and disclosure, including internal controls over financial reporting, Sarbanes-Oxley Act compliance and disclosure controls and procedures. Monitors our whistleblower regime. Receives periodic updates on matters related to cybersecurity.

Compensation	Oversees risks related to our compensation, succession and human resources strategies with the goal of preventing excessive or undue risk-taking.	Oversees risks relating to compensation, talent management and succession.

Governance	Monitors the oversight of corporate governance risk and Board composition.

Oversees compliance with corporate governance requirements, legal and regulatory requirements and best practices.

Oversees the process to determine the competencies and personal qualities required for new directors to add value to the Company.

Risk and Sustainability	Oversees strategic and integrated risk practices, the robustness of safety and environmental processes and systems and the long-term sustainability model for the conduct of our business.

Reviews our strategic policies, practices and procedures, and management’s identification of our strategic risks and implementation of appropriate strategies to manage or mitigate such risks.

Reviews the Company’s program to obtain appropriate insurance to mitigate or transfer risks.

Reviews and monitors the Company’s cyber risk exposures and management’s implementation of appropriate strategies to manage such risks.

Reviews rail technology and innovations and their role in managing risk and enhancing safety.

Integration	Oversees strategic and integrated risk practices.

Oversees and monitors compliance with STB conditions.

Monitors achievement of revenue and expense synergies of the combined company, CPKC.

Monitors the integration plan and addresses any issues arising therefrom.

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Director compensation for 2023

Our director compensation program shares the same objective as our executive compensation program: to attract and retain qualified directors and to align the interests of directors and shareholders.

Flat fee retainer

We pay directors a flat fee retainer, which reflects the director’s ongoing oversight and responsibilities throughout the year and attendance at Board and committee meetings.

Directors receive 100 percent of their annual retainer in Director Deferred Share Units (DDSUs) until they have met their share ownership requirements. After that, they must receive at least 50 percent of their retainer in DDSUs, and can receive the balance in cash. Directors must make their election before the beginning of each calendar year.

Directors must meet their share ownership requirements within five years of joining the Board.

The table below shows the flat fee retainers for 2023. In 2023, Canadian directors’ fees were converted to Canadian dollars and the number of DDSUs received was based on the trading price of our shares on the TSX. U.S. directors were paid in U.S. dollars and the number of DDSUs they received was based on the trading price of our shares on the NYSE.

Aligning director and shareholder interests

Directors receive their annual retainer in deferred share units so they have an ongoing stake in our future success, aligning their interests with those of our shareholders.

About DDSUs

DDSUs are granted to directors under the director deferred share unit plan. Only non-employee directors participate in the plan.

A DDSU is a bookkeeping entry that has the same value as one common share. DDSUs earn additional units as dividend equivalents at the same rate as dividends paid on our shares. DDSUs vest immediately.

2023 Annual Director Compensation	Annual Retainer
Compensation – All Directors	US$280,000
Additional retainer – Chair of Governance Committee, Risk and Sustainability Committee and Integration Committee	US$30,000
Additional retainer – Chair of Audit and Finance Committee and Compensation Committee	US$40,000
Additional retainer – Board Chair	US$195,000

We reimburse directors for travel and out-of-pocket expenses related to attending their Board and committee meetings and other business on behalf of the Company.

Mr. Creel does not receive any director compensation because he is compensated in his role as President and CEO.

Benchmarking

Our comparator group in 2023 remained unchanged from 2022 and consisted of five Class 1 railroad peers as well as 11 capital-intensive Canadian companies. There have been no changes to director compensation since 2022.

Independent advice

The Governance Committee makes its own decisions, which may reflect factors and considerations other than the information and recommendations provided by its external consultant.

Board assessment and evaluation process

The Governance Committee discusses goals related to corporate governance, strategic planning, Board succession, shareholder engagement and director education and provides recommendations to the Board on these matters. The Board has a comprehensive annual Board assessment and evaluation process that includes a review of individual directors (including peer reviews), review of each of the Board’s committee mandates, committee chairs, the Board Chair and the overall functioning of the Board. In 2023, the Board’s Chair facilitated the evaluation process and met with directors. Peer reviews were also part of the evaluation process. She also received feedback given by senior management who interact with the Board regularly. The Chair of the Board presented the responses and findings for the Board and management in January 2024 and addressed these findings with the Board in early 2024.

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Board succession

The Board balances the need for experienced directors who are familiar with our business and with new directors who bring fresh perspectives and well-considered questions that allow the Board to assess management and its recommendations. The Board uses a comprehensive assessment process for evaluating the performance, skills and contribution of each director annually, and does an ongoing assessment of the outside activities of each director to ensure that each director continues to meet the standards and requirements of the Board. As part of the Board diversity policy, the Board also takes into account diversity considerations such as gender, age, geographical representation from the regions in which we operate, cultural heritage (including Indigenous peoples and Tribal communities and members of visible minorities) and different abilities (including persons with disabilities).

The current Board represents a mix of railroading experience, finance, energy, financial services, transportation, regulatory experience, heavy industry, corporate leadership, environmental policy, not for profit sector and other Board experience. With the completion of the historic KCS acquisition, four former directors of KCS were appointed on April 14, 2023 to serve as directors of Canadian Pacific Railway Company, the Company’s direct wholly-owned operating subsidiary, and each of those directors were subsequently appointed to the Board at the Company’s 2023 Annual General Meeting.

Term limits and retirement

The Board does not have term limits and eliminated the mandatory retirement age for directors in November 2013. The Board has decided instead to retain the discretion to review the tenure of a committee Chair after five to seven years and review a director’s tenure at age 75. Currently, the average age of all director nominees is 65 and of the directors who served on our board during 2023, the average tenure is 5.6 years with most having served on our Board for over five years.

Board Chair

The Board Chair is appointed on an annual basis after the election of directors at the annual shareholders meeting. A recommendation to the independent members of the Board is made by the Governance Committee, taking into account factors such as the current needs of the Company, the tenure of the current Board Chair, the results of the past year’s director assessments and consultations with the independent directors. The Board Chair will recuse herself from discussions relating to her appointment and the appointment is overseen by the Chair of the Governance Committee. In 2023, the Governance Committee went through this process in identifying Isabelle Courville as the Chair and recommending her appointment, which the Board accepted. 2023 was Ms. Courville’s fifth year serving as Board Chair.

Nominating directors

The Governance Committee reviews the composition of the Board every year to ensure it is diverse, including with respect to representing designated groups and that best represents the skills and experience to provide strong stewardship. It uses a skills matrix to monitor the Board’s skills and expertise and to identify any gaps. The Board has determined that its composition for the 2024 annual general meeting will be 11 directors.

When assessing director nominees, the Board takes several criteria into consideration including:

•	the necessary competencies and skills the Board should possess
•	the competencies, skills and personal and other diverse qualities of existing directors
•	the competencies, skills and personal and other diverse qualities we seek in new directors in light of opportunities and risks we face
•	the size of the Board to facilitate effective decision-making
•	the board diversity policy, including considering women and applicants from visible minority, disability and Indigenous peoples and Tribal communities; and
•	residency across our railway network including in Canada, the United States and Mexico.

The Governance Committee identifies potential nominees based on the above criteria and proposes director candidates to be nominated for election or appointment to the Board. The Governance Committee may use an external search firm or consultant to supplement the process and also considers recommendations from shareholders. Consistent with the Board diversity policy, the Board considers candidates reflecting the Board’s diversity criteria, including gender diversity, representation of visible minorities, Indigenous peoples, and persons with disabilities.

See page 86 for the skills matrix of the current Board.

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Advance notice of director nominations

At our annual meeting of shareholders on May 14, 2015, shareholders confirmed By-Law No. 2 (Advance Notice By-Law), which sets out the framework for advance notice of nominations of directors by shareholders.

If a shareholder plans to nominate someone for election, other than under a shareholder proposal, nominations must comply with the procedures set out in the Advance Notice By-Law, which includes sending us a notice in writing by March 24, 2024 with the information required about each proposed nominee. A copy of the Advance Notice By-Law was filed on SEDAR and EDGAR on Form 6-K on March 13, 2015, and is posted on our website at investor.cpkcr.com/governance.

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SERVING AS A DIRECTOR

We expect our directors to act ethically and responsibly, and always in the best interests of the Company.

Integrity

The Company has a culture of ethical business conduct, high business standards, integrity and respect – and that starts with the Board.

Code of ethics and business ethics reporting policy(1)

Our updated code of ethics (Code) for the combined CPKC, which now applies to employees of CPKC in Canada and the United States, sets out our expectations for conduct. It covers confidentiality, protecting our assets, avoiding conflicts of interest, fair dealing with third parties, compliance with applicable laws, environmental protection, rules and regulations, as well as reporting any illegal or unethical behaviour, among other things. The Code applies to directors, officers, employees (unionized and non-unionized) and contractors who work for us. Directors, officers and non-union employees must acknowledge every year that they have read, understood and agree to comply with the Code. We have also introduced a separate Code of Ethics for CPKC employees in Mexico (Mexico Code). The Mexico Code is largely identical to the Code, with key differences being that the Mexico Code is presented in Spanish and cross references policies for Mexico.

We also have a Business ethics reporting policy (Business Ethics Policy) that outlines the processes the Company has established for our personnel and others to report concerns regarding conduct within the Company, including questionable management and/or corporate practices, the potential violation of any applicable law, or a potential violation of the Code.

Our Business Ethics Policy now applies to employees in Canada and the United States. We have a separate but largely identical Business Ethics Reporting Policy for our Mexico based employees (Mexico Business Ethics Policy), with the key differences being reference to Mexico based policies and presentation in Spanish.

Legacy CP

All legacy Canadian Pacific non-unionized employees were required to complete online scenario based training to ensure that they understood the legacy CP Code of Business Ethics. For the 2022/2023 survey year, 100 percent of non-union employees completed this training. In addition, legacy CP unionized employees in the Teamsters Canada Rail Conference (Train and Engine) were also required to complete scenario based training and 100% of those employees completed the scenario based training.

Legacy KCS and Legacy KCSM

All legacy KCS and KCSM employees completed the legacy KCS and KCSM conflict of interest survey questionnaire. The survey was launched prior to integration with legacy CP and the process was completed shortly after the combination of CPKC. 100 percent of legacy KCS and KCSM employees in management completed this survey.

We also have a supplemental code of ethics for the CEO and other senior financial officers (including the Executive Vice-President and Chief Financial Officer, the Vice-President Capital Markets, Senior Vice-President of Accounting, Planning and Procurement and the Assistant Vice-President and Controller) which sets out our long-standing principles of conduct for these senior roles.

The latest version of the Code and the business ethics reporting policy is posted on our website (investor.cpkcr.com/governance). Only the Board or Governance Committee (Audit and Finance Committee in the case of the CEO and senior financial officers) can waive an aspect of the Code. Any waivers are posted on our website. No waivers were requested or granted in 2023.

(1)

Our Code of Business Ethics and the Code of Business Ethics for Mexico employees were updated in November, 2023. Our Business Ethics Reporting Policy and Business Ethics Reporting Policy for employees in Mexico were updated in February, 2024.

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Insider trading and disclosure policies

Our disclosure and insider trading/reporting policy reflects our commitment to providing timely, factual and accurate communications to the investing public and includes guidelines on how we interact with analysts and the public to avoid selective disclosure. Our disclosure and insider trading/reporting policy is updated annually or more frequently if required and is compliant with applicable U.S. and Canadian regulatory requirements.

We also have a Disclosure Policy Committee, which is made up of our Executive Vice-President and Chief Financial Officer, Executive Vice-President, Chief Legal Officer and Corporate Secretary and Senior Vice-President and Chief Risk Officer. The Disclosure Policy Committee reports to the Board. The Disclosure Policy Committee is responsible for overseeing and monitoring disclosure matters generally and implementing additional policies as appropriate. It also reviews all of the Company’s main disclosure documents, which are also approved by one or more Board committees, as applicable, before they are submitted to the Board for its review and approval. The Disclosure Policy Committee, under the direction of the CEO and Executive Vice-President and Chief Financial Officer, also oversees our disclosure controls and procedures and provides quarterly reports to the Audit and Finance Committee. A copy of our disclosure and insider trading/reporting policy is posted on our website at investor.cpkcr.com/governance.

Related party transactions

Directors, officers and employees are required to report any related party transactions in accordance with CPKC policies. The Company considers its related party transactions obligation seriously and reviews related party transactions for all employees at the level of General Manager and above. Our accounting and legal departments work together to review any related party transactions reported by officers and employees. Our internal audit department validates the work done at the VP level and above.

In 2023, there were no transactions between the Company and a related person as described in Item 404 of Regulation S-K.

The Board reviews related party transactions when it does its annual review of director independence. Any director who has a material interest in a transaction or agreement involving the Company must disclose the interest to the CEO and the Chair of the Board immediately and does not participate in any discussions or votes on the matter.

Share ownership

We require our independent directors to hold equity in the Company so they have a stake in our future success and their interests are aligned with those of our shareholders. They must hold five times their annual retainer or US$1,400,000 in common shares or DDSUs ($1,851,640 at December 31, 2023 based on an exchange rate of $1.3226) within five years of joining the Board. The Chair of the Board is required to hold in shares five times his or her annual retainer in shares or DDSUs or US$2,375,000 ($3,141,175 at December 31, 2023 based on an exchange rate of $1.3226), within five years of his or her appointment as Board Chair. Any shares a director owns directly or indirectly outside of their director compensation also count towards their ownership requirement.

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The table below sets out each independent director’s share ownership for the last two years and the total value of their holdings at the end of 2023 calculated as described below.

Director	Year	Shares (#)	DDSUs (#)	Total shares and DDSUs (#)	Total value of shares and DDSUs(1) ($)	Current holdings (as a multiple of the ownership requirement)(2) (x)	Minimum requirement(3) ($)	Amount needed to meet the ownership requirement ($)	Meets ownership requirement
John Baird	2023	-	42,160	42,160	4,420,054	2.39	1,851,640		Yes
	2022	-	37,882	37,882	3,824,188
	Change	-	4,278	4,278	595,866
Isabelle Courville	2023	4,500	63,783	68,283	7,158,790	2.28	3,141,175		Yes
	2022	4,500	60,276	64,776	6,539,137
	Change	-	3,507	3,507	619,653
Jill Denham	2023	-	30,031	30,031	3,148,450	1.70	1,851,640		Yes
	2022	-	27,302	27,302	2,756,137
	Change	-	2,729	2,729	392,313
Antonio Garza	2023	12,828	2,585	15,413	1,611,657	0.87	1,851,640	239,983	No - to be met in 2028
	2022	-	-	-	-
	Change	12,828	2,585	15,413	1,611,657
David Garza-Santos	2023	10,411	2,585	12,996	1,358,924	0.73	1,851,640	492,716	N/A(4)
	2022	-	-	-	-
	Change	10,411	2,585	12,996	1,358,924
Edward Hamberger	2023	-	16,498	16,498	1,725,109	0.93	1,851,640	126,531	No - to be met in 2024
	2022	-	12,430	12,430	1,255,737
	Change	-	4,068	4,068	469,372
Janet Kennedy	2023	7,944	2,585	10,529	1,100,962	0.59	1,851,640	750,678	No - to be met in 2028
	2022	-	-	-	-
	Change	7,944	2,585	10,529	1,100,962
Henry Maier	2023	26,206	2,585	28,791	3,010,524	1.63	1,851,640		Yes
	2022	-	-	-	-
	Change	26,206	2,585	28,791	3,010,524
Matthew Paull	2023	18,690	45,708	64,398	6,733,761	3.64	1,851,640		Yes
	2022	15,190	41,266	56,456	5,703,450
	Change	3,500	4,442	7,942	1,030,311
Jane Peverett	2023	-	30,352	30,352	3,182,104	1.72	1,851,640		Yes
	2022	-	28,081	28,081	2,834,777
	Change	-	2,271	2,271	347,327
Andrea Robertson	2023	-	16,113	16,113	1,626,607	0.88	1,851,640	225,033	No - to be met in 2024
	2022	-	12,409	12,409	1,252,689
	Change	-	3,704	3,704	373,918
Gordon Trafton	2023	-	30,010	30,010	3,137,988	1.69	1,851,640		Yes
	2022	-	27,802	27,802	2,808,689
	Change	-	2,208	2,208	329,299

(1)	We use our closing share price to value their shareholdings:

•

for 2022, we used the closing price of our shares on December 31, 2022 on the TSX ($100.95) and the NYSE (US$74.59), which was converted to Canadian dollars using the year-end exchange rate of $1.3544.

•

for 2023, we used the closing price of our shares on December 31, 2023 on the TSX ($104.84) and the NYSE (US$79.06), which was converted to Canadian dollars using the year-end exchange rate of $1.3226.

(2)	We use our closing share price to value their DDSUs:
•

for 2022, we used the closing price of our shares on December 31, 2022 on the TSX ($100.95) and the NYSE (US$74.59), which was converted to Canadian dollars using the year-end exchange rate of $1.3544.

•

for 2023, we used the closing price of our shares on December 31, 2023 on the TSX ($104.84) and the NYSE (US$79.06), which was converted to Canadian dollars using the year-end exchange rate of $1.3226.

(3)	In 2023, the Chair of the Board and Directors must hold five times his or her annual retainer of $3,141,175 and $1,851,640 respectively (at December 31, 2023 based on an exchange rate of $1.3226).
(4)	Mr. Garza-Santos is not standing for re-election in 2024.

See page 35 for details about Mr. Creel’s ownership level which is calculated to March 12, 2024.

2024 MANAGEMENT PROXY CIRCULAR 85

Attendance

Each director is expected to attend every Board meeting, each of their committee meetings and the annual meeting of shareholders. Director nominees that served on the Company’s board for 2023 attended 99 percent of all Board and committee meetings. You can find the 2023 attendance record for each nominated director on page 18. All directors are invited to and typically attend meetings of the other committees. Committee meetings are scheduled sequentially to allow attendance from other directors.

Skills and development

Skills matrix for 2024 director nominees

The Governance Committee oversees our Board skills matrix and monitors the Board’s skills and expertise and to identify any gaps. The Board also reviewed the skills matrix to determine its director nominees for the 2024 annual meeting. Below is the skills matrix for our director nominees.

All returning members of the Audit and Finance Committee completed a financial literacy and financial expertise questionnaire and all members of the Audit and Finance Committee are financially literate. On the basis of the responses, the Audit and Finance Committee and Board determined which members of the Audit and Finance Committee have the experience to be designated as “audit committee financial experts” as defined by the SEC. Directors designated as “audit committee financial experts” have also agreed to be so designated.

(1)

Each of Mr. Paull and Ms. Peverett are one or more of the following: a chartered accountant; a certified public accountant; a former or current CFO of a public company or corporate controller of similar experience; a current or former partner of an audit company; or having similar demonstrably meaningful audit experience.

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Director development

The Board believes in the importance of orientation for new directors and continuing education for all directors to provide a strong foundation for informed decision-making. One of its priorities is making sure that all directors understand the business of the Company and the railway industry.

Orientation

We provide orientation for director candidates and those who are newly elected or appointed to the Board.

Director nominees receive background information on the role of the Board and committees, the nature of the rail industry and our business and operations. We also provide copies of the Board and committee minutes to incoming directors and to give them a broad understanding of the scope of responsibilities and commitments as a director of the Company. At the end of 2023, all directors were members of the Institute of Corporate Directors (Canada).

New directors attend a formal orientation session at one of our operations facilities for a detailed program on the fundamentals of railway operations. They also have an opportunity to interact with management, particularly in areas that relate specifically to the committees the new director serves on.

Continuing education

Our continuing education program consists of site visits and education sessions. We also provide directors with key governance documents, policies and procedures. In addition, Board education sessions keep directors up to date with the necessary information to carry out their duties.

Education sessions – Directors participate in a variety of education sessions about the Company and the railway industry. Other participants include management and external advisors who make presentations on topical issues in preparation for key business decisions during strategic planning meetings and in response to director requests. The table below lists the education sessions including those that we provided to directors in 2023.

Category	Topic	Presented/Hosted by	Attended by

Audit/Finance	Pension Plan Integration	Pension Management	All directors

	Treasury Integration	Treasury	All directors

	Purchase Price Accounting	Accounting	All directors

Sustainability/Risk	Sustainability Updates	Environment and Risk	All directors

	Climate Strategy and Targets Updates	Environment and Risk	All directors

	Hydrogen Locomotive	Engineering Mechanical & Procurement	All directors

	Cybersecurity	Information Services	All directors

	Mexico Security	Risk Management	All directors

	Shareholder Engagement	Investor Relations	All directors

	Artificial Intelligence	Information Services	All directors

	Artificial Intelligence	Large Customer Presentation	All directors

	Artificial Intelligence	Supplier Presentation	All directors

	Network Update	Strategic Planning	All directors

	Lessons learned—Train Derailments and Safety	Risk and Sustainability	All directors

Investor Relations	Investor Engagement	Investor Relations	I.Courville, M. Paull, G. Trafton

2024 MANAGEMENT PROXY CIRCULAR 87

Category	Topic	Presented/Hosted by	Attended by

Legal/Government Affairs	Mexico Economic Outlook	Dr. Jose Antonio Meade, Former Secretary of Foreign Affairs	All directors

Other	Railtrends Conference, NYC	Progressive Railroading	E. Hamberger

	NARS Conference, Chicago	North American Rail Shippers & Traffic Club of Chicago	E. Hamberger

	Establishing and maintaining a strong company and Board culture—WCM Conference, Laguna Beach	WCM Investment Management	M. Paull

	ESG—Beyond Compliance	Institute of Corporate Directors	J. Peverett

	AI for Energy	Columbia University	J. Peverett

	Heritage Train Excursion to Banff	Royal Canadian Pacific	All directors

	Canadian ESG/Carbon Fall Update and Geopolitics in the Year Ahead	Deloite LLP	J. Peverett

	Knoche Rail Yard Tour, Kansas City	Operations	All directors

	Ogden Headquarters Campus Tour including Hydrogen Locomotive	Engineering	All directors

	Ogden Headquarters Emergency Operations Center	Chief Risk Officer	E. Hamberger, J. Kennedy, H. Maier

	Employee Town Hall, Mexico City	Senior Executive Management	All directors

	Mexico City Historic Center and Anthropology Museum, Mexico City		J. Baird, I. Courville, J. Denham, A. Garza, J. Kennedy, J. Peverett, A. Robertson

	Corporate Governance and The Role of the Board of Directors	Sessions instructed by M. Paull University of Colorado Business School	M. Paull

	Debt Ceiling and Learn with your Peers: 4/11 Economic Opportunities webinars	National Association of Corporate Directors	A. Garza

	Diligent Cyber Risk and Strategy Certification	Diligent	J. Kennedy

Director engagement by management

The Board receives a report from the CEO, CFO, Chief Risk Officer, Chief Marketing Officer and Chief Legal Officer at each of its Board meetings. Management updates the Board on the Company’s operations, marketing, finance, legal and risk matters. These sessions allow the Board to interact with management on a continuing basis and to ask questions and/or seek further clarification and education on the Company’s operations, business, strategy, finance and risk. The Board also receives regular reports and presentations from the senior executives about the regulatory and business environment. Members of management are also invited to attend Board meetings from time to time to present on various issues.

Board members receive periodic updates on business matters, quarterly analyst reports, a daily media scan which covers important news, a monthly update on industry ESG developments, developments about the Company and the rail industry in general and subscriptions to key rail industry publications. We also encourage directors to attend external events that are relevant to their role on the Board and pay the cost of director attendance at these sessions.

In addition, at every scheduled in-person Board meeting, the Board members have the opportunity to meet with the CEO and other senior executives in an informal setting, learn more about the Company’s business and strategic direction and strengthen the collegial working relationship between management and the Board.

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Key governance documents

CPKC’s key governance documents are maintained on the Board’s electronic portal. The key governance documents are reviewed regularly and, if necessary, updated and include copies of the Board and committee terms of reference, our Board Chair and committee Chair mandates, an organizational chart outlining our structure and subsidiaries, a current list of directors and officers, information about directors’ and officers’ liability insurance, our corporate governance principles and guidelines, the Code, our business ethics reporting policy and code of ethics for CEO and senior financial officers. In addition, the Company’s committee terms of reference, position descriptions, corporate governance principles and guidelines, the Code and the business ethics reporting policy are found online at investor.cpkcr.com/governance.

Standard procedures

CPKC provides the Board with access to a centralized electronic Board portal that assists the Board in managing board responsibilities in a timely, efficient manner and secure environment. CPKC utilizes this system to easily manage the following:

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PART V – SUSTAINABILITY

MESSAGE FROM THE CHAIR OF THE RISK AND SUSTAINABILITY COMMITTEE

Fellow Shareholders,

In 2023, our Company operated on a new scale as a transportation service provider, a major employer and a neighbour to communities across North America. For key sustainability matters across all three of CPKC’s principal countries of operation, we benefited from the diverse business and industry experience, and insights of our directors. We remain committed to embedding robust sustainability practices as the Company continues to deliver on its business objectives.

In that vein, management’s focus on governance, workforce and systems integration in 2023 set the tone for an energized CPKC culture. This focus was a key driver of the Company’s strong performance and continued leadership on sustainability. With this in mind, I am proud to report that the Company finished the year with the lowest Federal Railroad Administration (FRA) train accident frequency among Class I railroads, building on CP’s 17 consecutive years leading the industry. Additional examples of our progress are described throughout this proxy circular and in the sustainability highlights section on page 12.

Responding to climate change, including through our carbon reduction efforts, remained top of mind for the Risk and Sustainability Committee in 2023. We engaged with management on the Company’s key carbon reduction efforts, including reviewing a comprehensive analysis of potential carbon reduction opportunities and progress on important ongoing climate initiatives. We also supported management’s announcement of our Commitment to Climate Action, which outlines the Company’s commitment to establish an emissions reduction target aligned with a 1.5°C future, as well as the Company’s participation in SBTi’s Business Ambition for 1.5°C global campaign, which includes alignment in supporting the global economy to achieve net-zero emissions by 2050. In addition, we supported the Company’s prioritization of a 2030 GHG emissions reduction target for CPKC’s combined locomotive operations, which was validated by SBTi. Following the announcement of our Commitment to Climate Action in June 2023, management has continued to lead CPKC’s carbon reduction efforts with purpose and careful consideration, as further discussed in “Climate strategy” on page 93 of this proxy circular.

We believe the feedback we received from our shareholders will support the ongoing progress and refinement of our approach to climate change. The Company continued to seek feedback from shareholders on our Climate Strategy (described on page 93 of this proxy circular) through our 2023 “say on climate” vote, which received an 83.70 percent vote. This year we are again inviting shareholders to provide feedback through our advisory “say on climate” vote as described on page 14 of this proxy circular. I encourage you to vote in favour of the resolution.

The “say on climate” vote is one of several avenues through which we engage shareholders on our approach to climate change. We also engaged with the Company’s shareholders on our approach to climate change at our 2023 Investor Day and, earlier this year, with shareholders who collectively represented approximately 30 percent of shares outstanding. The Company’s approach to climate change was a frequent topic during shareholder engagement, where we reviewed the considerable work underway to integrate our sustainability practices and the progress on our Hydrogen Locomotive Program (described on page 94 of this proxy circular). The “say on climate” vote and ongoing shareholder engagement provides critical feedback for the board and management to further engage in meaningful discussions about our Climate Strategy, including commitments related to alignment with a 1.5°C future.

The acquisition of KCS fundamentally changed our Company and our ongoing integration of KCS’s operations is a major undertaking that spans three countries. In 2023, our sustainability integration efforts were focused on establishing the internal data management and reporting systems to support purposeful and appropriate updates to our Climate Strategy. Much has been accomplished in the past year, as further discussed in Part V of this proxy circular, and we continue to advance initiatives that are essential building blocks for CPKC’s approach to climate change.

One such foundational initiative is the Company’s continued efforts to enhance our sustainability disclosures and related data processes, which is crucial to thoughtfully updating our Climate Strategy and providing high quality information to our shareholders and other stakeholders. In 2023, the Risk and Sustainability Committee reviewed management’s approach to the

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PROXY CIRCULAR PART V – SUSTAINABILITY

Company’s sustainability disclosures, including the release of our 2022 Sustainability Data Report, in which we affirmed the Company’s participation in the United Nations Global Compact.

Notwithstanding the work that still lies ahead, we are committed to the goals set forth in our Climate Strategy as updated by our Commitment to Climate Action—including our commitment to developing an emissions reduction target aligned with a 1.5°C future—while maintaining the momentum on our implementation of initiatives to reduce operational emissions, including exploring and investing in low carbon solutions as appropriate.

I am very proud of how the entire CPKC team of railroaders came together to meet our business objectives and maintain our leadership on sustainability in a year of significant change for our Company.

If you have any questions about the Company’s sustainability priorities and programs or our progress on climate actions, you can contact me through the Office of the Corporate Secretary, or by sending an email to shareholder@cpkcr.com.

Yours Sincerely,

Gordon T. Trafton

Chair, Risk and Sustainability Committee

2024 MANAGEMENT PROXY CIRCULAR 91

 INTRODUCTION TO SUSTAINABILITY

The Company is committed to reporting annually to shareholders on our approach and progress with respect to our sustainability strategy and objectives, including our approach to climate change. As described below, we released our current Climate Strategy in 2021, outlining our approach to managing climate-related impacts across the CP business as described in the “say on climate” section of Part II of this proxy circular. We remain committed to our approach to climate change, as further explained below.

Consistent with our shareholders’ approval and our management’s support of the shareholder proposal on climate change presented at the Company’s annual and special meeting of shareholders on April 21, 2021, we are asking shareholders to vote on an advisory “say on climate” resolution approving the Company’s approach to climate change as discussed in this proxy circular. You can read about the Company’s advisory resolution in the “say on climate” section of Part II of this proxy circular beginning on page 14.

As part of our integration of KCS into the Company, we are continuing to evaluate the sustainability priorities, policies, practices, programs, goals and objectives of the combined CPKC, and may make changes to our priorities, policies, practices, programs, goals and objectives as a result of that evaluation. Given our ongoing integration efforts, including our ongoing assessment of information, processes and practices related to historical KCS and their consistency with those of CP, certain of our disclosures in this Part V with respect to the sustainability priorities, policies, practices, programs, goals and objectives of the Company refer to those of CP, on a standalone basis, without factoring in any priorities, policies, practices, programs, goals and objectives that may exist (as of the date hereof or any other date) with respect to the historical KCS or the combined company.

In 2023, the size and scope of the Company’s operations changed significantly, and we continue to evaluate our sustainability framework and objectives as we integrate KCS’s operations. Following the Control Date, we initiated a comprehensive review of our sustainability governance, data management and disclosure practices. This work is important groundwork for continuing to refine CPKC’s Climate Strategy and we expect it to inform CPKC’s approach to and practices on sustainability. Our focus in connection to this work in 2023 included:

•	Announced participation in SBTi’s Business Ambition for 1.5°C global campaign, which includes alignment in supporting the global economy to achieve net-zero emissions by 2050;

•

Announcing the Company’s commitment to establish an emissions reduction target aligned with a 1.5°C future and establishing a 2030 GHG emissions reduction target for CPKC’s combined locomotive operations, which has been validated by SBTi;

•	Expansion of CPKC’s sustainability team through the integration of KCS to further build internal capacity on sustainability-related matters;

•	Initiation of a sustainability materiality assessment for the combined Company(1);

•	Reviewing our sustainability-related policies, ESG data management systems and GHG emissions calculation methodologies with the aim of harmonization;

•	Establishing a company-wide ESG data management platform to support data collection processes and controls for the combined Company’s sustainability disclosures;

•	Updating our climate scenario analysis and assessing climate risks and opportunities impacting our business; and

•

Continuing to assess our alignment with disclosure frameworks of global standard-setting bodies, including the Global Reporting Initiative, the International Sustainability Standards Board and the Task Force on Nature-related Financial Disclosures.

The Company will continue to advance our sustainability initiatives in 2024 with the objective of integrating sustainability data for KCS into our sustainability reporting and supporting the continued refinement of CPKC’s Climate Strategy.

(1)

Throughout this section of the proxy circular, the terms “materiality” and “materiality assessment” are used specifically to refer to the process we use to identify the sustainability topics most significant to our business or our stakeholders. The specific meaning of the term “materiality” in this context may differ from the meaning of the terms “material” or “materiality” when used in connection with public disclosure of material information, including filings with securities regulators.

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Sustainability governance

The Company has established a clear governance structure to effectively communicate and respond to relevant sustainability topics, while proactively assessing and implementing our commitments and initiatives. The Board of Directors, through its committees, is responsible for the monitoring and oversight of the Company’s key risks, strategies and sustainability topics.

The Risk and Sustainability Committee of the Board of Directors reviews the Company’s short- and long-term sustainability objectives and monitors emerging trends. As outlined in the Committee’s Terms of Reference, the Risk and Sustainability Committee is responsible for reviewing performance against sustainability objectives, plans to improve sustainability practices and reporting, and strategic plans and opportunities to align sustainability objectives with the Company’s Climate Strategy.

With oversight from the President and CEO, implementation of CPKC’s sustainability objectives, including as they relate to climate change, is guided by a cross-functional executive Sustainability Steering Committee.

To lead the Company’s focus on decarbonization, we have established a Carbon Reduction Task Force (CRTF), composed of the Company’s industry-leading engineers and operations experts. Reporting to the executive Sustainability Steering Committee, the CRTF evaluates, recommends and implements climate action measures to reduce GHG emissions and drive performance on our science-based target. The CRTF engages with various stakeholders, including industry peers and climate experts to conduct research and implement pilot and demonstration-level projects, which support innovation and development of solutions for the rail sector.

Climate action progress

Climate change represents the challenge of our generation and, if left unabated, will increasingly disrupt the environment and our society. We are committed to rising to this challenge by adapting and optimizing our business and operations to reduce the Company’s GHG emissions. The acquisition of KCS marks a pivotal moment for our Company, a unique opportunity to evaluate our practices and advance our commitment to sustainable, long-term growth. As a Sustainably Driven company, we strive to combine forward-thinking planning with concrete measures and practices aimed at addressing climate change. We are proud to support a lower-carbon future for North America and recognize the pivotal role that freight rail transportation could play in this transition.

Climate strategy

The Company published our Climate Strategy in 2021, outlining our approach to managing potential climate-related impacts. The Climate Strategy was informed, among other factors, by the climate scenario analysis we conducted in 2020 to evaluate the Company’s possible impacts and resiliency under different climate change scenarios.

Over the past year, consistent with our Climate Strategy, we continued to implement actions to support our carbon reduction efforts, including in connection with our integration of KCS. In June 2023, the Company released our Commitment to Climate Action, which represents an update to our Climate Strategy. As part of our Commitment to Climate Action, we announced a commitment to establish an emissions reduction target aligned with a 1.5°C future. Our Commitment to Climate Action also included a new GHG emissions reduction target for CPKC’s combined locomotive operations using SBTi’s sectoral-based approach for freight railways and a well-below 2°C global warming scenario. This consolidated target was validated by SBTi and has replaced the targets we previously announced in our Climate Strategy for CP on a standalone basis. At the same time, the Company announced that it has joined SBTi’s Business Ambition for 1.5°C global campaign, which includes alignment in supporting the global economy to achieve net-zero emissions by 2050.

2024 MANAGEMENT PROXY CIRCULAR 93

*   Well-to-wheel emissions include all GHG emissions related to fuel production, processing, distribution, and use. In the case of locomotive diesel, emissions are produced while extracting petroleum from the earth, refining it, distributing the fuel to CPKC storage tanks, and burning it in locomotives.

**  Our locomotive emissions target covers 76% of CPKC’s GHG emissions footprint and is aligned with SBTi’s only sectoral-based approach for freight railroads and a well-below 2°C global warming scenario.

Looking beyond our 2030 target

The Company’s Commitment to Climate Action highlights many actions CPKC intends to progress as we plan for the Company’s long-term climate transition objectives and practices. These actions include the work that we are currently undertaking as described in the “Introduction to sustainability” section of this proxy circular.

The Company continues to explore technology and other solutions that have the potential to deliver more significant decarbonization beyond our 2030 target. We are also working with our supply chain to support the reduction of our Scope 3 emissions. As we continue our integration of KCS into our operations, we also intend to evaluate the feasibility of expanding these efforts across the operations of the combined CPKC.

The Company is committed to thoughtfully planning, testing and evaluating existing and potential future climate actions to help prepare our business for a low carbon future. For example, we understand that successfully reducing GHG emissions across our operations requires careful planning, risk management and the adoption of emerging technologies, as well as adapting our policies, targets and practices as appropriate. We also understand that the journey to reduce GHG emissions across our business may not be marked by linear or consistent year-over-year performance improvements. In alignment with other companies in energy-intensive industries committed to decarbonization, our progress may be delineated as a pathway of trial and error, marked by incremental successes and challenges. Furthermore, as the science, data and methodology underlying our climate-related analysis and strategy evolve, we expect to continue refining our analysis of and response to potential future climate risks and opportunities, including the appropriateness of existing and future targets. For example, we believe the methodology of carbon accounting will continue to evolve and improve over time, especially as it relates to Scope 3 emissions, which may impact our approach to reducing emissions.

Reducing our carbon footprint

Our continued investments in low-carbon initiatives include building North America’s first line-haul hydrogen-powered locomotive using fuel cells and batteries to power the locomotive’s electric traction motors. In 2023, we continued to advance our hydrogen locomotive program, completing two hydrogen locomotive conversions and advancing production on a third, as well as the installation of hydrogen production and fueling facilities. Since it began in 2020, the program has advanced from the development phase through movement and freight service testing to the placement of two hydrogen locomotives into freight service in 2023.

As another example, in 2023 the Company collaborated with our industry peers and locomotive suppliers to validate the operational impacts of utilizing advance blends of renewable biofuels. As part of this initiative, the Company launched a biofuel trial in British Columbia, Canada where we are operating 10 locomotives fueled by a blend of 20 percent biodiesel and conventional diesel. Our vehicle fleet team also expanded the number of electric vehicles and battery charging infrastructure at several Canadian operating locations.

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Hydrogen Locomotive Program	The Company’s industry-leading Hydrogen Locomotive Program continued to make meaningful progress in 2023. The program has generated critical industry knowledge and experience that is informing commercialization and development activities. In 2023, we announced our intent to enter into a joint venture with CSX for the building and deployment of hydrogen locomotive conversion kits for diesel electric locomotives.

Responding to physical risks from climate change

CPKC takes a proactive and robust approach to protecting the integrity of our assets and rail network. As part of this approach, we strive to build resiliency into our rail operations by incorporating a risk-based management approach when evaluating and designing infrastructure improvements, emergency preparedness planning and monitoring and mitigating potential risks from asset failures, severe weather conditions and natural disasters. Through the Company’s capital expenditure program, we have made significant investments to maintain and upgrade our locomotive fleet and network to improve overall efficiency and ensure system reliability. In 2023, the Company invested in capital expenditures of $2,468 million (2022-$1,577 million), up 59% from the prior year mainly as a result of the KCS acquisition. Our approach further includes seasonal planning and emergency preparedness to support the Company in responding across our network in the event of extreme weather events or natural disasters. For example, in 2023 the Company deployed resources in response to wildfires in proximity to our network in the provinces of Ontario and British Columbia, Canada.

Detailed reporting on the Company’s emergency preparedness and seasonal planning, including our Integrated Community Emergency Planning Guide and Building Resiliency: 2023-2024 Winter Contingency Report are available on our website at cpkcr.com/en/our-markets/candian-grain.

Integrating climate factors across our business units

The CRTF is tasked with identifying, evaluating and prioritizing potential opportunities to reduce CPKC’s GHG emissions in alignment with the demands of our business and the 2030 science based emissions target referenced in “Climate strategy” above. Members of the CRTF are starting to implement decarbonization levers, practices and tools that are helping to reduce GHG emissions, including an evaluation of carbon pricing for capital investment projects, implementation of alternative fuel trials, development of renewable energy projects (e.g., on-site solar power), deployment of electric vehicles, network efficiency modifications and development of hydrogen propulsion for locomotives.

Engaging with our stakeholders

In recognition of the international nature of the fight against climate change, CPKC strives to align with recognized global initiatives that bring governments, industry, supply chains and other stakeholders together, such as the United Nations Global Compact and SBTi’s Business Ambition for 1.5°C. Our collaboration on climate-related issues and solutions includes regular engagement with governments, non-governmental organizations, customers, suppliers, investors and our employees. The Company aims to provide transparency to shareholders and other stakeholders through our corporate sustainability disclosures.

In December 2023, CPKC supported the development of a memorandum of understanding (MOU)(1) between the Rail Association of Canada and Transport Canada to further reduce GHG emissions across Canada’s rail transportation sector. Building on prior iterations, the renewed MOU supports the alignment of government and industry efforts to reduce emissions from the Canadian rail sector. The MOU outlines several areas for collaboration and sustainability milestones, including but not limited to:

•

Acknowledging sector commitments to reduce the intensity of GHG emissions, including Class I freight railway emission reduction commitments in accordance with their SBTi targets, and to achieve absolute emissions reductions by 2030 aligned with SBTi-modelled pathways;

•	Investigating the availability of low-carbon fuel for rail transport use; and

•	Recognizing the importance of accelerating the adoption of zero-emission locomotives, including retrofitting and upgrading locomotives to advance net-zero technology.

(1)

For more information on the MOU, please see Transport Canda’s publication: 2023-2030 Memorandum of Understanding between Transport Canada and the Railway Association of Canada for Reducing Locomotive Emissions.

2024 MANAGEMENT PROXY CIRCULAR 95

CPKC is committed to transparent and consistent communication of our sustainability strategies, programs and performance. The Company began its corporate sustainability reporting in 2001. These sustainability disclosures have evolved over the years to reflect, among other developments, the Global Reporting Initiative Standards, the Sustainability Accounting Standards Board Rail Transportation framework and, more recently, the recommendations of the Task Force on Climate-related Financial Disclosures. Both CP and KCS have been longtime reporters to the CDP.

To support our customers in implementing their own climate-related strategies, we provide tools such as our Carbon Emissions Calculator, which helps our customers estimate their GHG emissions when using our rail services.

Sustainably driven

The evolution of Sustainably Driven is an iterative process, and we look forward to continuing to expand and strengthen all aspects of our sustainability management approach in the coming years. We remain committed to promoting positive change both within CPKC (including as we continue to integrate KCS into our operations) and beyond. Additional information related to sustainability at CPKC, including sustainability reports, ESG metrics, policy statements and related materials, is available on our website at cpkcr.com/en/sustainability.

The sustainability disclosures and information on our website (or any other websites referenced in this proxy circular) are not incorporated by reference and are not a part of this proxy circular.

Cybersecurity

Risk Management

CPKC’s cybersecurity risk management program is an integrated and essential component of the Company’s overall risk management strategy. Through its Security Management Plan, CPKC maintains a comprehensive, risk-based plan that is modelled on and was developed in conjunction with the security plan prepared by the Association of American Railroads post-September 11, 2001. This plan also covers regulatory requirements such as the Transportation Security Administration (TSA) Cyber Security Directives and auditing requirements. Under this plan, the Company routinely examines and prioritizes cyber vulnerabilities and threats while also testing and revising protective measures for its assets and operations, both physical or cyber. Likewise, the Company’s cybersecurity risk management program entails real-time review and monitoring of CPKC’s cyber-risk exposures and implements strategic processes to manage those risks.

The Company’s cybersecurity program utilizes the National Institute of Standards and Technology Cybersecurity Framework as its foundation. Accordingly, CPKC’s program includes periodic risk assessments, penetration testing by a third-party, audit participation, employee and contractor training, and the implementation of technologies to assist in mitigating cybersecurity risks and harms. Incident response procedures, including escalation procedures, are designed, implemented, and periodically tested to assist the Company in detecting, responding to, and recovering from a potential cybersecurity incident, and making any timely notification or disclosure that may be required under the circumstances. The Company scopes the third-party penetration tests as real-world attacks against perimeter defenses and internal processes such as social engineering and phishing.

The Company’s cybersecurity risk management program also includes ongoing threat research and analysis conducted with the assistance of third parties, including on emerging threat attack vectors, tactics, actors and motivations. The Company also engages in ongoing network monitoring and has implemented a vulnerability management and patching program. Further, CPKC employs structured vetting and ongoing risk management processes to identify and mitigate cyber risks associated with the use of third-party service providers, including specifically in the area of technology.

Governance and Oversight

The Board of Directors oversees the work of all of its committees, including the Risk and Sustainability Committee. The Risk and Sustainability Committee is responsible for overseeing the Company’s strategic and integrated risk practices, including its approach to management and assessment of cybersecurity risks. The Chief Information Officer (CIO) provides annual and periodic updates to the Risk and Sustainability Committee and the Board of Directors on cybersecurity risks and the Company’s implementation of its strategy for mitigating such risks. In addition, the Company’s Chief Information Security Officer (CISO) also briefs the Risk and Sustainability Committee. The Audit and Finance Committee receives updates on information systems and cybersecurity audit and advisory engagements from the Chief Internal Auditor.

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PROXY CIRCULAR PART V – SUSTAINABILITY

The CISO reports directly to the CIO and is responsible for:

•	Overseeing and implementing CPKC’s cybersecurity strategy;

•	Aligning cybersecurity objectives with the overall business objectives;

•	Ensuring compliance with regulatory directives related to cybersecurity;

•	Promoting a cybersecurity culture through comprehensive awareness and training programs; and

•	Managing and coordinating incident response activities.

The Company’s cybersecurity risk management program is supervised by the Managing Director of Enterprise Security who reports directly to the CISO. The Chief Information Officer and CISO regularly update senior leadership and the executive committee on cybersecurity risks.

The CISO, CIO, and other members of the management team who are involved in implementing the Company’s cybersecurity program possess expertise in cybersecurity risk management. Our CISO and CIO each have many years of experience in designing and implementing cybersecurity frameworks and working to mitigate cyber threats. Among other qualifications, they each have certifications as a CISSP (Certified Information Systems Security Professional) and CISM (Certified Information Security Manager).

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PART VI – DELIVERY OF MEETING MATERIALS AND VOTING INFORMATION

This section provides important information about how to vote your shares.

Notice and access

In our continuing effort to reduce environmental impacts and increase sustainability, we have adopted the “notice and access” procedure permitted under applicable Canadian securities laws and pursuant to exemptions from the sending of financial statements and proxy solicitation requirements granted by the Director of Corporations Canada for distribution of the proxy circular and other related meeting materials to both registered and non-registered (beneficial) shareholders. Under the notice and access procedure, instead of sending paper copies of the proxy circular and meeting materials, shareholders of record as of March 12, 2024, will be able to access and review these materials online.

Shareholders will receive a package in the mail with a notice explaining how to access this proxy circular electronically and how to request a paper copy. A form of proxy for registered shareholders or a voting instruction form for non-registered (beneficial) shareholders will be included with the notice with instructions on how to vote your shares. The principal benefit of the notice and access procedure is that it reduces costs and the environmental impact of producing and distributing large quantities of paper documents that are ultimately discarded.

How to access the proxy circular electronically

• On our website: investor.cpkcr.com

• On the website of our registrar and transfer agent, Computershare Trust Company of Canada (Computershare): www.envisionreports.com/CPKC2024

• On SEDAR+: www.sedarplus.ca

• On SEC through EDGAR: www.sec.gov/edgar.shtml

How to request a paper copy of this proxy circular and meeting materials

You may request paper copies of this proxy circular and our 2023 annual report at no cost up to one year from the date that this proxy circular was filed on SEDAR. In order to receive a paper copy before the date of the Meeting, your request should be received at least 10 business days prior to the date of the Meeting.

Before the Meeting		Following the Meeting

Registered shareholders	Call Computershare toll-free at 1-866-962-0498 (Canada/U.S.) or 1-514-982-8716 (International) and enter your Control Number as indicated on your form of proxy	Call Broadridge at 1-877-907-7643 (Canada/U.S.) or direct/International at 1-303-562-9305 (English) and 1-303-562-9306 (French)
Non-Registered (beneficial) shareholders

Visit proxyvote.com or call 1-877-907-7643 (Canada/U.S.) and enter your Control Number located on the voting instruction form provided to you. If calling outside of Canada/U.S. or you do not have a 16-digit control number, call 1-303-562-9305 (English) or 1-303-562-9306 (French)

If you request a paper copy of this proxy circular, you will not receive a new form of proxy or voting instructions form, so you should keep the original form sent to you in order to vote at the Meeting.

Questions?

If you have any questions about notice and access, please call 1-844-916-0609 or from outside North America 1-303-562-9305 for service in English. For service in French, please call 1-844-973-0593 or from outside North America 1-303-562-9306. Shareholders may also contact Kingsdale Advisors, the Corporation’s strategic advisor by telephone at 1-866-879-7649 (toll-free in North America) or 1-647-251-9709 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com

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Who can vote?

If you held shares of CPKC as at the close of business on March 12, 2024 (record date), you are entitled to receive notice of and vote your shares at our Meeting on April 24, 2024, or at a reconvened meeting if the Meeting is postponed or adjourned. Each share carries one vote on each item to be voted on at the Meeting. As of the record date, there were 932,546,961 shares issued and outstanding.

How do I participate in the Meeting?

We are holding the Meeting in a virtual only format that will be conducted via live webcast online. Shareholders will not be able to attend the Meeting in person.

While the conduct of the Meeting is governed primarily by corporate law and CPKC’s organizational documents, securities law requirements in respect of disclosure at shareholder meetings can also have an impact on the administration of the Meeting. Reporting issuers must comply with their obligations under securities legislation and encourage best practices for shareholder participation at virtual meetings.

Participating in the Meeting online allows registered shareholders and duly appointed proxyholders, including non-registered (beneficial) shareholders who have appointed themselves or another person as a proxyholder, to participate at the Meeting and ask questions, all in real time. Questions not answered at the Meeting (due to time constraints) will be addressed via email after the Meeting. Registered shareholders and duly appointed proxyholders can vote at the appropriate time during the Meeting. All Meeting materials along with an audio recording of the Meeting will be available on CPKC’s website following the Meeting.

Guests, including non-registered beneficial shareholders who have not duly appointed themselves or another person as a proxyholder, can log in to the Meeting as set out below. Guests will be able to listen to the Meeting but cannot vote or ask questions. To access the Meeting, follow the instructions below, as applicable to you:

•	Log in online at https://web.lumiagm.com/452600803

•	Click “Join” and then enter your Control Number (see below) and Password “CPKC2024” (note the password is case sensitive); OR

•	Click “Guest” and then complete the online form.

In order to find the Control Number to access the Meeting:

•	Registered shareholders: The control number located on the form of proxy or in the email notification you received is your Control Number.

•

Proxyholders: Duly appointed proxyholders, including non-registered (beneficial) shareholders that have appointed themselves or another person as a proxyholder, will receive the Control Number from Computershare by email after the proxy voting deadline has passed.

We recommend that you log in at least one hour before the start time of the Meeting. It is important to ensure you are connected to the internet at all times if you participate in the Meeting online in order to vote when balloting commences. You are responsible for ensuring internet connectivity for the duration of the Meeting.

For additional details and instructions on accessing the Meeting online from your tablet, smartphone or computer, see the Virtual AGM User Guide accompanying the meeting materials.

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Technical Assistance

If Shareholders (or their proxyholders) encounter any difficulties accessing the Meeting during the check-in, they may attend the Meeting by clicking “Guest” and completing the online form. The virtual meeting platform is fully supported on Android, ios, Chrome, Firefox, Edge and Safari. Internet explorer is not supported. Shareholders (or their proxyholders) should ensure that they have a strong internet connection if they intend to attend and/or participate in the Meeting. Participants should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Meeting. Internet network security protocols including firewalls and VPN connections may block access to the virtual meeting platform. If you are experiencing any difficulty connecting or watching the meeting, ensure your VPN setting is disabled or use a computer on a network not restricted to security settings of your organization. Technical support can also be accessed at: support-ca@lumiglobal.com. For all other general inquiries, shareholders may also contact Computershare at 1-877-427-7245 (Canada) or 1-514-982-7555 (International/direct dial).

Submitting Questions

Questions or comments can be submitted in the Messaging tab of the webcast platform throughout the Meeting. During the Meeting, shareholders will also be able to provide direct feedback to management during the questions and answer segment of the Meeting. Questions that relate to a specific motion must indicate which motion they relate to at the start of the question (e.g., “Directors”) and must be submitted prior to voting on the motion so they can be addressed at the appropriate time during the Meeting. If questions do not indicate which motion they relate to or are received after voting on the motion, they will be addressed during the general question and answer session, after the formal business of the Meeting and the President and Chief Executive Officer’s remarks.

CPKC values shareholder feedback and expects that shareholders will have substantially the same opportunity to ask questions of the Board and management as if the Meeting were conducted in-person. Consistent with in-person shareholder meetings, the Chair of the Meeting has broad authority and discretion to conduct the meeting in an orderly manner, including the order in which questions are answered, the amount of time devoted to answering any one question and the appropriateness of a question in accordance with the rules of conduct in effect at the Meeting.

Any questions relevant to the Meeting that cannot be answered during the Meeting (due to time constraints) will be addressed via email after the Meeting. All Meeting materials along with an audio recording of the Meeting will be available on CPKC’s website following the Meeting.

How to vote?

You can vote by proxy ahead of the Meeting using all of the voting channels that have been available in the past; this has not changed.

You can vote online during the Meeting by following the instructions below. The voting process is different for registered or non-registered (beneficial) shareholders:

•

you are a registered shareholder if your name appears on your share certificate or a DRS statement registered in your name. Registered shareholders may vote at the Meeting by completing a ballot online during the Meeting.

•

you are a non-registered (beneficial) shareholder if your shares are registered in the name of your nominee (trustee, financial institution or securities broker). Non-registered (beneficial) shareholders must appoint themselves as proxyholder in order to vote at the Meeting. This is because the Company and its transfer agent do not have a record of the non-registered shareholders, and, as a result, will have no knowledge of your shareholdings or entitlement to vote unless you appoint yourself as proxyholder. See the instructions at page 102. If you are a non-registered (beneficial) shareholder and do not appoint yourself as proxyholder, you will still be able to participate as a guest.

Canadian nominees (and their agents or nominees) can only vote your shares if they have received your voting instructions. U.S. brokers and their agents or nominees, however, can vote your shares to appoint the auditor, but are prohibited from voting your shares to elect directors or participate in the advisory vote on executive pay without your voting instructions.

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Voting by proxy

Voting by proxy means you appoint someone to be your proxyholder to attend the Meeting and vote your shares for you. Your proxyholder must vote or withhold your shares according to your instructions.

You can appoint a CPKC representative to be your proxyholder, or you can appoint someone else (or an entity). This person does not need to be a shareholder and must be properly appointed to be able to participate as a proxyholder. Simply print the name of the person or entity you would like to appoint in the space provided on the proxy form. Make sure they understand that you have appointed them and that they must participate in the Meeting and vote your shares for you in order for your vote to be counted.

If you are appointing a proxyholder other than the Management nominees, you must go to http://www.computershare.com/CPKC_AGM by 9:00 a.m. MDT on April 23, 2024, and provide Computershare with the required information for your chosen proxyholder so that Computershare may provide the proxyholder with a Control Number via email. This Control Number will allow your proxyholder to log in and vote at the meeting. Without a Control Number, your proxyholder will only be able to log in to the meeting as a guest and will not be able to vote.

If you appoint a CPKC representative to act as your proxyholder and you do not provide specific voting instructions, they will vote:

FOR	Appoint the auditor The Board recommends you vote FOR the appointment of Ernst & Young LLP as the Company’s auditors.
FOR	Have a say on executive pay (advisory vote) We continue to engage with investors with respect to our compensation program. The Board recommends you vote FOR our approach to executive compensation.
FOR

Have a say on the Company’s approach to climate change (advisory vote)

We continue to engage stakeholders including our shareholders, on our climate objectives and actions. The Board recommends that you vote FOR our approach to climate change.

FOR

Elect 11 directors

You will be asked to elect 11 directors to serve on our Board this year. Each director nominee is qualified, experienced and committed to serving on the Board. The Board recommends you vote FOR each nominee.

Please register for electronic delivery of shareholder materials

Shareholders who have already signed up for electronic delivery of our annual report will continue to receive it by email. If you have not signed up for electronic delivery, please refer to the instructions below:

Registered shareholders – If your shares are registered directly in your name with our transfer agent Computershare Trust Company of Canada, please register for electronic delivery at www.investorcentre.com/cpkc using your personalized Holder Account Number which can be found on the form of proxy.

Non-registered (beneficial) shareholders – Beneficial Shareholders are asked to consider signing up for electronic deliver (“E-delivery”) of the Meeting materials. E-delivery has become a convenient way to make distribution of materials more efficient and is an environmentally responsible alternative by eliminating the use of printed paper and the carbon footprint of the associated mail delivery process. Signing up is quick and easy, go to www.proxyvote.com and sign in with your control number, vote for the resolutions at the meeting and following your vote confirmation, you will be able to select the electronic delivery box and provide an email address. Having registered for electronic delivery, going forward you will receive your Meeting materials by email and will be able to vote on your device by simply following a link in the email sent by your financial intermediary, provided your intermediary supports this service.

We are not sending notice of the Meeting or meeting materials directly to non-objecting beneficial owners (NOBOs). Instead, we have distributed meeting materials to intermediaries for onward distribution to non-registered shareholders. Intermediaries are required to forward these materials along with a voting instruction form to all NOBOs for whom they hold shares unless the NOBO has waived the right to receive them. We do not pay for intermediaries to deliver meeting materials to objecting beneficial owners (OBOs). OBOs will not receive meeting materials unless their intermediary assumes the costs of delivery.

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The table below provides details about the voting process for registered and beneficial shareholders.

	Registered shareholders	Non-registered (beneficial) shareholders

	Your package includes a proxy form	Your package includes a voting instruction form or a proxy form restricted to the number of shares you own and executed by your nominee

Vote your shares by proxy

You can vote by phone, mobile device or on the internet, 24 hours a day, seven days a week at www.investorvote.com. You will need your Control Number (found on your form of proxy).

Or complete the enclosed proxy form, sign and date it and mail it in the envelope provided.

You or your authorized attorney must sign the proxy for it to be valid. If the shares are held by a corporation, the form must be signed by an authorized officer or representative.

Note:

•  To appoint someone other than the CPKC representatives to be your proxyholder and vote your shares at the Meeting, you may do so by mail or on the internet only.

Your form explains the methods for voting. Carefully follow the instructions provided by your nominee because each nominee has its own procedures. Make sure you allow enough time for your nominee to receive the voting instructions if you’re mailing the form.

You may also be contacted by Kingsdale if we decide to use the Broadridge QuickVote™ service, which allows non-registered shareholders to give their voting instructions to Kingsdale over the phone. Kingsdale enters the information and Broadridge tabulates the results of all voting instructions and provides them to Computershare in advance of the Meeting.

If you participate in our ESPP, your shares are held in a custodial account until withdrawn according to the terms of the plan. You either received a voting information form or details about how you can access the materials electronically. Make sure you submit your voting instructions by the deadline so Computershare can vote your shares for you.

Vote your shares online during the Meeting	Your Control Number for the Meeting will be located on the proxy form or received via email. Follow the instructions above to access the Meeting and cast your ballot online during the designated time.

If you wish to vote online during the Meeting, you must appoint yourself as your proxyholder.

To appoint yourself as proxyholder, print your name in the space provided on the proxy or voting instruction form sent to you and follow the instructions provided by your intermediary before the deadline provided.

Follow the instructions above to access the Meeting and cast your ballot online during the designated time. You will receive the Control Number for the Meeting from Computershare by email after the proxy voting deadline has passed.

If another matter is properly brought before the Meeting, your proxyholder has discretionary authority to vote on the item as they see fit. As of the date of this proxy circular, management is not aware of an amendment, variation or other matter that may be brought before the Meeting.

Voting deadline

To be effective, your proxy must be received before 9:00 a.m. (Mountain Daylight Time) on Tuesday, April 23, 2024 or not less than 24 hours (excluding Saturdays, Sundays and holidays) prior to the time fixed for holding any adjournment of the Meeting. The time limit for the deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion without notice. CPKC reminds shareholders that only the most recently dated voting instructions will be counted and any prior dated instructions will be disregarded.

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Tabulating the votes

As our registrar, Computershare will count and tabulate the proxies for us. They will keep the individual shareholder votes confidential, except if there are proxies that have comments that are clearly intended for management or to meet legal requirements.

Changing your vote

You can revoke your proxy at any time, by voting again on the internet or by phone, by submitting a new completed proxy form or voting information form not less than 24 hours prior to the time fixed for holding the Meeting, or in accordance with the following instructions:

If you are a beneficial shareholder and you are submitting a new voting instruction form, make sure you allow enough time for the new form to be delivered to your nominee and for them to act on your instructions. If you have any questions, please contact your nominee directly.

Registered holders can also revoke their previous instructions by sending a notice in writing from themselves or their authorized attorney (or a duly authorized officer or attorney if the shareholder is a corporation) to the Office of the Corporate Secretary, Canadian Pacific Kansas City Limited, 7550 Ogden Dale Road S.E., Calgary, Alberta T2C 4X9 at any time before 9:00 a.m. (Mountain Daylight Time) on Tuesday, April 23, 2024 or 24 hours (excluding Saturdays, Sundays, and holidays) prior to the time fixed for the holding of any adjournment of the Meeting, or in any other manner permitted by law. If you have followed the process for participating in and voting at the Meeting online, casting your vote online during the Meeting will revoke your previous proxy.

Registrar and transfer agent

You can contact Computershare, our registrar and transfer agent, by telephone, on the internet or by mail:

Call	1-877-427-7245 (within Canada and the United States) from 8:30 a.m. to 8:00 p.m. Eastern Time, or 1-514-982-7555 (international direct dial)
Go to www.investorcentre.com/cpkc
Send your letter to Computershare, 100 University Ave., 8th Floor, Toronto, Ontario M5J 2Y1

Questions on how to vote?

Contact Kingsdale Advisors, our strategic shareholder advisor:

Call	1-866-879-7649 (call toll free in North America) 647-251-9709 (call and text enabled outside of North America)
Email	contactus@kingsdaleadvisors.com

Or you can write to them at:

Kingsdale Advisors

The Exchange Tower

130 King Street West, Suite 2950

P.O. Box 361

Toronto, Ontario M5X 1E2

Need additional information or assistance?

For additional information regarding voting by proxy before the meeting, voting online, attending the virtual meeting (including technical and logistical issues related to accessing the virtual meeting) or other general proxy matters, please contact Computershare at 1-877-427-7245 (Canada/U.S.) or 1-514-982-7555 (international/direct dial).

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PART VII – OTHER INFORMATION

Internal controls and certification

The Board and Audit and Finance Committee oversee the integrity of our internal control and management information systems and those of our subsidiaries.

The internal control and systems have been designed by the CEO, CFO and Senior Vice-President, Accounting, Planning and Procurement, and are reviewed regularly by them as well as the internal audit department and our external auditor.

Each organizational owner is required to review the operation of the key internal controls in their area of responsibility every quarter, report any changes to the Office of the Senior Vice-President Accounting, Planning and Procurement, and confirm the effectiveness of the controls.

In accordance with the requirements of Section 404 of the Sarbanes-Oxley Act, management has assessed the effectiveness of the internal controls over financial reporting in accordance with the criteria set out by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control – Integrated Framework (2013). Management has determined that we have maintained effective control over financial reporting as of December 31, 2023 and reported its findings to the Audit and Finance Committee.

The CEO and CFO certify annually and quarterly that they are responsible for establishing and maintaining disclosure controls and procedures and internal control over financial reporting for CPKC and CPRC. We have filed the certifications with the SEC as an exhibit to our 2023 annual report on Form 10-K and file them as an exhibit to our quarterly reports on Form 10-Q. We are an issuer listed in Canada and the United States, and we meet the Canadian requirements by filing these certifications annually and quarterly.

Senior management and our Disclosure Policy Committee review the financial statements and other financial disclosure prior to the review and approval by the Audit and Finance Committee and the Board and prior to filings with applicable regulators. The CEO and CFO also certify that the information filed does not contain any untrue statements of material fact, or omit to state a material fact, and that the financial statements and other financial information included in the annual and quarterly filings fairly present, in all material respects, our financial condition, results of our operations and cash flows.

Pre-approval of audit services and fees

The Audit and Finance Committee has a written policy for pre-approving audit and non-audit services by the external auditor and their fees, in accordance with the applicable laws and requirements of stock exchanges and securities regulatory authorities.

The policy sets out the following governance procedures:

•	The Audit and Finance Committee pre-approves the terms of the annual engagement of the external auditor.
•	The Audit and Finance Committee is responsible for pre-approving annual audit and non-audit services, as well as pre-approving the external auditor’s compensation for audit and non-audit services.
•

The Senior Vice-President, Accounting, Planning and Procurement submits reports at least quarterly to the Audit and Finance Committee listing the services that were performed or planned to be performed by the external auditor.

•

Any additional services to be provided by the external auditor that were not included in the list of pre-approved services or any services to be performed that will exceed the budgeted amount by more than 10 percent must each be pre-approved by the Audit and Finance Committee or the committee chair. The committee chair must report any additional pre-approvals at the next committee meeting.

•	The Audit and Finance Committee reviews the policy as necessary to make sure it continues to reflect our needs.
•	Our Chief Internal Auditor monitors compliance with the policy.

The Audit and Finance Committee or committee chair must be satisfied that any services it pre-approves will not compromise the independence of the external auditor. The committee pre-approved all services performed by the external auditor in 2023, in accordance with the policy.

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PROXY CIRCULAR PART VII – OTHER INFORMATION

Loans to directors and officers

As at the date of this proxy statement, there were no loans outstanding to any directors or executive officers or any of their associates. This includes guarantees, support agreements, letters of credit or other similar arrangements or understandings provided by the Company or any of our subsidiaries.

Directors’ and officers’ insurance

The Company has liability insurance to protect its directors, officers (and employees in certain circumstances) and subsidiaries, from losses they may incur as a result of wrongful acts actually, or allegedly committed or attempted in, the course of their acting for CPKC.

About non-GAAP measures

The Company presents Non-GAAP measures to provide an additional basis for evaluating underlying earnings and liquidity trends in the Company’s current periods financial results that can be compared with the results of operations in prior periods. Management believes these Non-GAAP measures facilitate a multi-period assessment of long-term profitability.

These Non-GAAP measures have no standardized meaning and are not defined by GAAP and therefore may not be comparable to similar measures presented by other companies. The presentation of these Non-GAAP measures is not intended to be considered in isolation from, as a substitute for, or as superior to the financial information presented in accordance with GAAP.

The Company uses Core adjusted combined operating income, Core adjusted combined operating ratio, Core adjusted combined income, and Core adjusted combined diluted earnings per share to evaluate the Company’s operating performance and for planning and forecasting future business operations and future profitability. These measures were previously presented as Adjusted operating income, Adjusted operating ratio, Core adjusted income and Core adjusted diluted earnings per share, respectively. In addition to the Core adjusted combined Non-GAAP performance measures noted above, other Non-GAAP performance and liquidity measures include Core adjusted combined return on invested capital (“ROIC”), Adjusted combined free cash, and Adjusted combined net debt to adjusted combined Earnings before interest, taxes, depreciation and amortization (“EBITDA”) ratio. These Liquidity and Performance Measures were previously presented as Adjusted ROIC, Free cash and Pro-forma adjusted net debt to Pro-forma adjusted EBITDA ratio. Core adjusted combined measures are presented to provide a comparison to prior period financial information as adjusted to exclude certain significant items and KCS purchase accounting. The most directly comparable GAAP measure to certain Non-GAAP measures already include KCS’s net income attributable to shareholders as a result of applying the equity method of accounting since the acquisition of shares of KCS on December 14, 2021. For example, CPKC’s 2022 diluted earnings per share, which included equity earnings of KCS, is used to reconcile to Core adjusted combined diluted earnings per share. Conversely, the most directly comparable GAAP measure to certain other Non-GAAP measures did not include KCS’s equity earnings. For example, the operating ratio, which is used to reconcile to Core adjusted operating ratio, did not include KCS’s operating ratio in 2022, as equity income was recognized within non-operating earnings. These measures are calculated by (1) adding KCS historical GAAP results and giving effect to transaction accounting adjustments in a consistent manner with Regulation S-X Article 11 (“Article 11”), where applicable, and (2) adjusting for KCS purchase accounting and significant items that management believes affect the comparability between periods. Adjusted combined free cash is calculated by adding KCS’s cash from operating activities, investing activities, and changes in cash and cash equivalents balances resulting from FX fluctuations as reported prior to the Control Date. KCS’s cash flows are further adjusted for KCS’s operating cash flow impacts of acquisition-related costs incurred and investing cash flow impact of the proceeds from settlement of treasury lock agreements prior to the Control Date. Dividends received from KCS by CPKC prior to the Control Date are further deducted in order to eliminate inter-company cash activities.

Management believes these Non-GAAP measures provide meaningful supplemental information about our operating results because they exclude certain significant items that are not considered indicative of future financial trends either by nature or amount or provide improved comparability to past performance. As a result, these items are excluded for management assessment of operational performance, allocation of resources, and preparation of annual budgets. These significant items may include, but are not limited to, restructuring and asset impairment charges, individually significant gains and losses from sales of assets, acquisition-related costs, the merger termination payment received, KCS’s gain on unwinding of interest rate hedges (net of CPKC’s associated purchase accounting basis differences and tax), as recognized within “Equity (earnings) loss of Kansas City Southern” in the Company’s Consolidated Statements of Income), loss on derecognition of CPKC’s previously held equity method investment in KCS, discrete tax items, changes in the outside basis tax difference between the carrying

2024 MANAGEMENT PROXY CIRCULAR 105

amount of CPKC’s equity investment in KCS and its tax basis of this investment, a deferred tax recovery related to the elimination of the deferred tax liability on the outside basis difference of the investment, settlement of Mexican taxes relating to prior years, changes in income tax rates, changes to an uncertain tax item, and certain items outside the control of management. Acquisition-related costs include legal, consulting, financing fees, integration costs consisting of third-party services and system migration, debt exchange transaction costs, community investments, fair value gain or loss on FX forward contracts and interest rate hedges, FX gain on U.S. dollar-denominated cash on hand from the issuances of long-term debt to fund the KCS acquisition, restructuring, employee retention and synergy incentive costs, and transaction and integration costs incurred by KCS. These items may not be non-recurring, and may include items that are settled in cash. Specifically, due to the magnitude of the acquisition, its significant impact to the Company’s business and complexity of integrating the acquired business and operations, the Company expects to incur acquisition-related costs beyond the year of acquisition. Management believes excluding these significant items from GAAP results provide an additional viewpoint which may give users a consistent understanding of the Company’s financial performance when performing a multi-period assessment including assessing the likelihood of future results. Accordingly, these Non-GAAP financial measures may provide additional insight to investors and other external users of the Company’s financial information.

In addition, these measures exclude KCS purchase accounting. KCS purchase accounting represents the amortization of basis differences being the incremental depreciation and amortization in relation to fair value adjustments to properties and intangible assets, incremental amortization in relation to fair value adjustments to KCS’s investments, amortization of the change in fair value of debt of KCS assumed on the Control Date, and depreciation and amortization of fair value adjustments that are attributable to non-controlling interest, as recognized within “Depreciation and amortization”, “Other expense”, “Net interest expense”, and “Net loss attributable to non-controlling interest,” respectively, in the Company’s Consolidated Statements of Income. During the periods that KCS was equity accounted for, from December 14, 2021 to April 13, 2023, KCS purchase accounting represents the amortization of basis differences, being the difference in value between the consideration paid to acquire KCS and the underlying carrying value of the net assets of KCS immediately prior to its acquisition by the Company, net of tax, as recognized within “Equity (earnings) loss of Kansas City Southern” in the Company’s Consolidated Statements of Income. All assets subject to KCS purchase accounting contribute to income generation and will continue to amortize over their estimated useful lives. Excluding KCS purchase accounting from GAAP results provides financial statement users with additional transparency by isolating for the impact of KCS purchase accounting.

Core adjusted combined income is calculated as Net income attributable to controlling shareholders reported on a GAAP basis adjusted for significant items less KCS purchase accounting. Core adjusted combined diluted earnings per share is calculated using Core adjusted combined income, divided by the weighted-average diluted number of the Company’s shares outstanding during the period as determined in accordance with GAAP. Core adjusted combined operating income and Core adjusted combined operating ratio are calculated from reported GAAP revenue and operating expenses adjusted for (1) KCS operating income prior to the Control Date and giving effect to transaction accounting adjustments in a consistent manner with Article 11, where applicable, (2) significant items (acquisition-related costs) that are reported within Operating income, and (3) KCS purchase accounting recognized in Depreciation and amortization and Purchased services and other.

Core adjusted combined ROIC is calculated as Core adjusted combined return divided by Core adjusted combined average invested capital. Core adjusted combined return is defined as Net income attributable to controlling shareholders adjusted for interest expense, tax effected at the Company’s core adjusted annualized effective tax rate, significant items, and KCS purchase accounting in the Company’s Consolidated Financial Statements, tax effected at the applicable tax rate. Core adjusted combined average invested capital is defined as the sum of total Shareholders’ equity, Long-term debt, and Long-term debt maturing within one year, as presented in the Company’s Consolidated Financial Statements, incorporating KCS’s debt at its carrying value prior to Control Date, each averaged between the beginning and ending balance over a trailing 12-month period, adjusted for the impact of the unamortized fair value adjustment made to debt upon acquisition of KCS, and the impact of significant items and KCS purchase accounting, tax effected at the applicable tax rate, on closing balances as part of this average. Core adjusted combined ROIC excludes significant items reported in the Company’s Consolidated Financial Statements, as these significant items are not considered indicative of future financial trends either by nature or amount, and excludes interest expense, net of tax, to incorporate returns on the Company’s overall capitalization. In addition, Core adjusted combined ROIC further adjusted for the impact of KCS purchase accounting, interest expense incurred by KCS during the trust period consistent with CPKC, net of taxes, and the unamortized discount from the fair value adjustment of KCS debt in the ending debt balance for the years ended December 31, 2023 and 2022 to provide better transparency of the Company’s performance. Core adjusted combined ROIC is a performance measure that measures how productively the Company uses its long-term capital investments, representing indicators of good operating and investment decisions made by management, and

106 CPKC

PROXY CIRCULAR PART VII – OTHER INFORMATION

is an important performance criterion in determining certain elements of the Company’s long-term incentive plan. Core adjusted combined ROIC is reconciled from Return on average shareholders’ equity, the most comparable measure calculated in accordance with GAAP.

Adjusted combined free cash is calculated as Cash provided by operating activities, less Cash used in investing activities, adjusted for changes in cash and cash equivalents balances resulting from FX fluctuations, the operating cash flow impacts of acquisition-related costs associated with the KCS transaction including settlement of cash flow hedges upon debt issuance and FX gain on U.S. dollar-denominated cash held to fund the KCS acquisition, cash paid for settlement of Mexican taxes relating to prior years, cash acquired from control of KCS, investment in government securities and proceeds from settlement of government securities as part of the satisfaction and discharge of KCS 2023 Notes, and add KCS’s cash from operating activities, investing activities, and changes in cash and cash equivalents balances resulting from FX fluctuations as reported prior to the Control Date. KCS’s cash flows are further adjusted for KCS’s operating cash flow impacts of acquisition-related costs incurred and investing cash flow impact of proceeds from settlement of treasury lock agreements recognized prior to the Control Date. Dividends received from KCS by CPKC prior to the Control Date are further deducted in order to eliminate inter-company cash activities. Adjusted combined free cash is a measure that management considers to be a valuable indicator of liquidity. Adjusted combined free cash is useful to investors and other external users of the Company’s Consolidated Financial Statements as it assists with the evaluation of the Company’s ability to generate cash to satisfy debt obligations and other activities such as dividends, share repurchase programs, and other strategic opportunities, and is an important performance criterion in determining certain elements of the Company’s long-term incentive plan. The cash paid for settlement of Mexican taxes relating to prior years, and cash flow impacts of acquisition-related costs associated with the KCS acquisition including cash tax paid on the KCS debt exchange are not indicative of operating trends and have been excluded from Adjusted combined free cash. Cash acquired from control of KCS, proceeds from settlement of treasury lock agreements, and investment in government securities and proceeds from settlement of government securities as part of the satisfaction and discharge of the KCS 2023 Notes are not indicative of investment trends and have also been excluded from Adjusted combined free cash. Adjusted combined free cash should be considered in addition to, rather than as a substitute for, Cash provided by operating activities.

Adjusted combined net debt to Adjusted combined earnings before interest, tax, depreciation and amortization (EBITDA) ratio is calculated as Adjusted combined net debt divided by Adjusted combined EBITDA. The Adjusted combined net debt to Adjusted combined EBITDA ratio is a key credit measure used to assess the Company’s financial capacity. The ratio provides information on the Company’s ability to service its debt and other long-term obligations from operations, excluding significant items, and is an important performance criterion in determining certain elements of the Company’s long-term incentive plan. The Adjusted combined net debt to Adjusted combined EBITDA ratio is reconciled from the Long-term debt to Net income attributable to controlling shareholders ratio, the most comparable measure calculated in accordance with GAAP. Adjusted combined net debt is defined as Long-term debt, and Long-term debt maturing within one year as reported on the Company’s Consolidated Balance Sheets adjusted for pension plans’ deficit, operating lease liabilities, and Cash and cash equivalents, and the fair value adjustment to KCS debt upon Control which is recognized under Long-term debt on the Company’s Consolidated Balance Sheet. Adjusted combined net debt is used as a measure of debt and long-term obligations as part of the calculation of Adjusted combined net debt to Adjusted combined EBITDA. Adjusted combined EBITDA is calculated as Net income attributable to controlling shareholders before Net interest expense, Income tax recovery, Depreciation and amortization, and Operating lease expense recognized on Company’s Consolidated Statement of Income, as well as KCS’s Net interest expense, Income tax expense, Depreciation and amortization, and Operating lease expense recognized in Equity earnings by the Company prior to the Control Date, excluding significant items reported in Operating income, Equity earnings of KCS, and Other expense, less Other components of net periodic benefit recovery recognized on the Company’s Consolidated Statement of Income. Adjusted combined EBITDA is used as a measure of liquidity derived from operations, excluding significant items, as part of the calculation of Adjusted combined net debt to Adjusted combined EBITDA.

Although CPKC has provided a target Non-GAAP measure (Adjusted combined net debt to Adjusted combined EBITDA ratio), management is unable to reconcile, without unreasonable efforts, the target Adjusted combined net debt to Adjusted combined EBITDA ratio to the most comparable GAAP measure (Long-term debt to Net income attributable to controlling shareholders ratio), due to unknown variables and uncertainty related to future results. These unknown variables may include unpredictable transactions of significant value. In recent years, the Company has recognized acquisition-related costs, the merger termination payment received, KCS’ gain on unwinding of interest rate hedges (net of associated purchase accounting basis differences and tax), loss on derecognition of CPKC’s previously held equity method investment in KCS, discrete tax items, changes in the outside basis tax difference between the carrying amount of the Company’s equity investment in KCS and its

2024 MANAGEMENT PROXY CIRCULAR 107

tax basis of the investment, settlement of Mexican taxes relating to prior years, changes in income tax rates, and changes to an uncertain tax item. Acquisition-related costs include legal, consulting, financing fees, integration costs including third-party services and system migration, debt exchange transaction costs, community investments, fair value gain or loss on FX forward contracts and interest rate hedges, FX gain on U.S. dollar-denominated cash on hand from the issuances of long-term debt to fund the KCS acquisition, restructuring, employee retention and synergy incentive costs, and transaction and integration costs incurred by KCS which were recognized within Equity earnings of Kansas City Southern in the Company’s Consolidated Statements of Income. KCS has also recognized FX gains and losses. These items may not be non-recurring and may include items that are settled in cash. Specifically, due to the magnitude of the acquisition, its significant impact to the Company’s business and the complexity of integrating the acquired business and operations, the Company expects to incur the acquisition-related costs beyond the year of acquisition. These or other similar, large unforeseen transactions affect Net income attributable to controlling shareholders but may be excluded from CPKC’s Adjusted combined EBITDA. Additionally, the U.S.-to-Canada dollar exchange rate and Mexican peso-to-U.S. dollar exchange rates are unpredictable and can have a significant impact on CPKC’s reported results but may be excluded from CPKC’s Adjusted combined EBITDA.

For reconciliations of Core adjusted combined diluted EPS and Core adjusted combined operating ratio to the closest comparable GAAP measures, see Non-GAAP Measures at pages 76 - 81 in our 10-K for the year ended December 31, 2023. You can find our Annual Report on Form 10-K in our 2023 annual report on our website (investor.cpkcr.com/financials), on SEDAR+ (www.sedarplus.ca) and on EDGAR (www.sec.gov).

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC and the securities commissions or similar regulatory authorities in Canada, and the exhibits filed with the report, are available on the Company’s website at investor.cpkcr.com/financials, on SEDAR+ (www.sedarplus.ca) and on EDGAR at www.sec.gov. Financial information relating to the Company is included in the Company’s Audited Consolidated Financial Statements for the fiscal year ended December 31, 2023, and the related Management’s Discussion and Analysis is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Information on or connected to our website, even if referred to in this proxy circular, is not part of this proxy circular.

108 CPKC

PART VIII – BOARD TERMS OF REFERENCE

Canadian Pacific Kansas City Limited and Canadian Pacific Railway Company

Board of Directors Terms of Reference

The Term “Corporation” herein shall refer to each of Canadian Pacific Kansas City Limited (“CPKC”) and Canadian Pacific Railway Company (“CPRC”), and the terms “Board”, “Directors” and “Board of Directors” shall refer to the Board, Directors or Board of Directors of CPKC or CPRC, as applicable.

A.	Board of Directors and Procedures

1.	Purpose

The Canada Business Corporations Act (“CBCA”) provides that the Board of Directors (“Board”) shall manage, or supervise the management of, the business and affairs of the Corporation subject to any unanimous shareholder agreement, and further that every Director and officer shall: act honestly and in good faith with a view to the best interests of the Corporation; and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

As the Board has overall plenary power, these Terms of Reference are intended not to limit the powers of the Board but to assist the Board in the exercise of its powers and the fulfillment of its duties.

2.	Composition of the Board of Directors

The members of the Boards of both CPKC and CPRC shall be identical. The election of Directors is by the shareholders; however, it is a policy of the Board that a substantial majority of the Directors shall meet all applicable standards with respect to being independent and unrelated to the Corporation, set forth in applicable securities laws, Canadian Securities Administrators’ policies and the rules of any stock exchange on which the Corporation’s securities are listed for trading (the “Independent Directors”). Determinations as to whether a particular Director satisfies the requirements for Board membership shall be affirmatively made by the full Board based on a broad consideration of all relevant facts and circumstances required or permitted to be considered under applicable laws, policies or rules.

3.	Election of Directors

The Board shall propose, upon recommendation by its Corporate Governance, Nominating and Social Responsibility Committee (the “CGNSRC”), nominees to the Board for election by shareholders at the Corporation’s annual meeting of shareholders.

4.	Appointment of Board Chair

The Board shall appoint a Chair, who shall meet the independence requirements set forth in paragraph 2 of these Terms of Reference and shall not be an officer of the Corporation or any of its affiliates.

5.	Meetings of Independent Directors

The independent Directors on the Board shall have an in camera session at each regularly scheduled meeting of the Board without management participation. The independent Directors shall designate, and the Corporation shall disclose in the Corporation’s management proxy circular the name of, the Director who will preside at such executive sessions.

6.	Attendance of Others at Board Meetings

At the invitation of the Chair of the Board, individuals who are not Directors may attend any meeting of the Board.

7.	Directors’ Duties

Each Director is expected to attend each meeting of the Board and the Board committees of which he or she is a member. Information relevant to the Board’s or a committee’s consideration of matters to be discussed at a meeting will, whenever possible, be distributed to Directors sufficiently in advance of the meeting date to permit Directors to prepare for a discussion of such matters. Sensitive subject matters may be discussed at meetings of the Board or relevant committee without written materials being distributed to Directors. Directors may consider the interests of constituencies such as employees, customers, suppliers and the public at large in determining the long and short-term interests of the Corporation and its shareholders.

2024 MANAGEMENT PROXY CIRCULAR 109

Each Director is expected to maintain or enhance his or her skills and abilities as a director, including skills and abilities related to his or her duties on Board committees.

8.	Remuneration of Directors

Except for Directors who are also officers of the Corporation, no Director shall receive from the Corporation any compensation other than the fees to which he or she is entitled as a Director of the Corporation or a member of a committee of the Board. Directors who are also officers of the Corporation shall not be entitled to receive any Directors’ fees or other compensation in respect of their duties as Directors of the Corporation.

9.	Use of Outside Legal, Accounting or Other Advisers

Individual members of the Board may engage outside, legal, accounting or other advisers, at the expense of the Corporation, to obtain advice and assistance in respect of matters relating to their duties, responsibilities and powers as Directors, provided such engagement is first approved by the CGNSRC.

B.	Mandate

10.   Management is responsible for the management of the Corporation. The Board is responsible for the stewardship of the Corporation and for monitoring the actions of, and providing overall supervision of, and guidance and direction to, management.

In fulfilling its mandate, the Board shall, among other things:

Committees and Committee Terms of Reference

(a)

establish an Audit and Finance Committee, a Management Resources and Compensation Committee (the “MRCC”), a Risk and Sustainability Committee (the “RSC”) and the CGNSRC, each comprised entirely of independent Directors, and may establish such other committees as it deems necessary or desirable, to assist it in the fulfillment of its duties and responsibilities, with such terms of reference as the Board may determine, and may delegate from time to time to such committees or other persons any of the Board’s responsibilities that lawfully may be delegated. The Board shall determine whether Directors satisfy the requirements for membership on each such committee;

(b)	consider recommendations of the CGNSRC from time to time regarding the composition and terms of reference of the committees of the Board;

Corporate Governance

(c)

consider recommendations of the CGNSRC regarding the Corporation’s approach to governance issues and the adoption of corporate governance principles and guidelines for the Corporation, as well as the disclosure thereof in the Corporation’s annual report or management proxy circular;

(d)	consider recommendations of the CGNSRC regarding the adoption or amendment of:

•

a code of business ethics applicable to Directors, officers and employees of the Corporation prescribing standards that are reasonably designed to promote integrity and honest and ethical conduct and deter wrongdoing, and

•

a code of ethics applicable to the chief executive officer and senior financial officers of the Corporation prescribing standards that are reasonably designed, in addition to deterring wrongdoing and promoting integrity and honest and ethical conduct, to promote full, fair, accurate, timely and understandable disclosure in accordance with applicable legal requirements, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations of such code, and accountability for adherence to such code, and monitor any waivers granted by the CGNSRC from the aforementioned codes;

(e)

develop and annually review a disclosure and insider trading and reporting policy for the Corporation that, inter alia: addresses how the Corporation shall interact with analysts and the public; and contains measures for the Corporation to avoid selective disclosure;

(f)	develop and periodically review policies with respect to decisions and other matters requiring Board approval;

(g)	develop and periodically review policies and procedures for receiving feedback from shareholders with respect to the affairs of the Corporation;

110 CPKC

PROXY CIRCULAR PART VIII – BOARD TERMS OF REFERENCE

Strategy, Operations and Sustainability

(h)

adopt a strategic planning process and annually approve the Corporation’s strategic plan, which takes into account, among other things, the opportunities, risks and sustainability of the Corporation’s business;

(i)	with the input from the RSC, oversee management in its execution of the Corporation’s operational activities/plans;

Audit and Finance

(j)	authorize and direct the Audit and Finance Committee to assist the Board in overseeing:

(i)	the review of the annual and interim financial statements of the Corporation;

(ii)	the integrity and quality of the Corporation’s financial reporting and systems of internal control and risk management;

(iii)	the Corporation’s compliance with applicable legal and regulatory requirements;

(iv)	the qualifications, independence, engagement, compensation and performance of the Corporation’s external auditors, including pre-approval of all audit and non-audit services and fees;

(v)	the performance of the Corporation’s internal audit function;

(vi)	the Corporation’s financial plans and programs relating to treasury operations, credit facilities and credit ratings, and financial risks and contingent exposures; and

(vii)	the pension plans sponsored by the Corporation and/or some of its subsidiaries from time to time;

(k)	monitor the integrity of the Corporation’s internal control over financial reporting, disclosure controls and procedures and management information systems;

Finance Matters

(l)	provide oversight of the Corporation’s capital structure and capital allocation;

(m)	provide oversight of the Corporation’s dividend policy and actions related thereto;

(n)	annually review and approve the Corporation’s budget, including planned capital and operating expenditures, financing plans and strategies;

(o)	review and monitor throughout the year the Corporation’s actual expenditures in relation to the approved budget;

(p)	consider and approve, in accordance with the CBCA, any repurchase of shares of CPKC; and

(q)	with the input from the RSC, oversee strategic options and opportunities for the Corporation, including acquisitions and divestitures.

Environmental and Safety Matters

(r)

consider reports and recommendations of management and the RSC with respect to the Corporation’s environmental and safety policies and procedures and any issues relating to environmental and safety matters and management’s response thereto;

Succession Planning

(s)	develop, upon recommendation of the MRCC, and monitor a succession plan for senior officers of the Corporation, including appointing, training and monitoring overall performance of senior management;

Oversight and Compensation of Management

(t)	consider recommendations of the MRCC with respect to:

(i)

the appointment of officers of the Corporation and the compensation of Senior Vice Presidents and above, other than the Chief Executive Officer (whose compensation must be approved by the independent Directors);

(ii)	the compensation philosophy and programs of the Corporation generally;

(iii)	the adoption of any incentive compensation and equity-based plans, including stock option, stock purchase or other similar plans, in which officers are or may be eligible to participate;

2024 MANAGEMENT PROXY CIRCULAR 111

(iv)

the adoption of and amendments to, if any, a clawback policy that is compliant with the U.S. Securities and Exchange Commission’s Dodd-Frank Clawback Rule and related listing standards adopted by the New York Stock Exchange;

(v)	the adoption of and amendments to, if any, any other clawback policy of the Corporation;

(vi)	the establishment of performance objectives and the conduct of performance evaluations for the senior officers referenced in clause (i) of this paragraph (t); and

(vii)	the amendment of the Corporation’s retirement plans;

(u)

to the extent feasible, satisfy itself as to the integrity of the Chief Executive Officer and other executive officers and that the Chief Executive Officer and other executive officers create a culture of integrity throughout the organization;

(v)	communicate to management and periodically review the Board’s expectations regarding management’s performance and conduct of the affairs of the Corporation;

Risks

(w)

with the assistance of the RSC and other Board committees, review the principal risks of the Corporation’s business and ensure the implementation of appropriate risk assessment and risk management policies and processes to manage these risks, and review and, with the assistance and upon recommendation of the RSC, provide guidance to management on any outcomes, findings and issues arising in connection with the risk assessment and risk management policies and processes;

Directors Qualifications, Compensation, Education and Orientation

(x)	consider the advice and input of the CGNSRC regarding:

(i)	the competencies and skills that the Board, as a whole, should possess;

(ii)	the competencies, skills and personal and other qualities that the existing Directors possess;

(iii)

a process to determine, in light of the opportunities and risks facing the Corporation, what competencies, skills and personal qualities are required for new Directors in order to add value to the Corporation; and

(iv)	a policy respecting the size and composition of the Board, with a view to facilitating effective decision-making;

and propose nominees for election as Directors;

(y)	consider recommendations of the CGNSRC with respect to the level and forms of compensation for Directors, which compensation shall reflect the responsibilities and risks involved in being a Director;

(z)

develop a program for the orientation and education of new Directors, and to ensure that prospective candidates for Board membership understand the role of the Board and its committees and the contributions that individual Directors are expected to make, and develop a program of continuing education for all Directors, so that they may maintain or enhance their skills and abilities as directors and ensure that their knowledge and understanding of the Corporation’s business remains current;

Position Descriptions

(aa)

develop clear position descriptions for the Chair of the Board and the Chairs of each of the Board committees and, together with the Chief Executive Officer, develop a clear position description for the Chief Executive Officer which delineates management’s responsibilities; and

Assessment of Board and Committee Effectiveness

(bb)

consider recommendations of the CGNSRC for the development and monitoring of processes for assessing the effectiveness of the Board, the committees of the Board and the contribution of individual Directors, which assessments shall be made annually.

October 25, 2023

112 CPKC

QUESTIONS?
NEED HELP
VOTING?

CONTACT US

North American

Toll Free Number

1.866.879.7649

E-mail: contactus@kingsdaleadvisors.com

Fax: 416.867.2271

Toll Free Facsimile: 1.866.545.5580
Outside North America, Banks and Brokers
Call Collect or Text: 647.251.9709

CPKC

cpkcr.com

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APPENDIX A

2024 MANAGEMENT PROXY CIRCULAR

The Company received a shareholder proposal for consideration at the Meeting (Proposal) shortly after the proxy circular was finalized. The Proposal was submitted on March 13, 2024 by VCIM Canadian Equity Fund (VanCity), which advised that it holds 32,124 common shares.

For the reasons set out below, the Board of Directors recommends that shareholders vote AGAINST the Proposal.

Shareholder Proposal No. 1

Resolved: Shareholders ask the Board of Directors to negotiate paid sick leave policies with all unions representing CPKC’s U.S. workforce. These policies should ensure that all CPKC employees are able to utilize paid sick leave benefits without being subject to discipline under CPKC’s employee attendance guidelines.

Supporting Statement: One out of five people working in the United States have no access to earned sick time, or “paid sick leave”, for short-term illness, health needs and preventive care.1 They often face difficult choices when sick: stay at home and risk their economic security or go to work and risk their coworkers’ and the public’s health. CPKC is the only Class I railroad not to have reached agreements on paid sick leave with unions representing its U.S. workforce since the last round of national bargaining concluded.

As the COVID-19 pandemic has shown, paid sick leave is a crucial component of public health by allowing sick workers who are contagious to isolate themselves from their coworkers and the public. One study found a 56% reduction in COVID-19 cases as the result of temporary federally mandated COVID-19 paid sick leave in states that did not previously have paid sick leave.2 State and local paid sick leave laws have also been shown to reduce influenza-like illness infections without causing negative effects on employment or wages.3

Additionally, Rail workers conduct physically demanding tasks in safety-sensitive environments. Allowing workers time off to recover from illness, without penalty, may reduce the risks of accidents.

Under the Railroad Unemployment Insurance Act, railroad employees are only entitled to sickness benefits after seven days of illness.4 Railroad employees and their unions have expressed concern that these benefits are inadequate, and that employees risk discipline if they take unscheduled time off due to sickness.5 Workers’ concerns about the need for paid sick leave have been exacerbated by the railroad industry’s adoption of “precision scheduled railroading” that has reduced railroad carrier staffing levels by 30 percent since 2015.6 In 2022, members of various railway unions rejected tentative agreements that did not contain employer provided paid sick leave benefits.7 According to the Association of American Railroads, a nationwide rail shutdown due to a labor dispute could cost the U.S. economy more than $2 billion a day.8

As a result of legislation passed in Canada, all of Canada’s federally regulated employees, including CPKC’s Canadian employees, get up to 10 days of paid sick leave a year. The implementation of this requirement in Canada has created a disparity where CPKC’s Canadian workforce has immediate paid sick leave, but its U.S. based workforce is only entitled to sickness benefits after seven days of illness. That disparity does not make sense from a financial or operational perspective.

We believe that offering comprehensive and permanent paid sick leave to all unions representing CPKC’s U.S. workforce would help make the future operating environment more equitable and mitigate reputational, financial, and regulatory risk to CPKC.

[1]	https://www.bls.gov/ncs/ebs/benefits/2021/employee-benefits-in-the-united-states-march-2021.pdf
[2]	https://www.healthaffairs.org/doi/10.1377/hlthaff.2020.00863
[3]	https://voxeu.org/article/pros-and-cons-sick-pay
[4]	https://rrb.gov/Benefits/UB9
[5]	https://www.nytimes.com/2022/10/28/business/railroad-workers-strike-threat.html
[6]	https://www.nytimes.com/2022/09/15/business/economy/railroad-workers-strike.html
[7]	https://www.npr.org/2022/11/17/1136459343/railroads-rail-workers-strike-negotiations-labor-union
[8]	https://www.aar.org/wp-content/uploads/2022/09/AAR-Rail-Shutdown-Report-September-2022.pdf

CPKC Response

Statement of the Board of Directors Recommending a Vote AGAINST the Proposal

The Board considered the Proposal and, for the reasons described below, believes that the Proposal is not in the best interests of CPKC and its shareholders.

The Proposal is overly prescriptive, factually and legally flawed and ultimately unnecessary. By mandating a one-size-fits all approach, the Proposal fails to appreciate the nuances of CPKC’s current situation and important factual and legal realities of collective bargaining. Additionally, the Proposal does not recognize the actions the Company has taken to date and that the Company is negotiating paid sick leave agreements with its unionized employees in the United States through legally mandated collective bargaining processes.

Management discussed this topic with VanCity in November 2023. The Company shared its concerns with VanCity at that time. The Company was therefore surprised that VanCity submitted this Proposal without further engagement. Since receiving the Proposal on March 13, 2024 – a few days before the legal deadline for shareholder proposals – the Company reached out to VanCity to discuss the Proposal. VanCity advised that it is not available to discuss the Proposal with the Company until the week of March 25 - which is after the date when this proxy circular must be legally mailed to shareholders. This suggests that the Proposal is not based on a desire for meaningful engagement or careful consideration of the best interests of the Company, but instead represents an attempt by VanCity to engage in virtue-signaling and generate publicity, consistent with its past conduct directed to multiple issuers.

Contrary to the implication of the Proposal, the Company and the Board cannot unilaterally implement a paid sick leave policy for the Company’s unionized workforce in the U.S. The Railway Labor Act, a U.S. federal law applicable to railroad carriers, including CPKC, provides for mandatory and exclusive procedures for changing collectively bargained terms and conditions of employment, which would include paid sick leave. The Company must engage in collective bargaining to provide paid sick leave on mutually agreed upon terms.

CPKC’s situation is unique among Class 1 railroads. Except for a limited exception regarding health benefits, CPKC does not negotiate with the unions jointly with the other Class 1 railroads. Consequently, implementation of sick leave requires case by case negotiations with individual unions. Not all collective agreements are or will be the same, especially at a large, diverse company such as CPKC. The negotiation of a collective agreement is a complex process. Elements such as pay and benefits (including sick leave) are the result of extensive negotiations, which inevitably involves give and take by the Company and the applicable unions across multiple issues. Paid sick leave cannot be considered in isolation. It is not appropriate for a shareholder who is not at the bargaining table and has limited information about the Company’s operational needs and the preferences of the Company’s unionized employees to dictate which terms belong in the Company’s collective agreements.

The Company has 65 collective bargaining agreements in the U.S. Each one is different and nuanced. A substantial portion of the Company’s unionized employees in the U.S. work under hourly collective agreements. The Company is currently negotiating hourly agreements with other U.S. unionized employees. Hourly agreements provide many benefits for the Company’s unionized employees, including higher average earnings, additional days off, personal leave days and more predictable scheduling. Prior to receiving this Proposal, the Company communicated its willingness to negotiate paid sick leave as part of the bargaining process and negotiations are already underway with numerous bargaining units. This Proposal is unnecessary and premature because the Company is already taking steps to address this matter through the collective bargaining process.

Any paid sick leave agreements reached will require a proper governing framework that is thoughtfully executed to protect and balance the legitimate interests of CPKC, its customers, unionized employees and shareholders. Without a proper framework, paid sick leave may create unintended consequences, potential for misuse and disruption to the Company’s operations and customers. Implementing paid sick leave through the bargaining process is the best means of arriving at a framework of terms that work for all parties and protect the interests of all stakeholders, including our customers and our shareholders.

The Proposal is flawed, unwise and unnecessary. For all of the above reasons, the Board unanimously recommends a vote AGAINST the Proposal.

Computershare Trust Company of Canada Transfer Agent for Canadian Pacific Kansas City Limited 8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.investorcentre.com/cpkc Security Class Holder Account Number Form of Proxy—Annual Meeting of Shareholders to be held on April 24, 2024 (the “Meeting”) This Form of Proxy (the ‘‘Proxy’’) is solicited by and on behalf of Management of Canadian Pacific Kansas City Limited (formerly Canadian Pacific Railway Limited). Notes to proxy 1. This proxy is solicited by Management of Canadian Pacific Kansas City Limited (“CPKC” or the “Corporation”). Shareholders are directed to CPKC’s Management Proxy Circular dated March 12, 2024 as may be amended (the “Proxy Circular”) and the Notice of Annual Meeting of Shareholders dated March 12, 2024 (the “Notice”) for more detailed information. 2. than You have the persons the right whose to appoint names a proxyholder, are printed herein, who need please not insert be a shareholder, the name of your to participate chosen proxyholder and act on your in the behalf space at provided the Meeting (see. If reverse) you wish . In to addition, appoint you a person must go or company to other http://www Computershare .computershare may provide .com/CPKC the proxyholder _AGM by with 9:00 a Control a.m. MDT Number on April via 23, email 2024, . This and Control provide Number Computershare will allow with your the proxyholder required information to log in and for vote your at chosen the Meeting proxyholder . Without so a that Control Number, your proxyholder will only be able to log in to the Meeting as a guest and will not be able to vote. 3. This Proxy must be signed by you, the registered holder, or by your attorney duly authorized by you in writing or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support of such empowerment as shall be acceptable to the Chair of the Meeting, must accompany this Proxy. If the Common Shares are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this Proxy. 4. This Proxy should be signed in the exact manner as the name appears on the Proxy. 5. If this Proxy is not dated, it will be deemed to bear the date on which it is received by or on behalf of the Corporation. 6. The Common Shares represented by this Proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and, if proxyholder the shareholder to has vote specified as such aproxyholder choice with respect sees fit to in any respect matter of to each be acted matter upon, set the forth Common herein ifShares no choice will be is voted specified accordingly and in. respect This Proxy of any confers amendments discretionary or variations authority to on matters the identified in the Notice and in respect of other matters that may properly come before the Meeting. If you do not specify a choice with respect to any matter, the proxyholder designated in this Proxy will vote FOR each of items 1, 2 and 3, FOR the election of each of the Director Nominees in item 4 and AGAINST Shareholder Proposal No. 1. Fold Proxies submitted must be received not less than 24 hours (excluding Saturdays, Sundays and holidays) prior to the time fixed for the Meeting (or any adjournment thereof) in order to be used at the Meeting. VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! . . Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free • Go to the following web site: www.investorvote.com • Smartphone? Scan the QR code to vote now. You can enroll to receive future securityholder communications electronically by visiting www.investorcentre.com. • You can attend the Meeting virtually by visiting the URL provided on the back of this proxy. • For further information on the virtual Meeting see the Proxy Circular. Instead of mailing this Proxy, you may choose one of the two other voting methods outlined above to vote this proxy. If you choose to vote by telephone or the Internet, DO NOT mail back this proxy. Voting Voting by by mail mail may or by be Internet the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. are the only methods by which a holder may appoint a person as proxyholder other than the management nominees named on the reverse of this proxy. To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. CONTROL NUMBER 01Z5GC

1. Appointment of the Auditor as named in the Proxy Circular. Against Fold 2. Advisory vote to approve the Corporation’s approach to executive compensation as described in the Proxy Circular. Against 3. Advisory vote to approve the Corporation’s approach to climate change as described in the Proxy Circular. 4. Election of Directors: You may vote “For” up to eleven (11) nominees for election as director in total. DIRECTOR NOMINEES Against Against Against 01. Hon. John Baird 02. Isabelle Courville 03. Keith E. Creel 05. Hon. Edward R. 04. Amb. Antonio Garza (Ret.) 06. Janet H. Kennedy Hamberger 07. Henry J. Maier 08. Matthew H. Paull 09. Jane L. Peverett 10. Andrea Robertson 11. Gordon T. Trafton Shareholder Proposal Vote on the shareholder proposal, as set out in Appendix A of the Management Information Circular Fold The Board of Directors recommends voting “AGAINST” shareholder proposal No. 1 For Abstain 5. Shareholder Proposal No. 1 This a.m. (Mountain Proxy is solicited Daylight by time) and and on behalf any adjournment of Management or postponement of CPKC and thereof will be .used at the Annual Meeting of Shareholders to be held via live webcast online at https://web.lumiagm.com/452600803 on Wednesday, April 24, 2024 at 9:00 Appointment of Proxy I/We, being holder(s) of Common Shares of Canadian Pacific Kansas City Limited hereby appoint: Keith E. Creel, or failing him, Jeffrey J. Ellis, or failing him, Nadeem Velani Print or company the name other of the than person the Management or company appointees you are appointing listed herein if it .is a person OR Note: If you are appointing a proxyholder other than the Management nominees, YOU MUST go to http://www.computershare.com/CPKC_AGM by 9:00 a.m. MDT on April 23, 2024 and provide Computershare with the required information for your appointee so that Computershare may provide the appointee with a Control Number via email. Without a Control Number, your proxyholder will only be able to log in to the Meeting as a guest and will not be able to vote. as the proxyholder of the undersigned, to attend and act on behalf of the undersigned at the Meeting, with the power of substitution and with all the powers that the undersigned could exercise with respect to the said Common Shares if personally present and with with respect authority to other to vote matters at the that said may proxyholder’s properly come discretion before the except Meeting as otherwise . In the absence specified of any herein instructions and to vote in respect and act of in any said matter, proxyholder’s the proxyholder discretion designated with respect in this to amendments Proxy is hereby or variations instructed to to matters vote FOR referred each to of in items the Notice 1, 2 and and 3, FOR the election of each of the Director Nominees in item 4 and AGAINST Shareholder Proposal No. 1. Reference should be made to the Notice and the Proxy Circular. VOTING RECOMMENDATIONS ARE INDICATED BY OVER THE BOXES. Withhold The undersigned confirms that it is the express wish of the undersigned that the documents relating hereto, including the Proxy Circular and this form of proxy, have been and shall be drawn up in English only. Le (la) soussigné(e) confirme sa volonté expresse que les documents se rapportant aux présentes, y compris la circulaire ainsi que le présent formulaire de procuration, soient rédigés en anglais seulement. Signature(s) Date completed Authorized for Signature(s) your instructions —This section to be executed must be. I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby MM / DD / YY are revoke indicated any proxy above, previously this Proxy given will with be respect voted to as the recommended Meeting. If no by voting Management instructions . Interim Financial Statements Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail. Annual Report Mark this box if you would NOT like to receive the Annual Report and accompanying Management’s Discussion and Analysis by mail. By marking the box, you agree that this instruction shall continue in force from year to year (unless revoked). You may revoke or change this instruction at any time by notifying our transfer agent at 1-877- 427-7245 or by mail at 100 University Avenue, 8th Floor, Toronto. Ontario M5J 2Y1. Management Proxy Circular Mark this box if you would like to receive the Management Proxy Circular by mail for next securityholders meeting. If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist. CPDQ 364017 AR2 01Z5HE